PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 20, 1999)

                           $248,835,262 (APPROXIMATE)
                       CITICORP MORTGAGE SECURITIES, INC.
                             (PACKAGER AND SERVICER)
                 REMIC PASS-THROUGH CERTIFICATES, SERIES 1999-2,
           $240,303,262 (APPROXIMATE) SENIOR CLASS A CITICERTIFICATES
      $5,270,000 (APPROXIMATE) SENIOR SUBORDINATED CLASS M CITICERTIFICATES
        $2,133,000 (APPROXIMATE) SUBORDINATED CLASS B-1 CITICERTIFICATES
        $1,129,000 (APPROXIMATE) SUBORDINATED CLASS B-2 CITICERTIFICATES

THE TRUST WILL ISSUE--

Three Classes of CitiCertificates: Class A, Class M and Class B. The Class M CitiCertificates will be subordinated to the Class A CitiCertificates, and the Class B CitiCertificates will be subordinated to the Class A and Class M CitiCertificates.

These three Classes of CitiCertificates will be comprised of:

o The nine subclasses and classes of Offered CitiCertificates listed on the next page.

o Four additional subclasses of CitiCertificates, which are not being offered by this Prospectus Supplement.

Interest on the Offered CitiCertificates will accrue at the rates set forth on the next page. Payments of interest and principal will be made by the Trust monthly on the 25th day of each month, commencing on May 25, 1999. One subclass does not accrue interest.

THE ASSETS OF THE TRUST WILL INCLUDE--

o A pool of 703 fixed rate residential mortgage loans with a total balance of approximately $250,969,852 on April 1, 1999. All of the mortgage loans have a final maturity of at least 20 but no more than 30 years, but may be prepaid, in whole or in part, without penalty by the borrowers under such loans. The CitiCertificates will represent undivided beneficial ownership interests in the property of the Trust.

YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION OF RISK FACTORS BEGINNING ON PAGE S-12.

                                   ----------

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED CITICERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

                                   ----------

The CitiCertificates represent interests in the Trust only and are not obligations of or backed by any other person. Neither the CitiCertificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CITICERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

The Underwriter for the Offered CitiCertificates is PaineWebber Incorporated.

The purchase price for the Offered CitiCertificates will be set by the Underwriter or negotiated between the purchaser and the Underwriter at the time of sale, which will occur from time to time. The total proceeds to the Issuer will be approximately $245,842,289 together with accrued interest from April 1, 1999 to but not including the Closing Date.

All but two subclasses of the Class A CitiCertificates will be issued in book-entry form, and if you are a holder of book-entry CitiCertificates, you will not receive a definitive physical certificate. All other CitiCertificates will be issued in definitive physical form.

The Closing Date is expected to be on or about April 29, 1999.

                            PAINEWEBBER INCORPORATED
                                 APRIL 20, 1999

The multiple classes and subclasses of CitiCertificates have varying terms, conditions and priorities. Most of the Offered CitiCertificates are entitled to monthly payments of principal and interest, but some Offered CitiCertificates are entitled only to principal payments. Some Offered CitiCertificates receive principal payments beginning later than, or in different amounts than, other Offered CitiCertificates.

Certain losses realized on the mortgage loans in the Trust will be allocated first to the Subordinated Class B CitiCertificates before any such losses are allocated to the Senior Subordinated Class M CitiCertificates or to the Senior Class A CitiCertificates.

The initial amounts and interest rates for those CitiCertificates that are offered hereby are set forth in the table below. COMPLETE INFORMATION DESCRIBING THE CLASSES AND SUBCLASSES OF OFFERED CITICERTIFICATES AND THEIR RESPECTIVE TERMS, CONDITIONS AND PRIORITIES ARE SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

=================================================================================================================
                                  INITIAL                                               INITIAL
                                 PRINCIPAL       CERTIFICATE                           PRINCIPAL     CERTIFICATE
                                 AMOUNT (1)         RATE                               AMOUNT (1)        RATE
-----------------------------------------------------------------------------------------------------------------
Class A-1 ....................  $202,514,000        6.50%        Class A-6 .........  $    399,262        (2)
Class A-2 ....................  $  1,698,000        7.00%        Class M ...........  $  5,270,000       6.50%
Class A-3 ....................  $  2,400,000        7.00%        Class B-1 .........  $  2,133,000       6.50%
Class A-4 ....................  $  8,196,000        6.25%        Class B-2 .........  $  1,129,000       6.50%
Class A-5 ....................  $ 25,096,000        6.50%
=================================================================================================================

(1) Approximate.

(2) The Class A-6 CitiCertificates are principal-only certificates and will not bear interest.

                                   ----------

The last monthly payment date on which distributions will be made on the CitiCertificates is April 25, 2029, which coincides with the last date on which payments on the mortgage loans will be received if no prepayments and no losses, delinquencies or defaults are experienced on the mortgage loans. Based on the historical performance of mortgage loans generally, this assumption is unlikely to prove accurate.

Information on the terms of the CitiCertificates which are not offered by this Prospectus Supplement is included in this Prospectus Supplement because that information may be relevant to your understanding of this offering.

The issuance and sale of the Offered CitiCertificates will not occur unless the Subordinated Class B-3, Class B-4 and Class B-5 CitiCertificates (which are not offered by this Prospectus Supplement) are concurrently issued and sold. PaineWebber Incorporated has committed itself to purchasing these unoffered Class B CitiCertificates on the Closing Date, subject only to the satisfaction of customary closing conditions.

                                                            TABLE OF CONTENTS
                                                            -----------------

                       PROSPECTUS SUPPLEMENT                                                    PROSPECTUS

                                                       Page                                                                    Page
                                                       ----                                                                    ----
  Summary of Terms ................................... S- 4              Reports to Certificateholders ........................  2
  Risk Factors ....................................... S-12              Additional Information ...............................  2
   Limited Assets .................................... S-12              Available Information ................................  2
   Uncertainty of Yields ............................. S-12              Available Detailed Information .......................  2
   Limited Amounts of Credit Enhancement ............. S-12              Incorporation of Certain Documents By Reference ......  3
   Geographic Concentration .......................... S-13              Description of Certificates ..........................  4
   Subordination in Right of Payment ................. S-13               General .............................................  4
   Allocation of Loan Losses ......................... S-13               Distributions to Certificateholders .................  5
   Limited Liquidity ................................. S-15               Credit Support ......................................  8
   Restrictions on Transfer .......................... S-15               Last Scheduled Distribution Date .................... 12
   Legal Investment .................................. S-15               Residual Certificates ............................... 12
   Year 2000 Readiness ............................... S-15               The Servicer ........................................ 13
  Description of the Mortgage Pool and                                   The Pools ............................................ 13
   Mortgaged Properties .............................. S-16               General ............................................. 13
  Description of the Offered CitiCertificates ........ S-17               Mortgage Loans ...................................... 14
   Source of Funds for Payments ...................... S-18               Mortgage Certificates ............................... 15
   Outstanding Principal Amounts ..................... S-18               Certificate Account ................................. 18
    General .......................................... S-18               Minimum Prepayment Agreement ........................ 19
    Class A Subclasses ............................... S-19               Minimum Reinvestment Agreement ...................... 19
    Class M CitiCertificates ......................... S-19               Collection of Payments .............................. 19
    Class B Subclasses ............................... S-19               Substitution of Mortgage Loans ...................... 20
   Interest Payments ................................. S-20              Citicorp Mortgage Securities, Inc. ................... 21
    General .......................................... S-20              The Originators ...................................... 21
    Class A Subclasses ............................... S-20              Loan Underwriting Policies ........................... 22
    Class M CitiCertificates ......................... S-20              Delinquency, Foreclosure and Loss Considerations
    Class B Subclasses ............................... S-20                and Experience ..................................... 26
    Allocation of Interest Shortfalls and Losses ..... S-21               Loss and Delinquency Considerations ................. 26
    Effect of Payment Priorities on Interest                              Delinquency and Foreclosure Experience of the
     Payments ........................................ S-21                Affiliated Originators' Serviced Portfolio ......... 26
   Principal Payments ................................ S-22               Delinquency, Foreclosure and Loss Experience of
    General .......................................... S-22                Affiliated  Originators' Securitized Portfolio ..... 27
    Class A CitiCertificates Generally ............... S-23               Delinquency and Foreclosure Experience of Third
    Class A-6 CitiCertificates ....................... S-23                Party Originators' Portfolio ....................... 28
    All Other Class A Subclasses ..................... S-24              Citicorp ............................................. 29
    Allocation of Principal Payments ................. S-25              Use of Proceeds ...................................... 29
    Class M CitiCertificates ......................... S-26              The Pooling Agreements ............................... 29
    Class B Subclasses ............................... S-27               Reports to Certificateholders ....................... 29
    Allocation of Principal Losses ................... S-27               Evidence as to Compliance ........................... 30
    Recoveries ....................................... S-31               Certain Matters Regarding the Issuer and Citicorp ... 30
    Preservation of Subordination .................... S-31               Events of Default ................................... 31
   Subordination ..................................... S-32               Rights Upon Event of Default ........................ 31
   Weighted Average Lives ............................ S-33               Amendment ........................................... 32
   Prepayment and Yield Considerations ............... S-38               List of Certificateholders .......................... 32
   Sensitivity of the Class A-6 CitiCertificates ..... S-39               Termination; Repurchase of Mortgage Loans and
   Yield Considerations With Respect to the Offered                        Mortgage Certificates .............................. 32
    Class B CitiCertificates ......................... S-40               Duties of the Trustee ............................... 33
   Optional Termination .............................. S-41               The Trustee ......................................... 33
   Trustee and Agents ................................ S-42              Certain ERISA Considerations ......................... 34
   Servicing Compensation ............................ S-42              Legal Investment ..................................... 36
   Book-Entry Registration ........................... S-42              Certain Federal Income Tax Consequences .............. 37
   Definitive Certificates ........................... S-43               General ............................................. 37
   Reports to Certificateholders ..................... S-43               Status of CitiCertificates and Residual
   Voting Rights ..................................... S-43                Certificates ....................................... 38
  Certain ERISA Considerations ....................... S-44               Qualification as a REMIC ............................ 38
  Legal Investment ................................... S-45               Taxation of CitiCertificates ........................ 40
  Certain Federal Income Tax Consequences ............ S-45               Taxation of Residual Certificates ................... 46
  Plan of Distribution ............................... S-46               Taxes that May Be Imposed on the REMIC .............. 52
  Legal Matters ...................................... S-46               Liquidation of the REMIC ............................ 52
  Incorporation of Certain Documents by Reference .... S-47               Administrative Matters .............................. 52
  Index to Prospectus Supplement ..................... S-48               Limitations on Deduction of Certain Expenses ........ 53
                                                                          Taxation of Certain Foreign Investors ............... 53
                                                                          Backup Withholding .................................. 54
                                                                          Reporting Requirements .............................. 55
                                                                         Plans of Distribution ................................ 55
                                                                         Experts .............................................. 56


--------------------------------------------------------------------------------
                                SUMMARY OF TERMS

This Summary presents selected information that is discussed in greater detail elsewhere in this Prospectus Supplement or the Prospectus. This Summary does not contain all of the information necessary for you to evaluate properly an investment in any Class or Subclass of Offered CitiCertificates. Certain terms that are capitalized are defined elsewhere in this Prospectus Supplement or the Prospectus. An "Index to Principal Definitions in Prospectus Supplement" is set forth at the end of this Prospectus Supplement, and a similar Index is set forth at the end of the Prospectus.

OFFERED SECURITIES REMIC Pass-Through Certificates, Series 1999-2, consisting of:

o One Class of Senior Class A CitiCertificates, which is subdivided into seven Subclasses, of which six Subclasses are being offered hereby,

o    One Class of Senior Subordinated Class M CitiCertificates and

o One Class of Subordinated Class B CitiCertificates, which is subdivided into five Subclasses, of which two Subclasses (Class B-1 and Class B-2) are being offered hereby.

The securities listed above and offered hereby are collectively called the "Offered CitiCertificates".

In addition to the Offered CitiCertificates, the Trust will issue one interest-only Subclass of Senior Class A CitiCertificates (the "Class A-IO CitiCertificates"), three Subclasses of Subordinated Class B-3, Class B-4 and Class B-5 CitiCertificates and one class of residual certificates. None of these CitiCertificates or residual certificates are offered hereby.

The Class A-6 CitiCertificates are principal-only CitiCertificates and do not accrue interest. The Class B-1 and Class B-2 CitiCertificates are the "Offered Class B CitiCertificates", and each is an "Offered Class B Subclass".

On the Closing Date, the total principal amount of CitiCertificates will equal the total principal amount of mortgage loans in the Trust, as measured on the Cut-Off Date.

The ratio of (a) the total outstanding principal amount of a Class or Subclass of CitiCertificates and (b) the total outstanding principal amount of the mortgage loans, is called the "Beneficial Percentage" of that Class or Subclass. The Beneficial Percentage of a Class or Subclass reflects its proportionate undivided beneficial interest in the assets of the Trust. On the Closing Date,

o    The Class A Beneficial Percentage will be from 94.75% to 96.75%,

o    The Class M Beneficial Percentage will be from 1.60% to 2.60%,

o    The Class B Beneficial Percentage will be from 1.65% to 2.65%,

o    The Class B-1 Beneficial Percentage will be from 0.65% to 1.05% and

o    The Class B-2 Beneficial Percentage will be from 0.25% to 0.65%.

The Class A-IO CitiCertificates are interest-only certificates and, therefore, their Beneficial Percentage is zero.

Each Class A CitiCertificate offered hereby and each Class M CitiCertificate will qualify at issuance as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984. The Class B-1 and Class B-2 CitiCertificates will not so qualify.

THE MORTGAGE LOANS The following information is calculated on the 703 mortgage loans as of the Cut-Off Date:

o $250,969,852 total principal balance, subject to a variance of plus or minus 5%.

o    Mortgage note interest rates ranging from 6.125% to 8.250% per annum.

o Weighted average mortgage interest rate of at least 6.861% per annum but no more than 7.261% per annum.

o Weighted average remaining term to contractual maturity of at least 348 months but no more than 354 months.

Additional information on the mortgage loans is set forth in "DESCRIPTION OF THE MORTGAGE POOL AND MORTGAGED PROPERTIES" in this Prospectus Supplement.

--------------------------------------------------------------------------------

The mortgage loans will be divided into two groups. The first group, having a total principal balance of approximately $11,186,063, will comprise all loans having a net note rate of less than 6.50% per annum. This group is called the "Discount Loan" group. The second group, having a total principal balance of approximately $239,783,789, will comprise all loans having a net note rate equal to or greater than 6.50% per annum. This group is called the "Premium Loan" group. The "net note rate" or "NNR" for a particular mortgage loan is the per annum rate at which interest accrues on the outstanding principal amount of the mortgage loan, minus the servicing fee of 0.25% per annum.


RATIO STRIPPING This transaction uses a structuring technique known as "ratio stripping". This technique converts a pool of mortgage loans with varying interest rates into a pool with a single fixed interest rate, or target rate. This is achieved by dividing the loans into one group of Premium Loans with NNRs equal to or greater than the target rate and one group of Discount Loans with NNRs less than the target rate. Then,

o For each Premium Loan, the interest accruing and paid in excess of that at the target rate is stripped off from that loan and applied to make payments on an interest-only class of securities.

o For each Discount Loan, a portion of the principal of such loan is stripped off and applied to create a principal-only class of securities. This stripping-off of principal is done in order to cause the effective yield on the Discount Loan to equal the target rate. The lower the net note rate on a loan, the greater the portion of principal stripped off. The portion of principal stripped off from each Discount Loan is equal to: (target rate minus NNR)/target rate. This ratio, expressed as a percentage, is called the "PO Percentage" for that Discount Loan. The PO Percentage is zero for all Premium Loans.

o For each mortgage loan, all or a portion of the principal of such loan is applied to create the other Classes and Subclasses of CitiCertificates entitled to receive principal payments. The portion of each loan so applied is equal to 100% minus the PO Percentage for such loan. This percentage is called the "Non-PO Percentage". The Non-PO Percentage is 100% for each Premium Loan and ranges from 90.4% to 98.1% for the Discount Loans.

o In order to preserve the allocation of the principal of the mortgage loans between the principal-only class created from the Discount Loans and all other CitiCertificates, in the event a principal loss is realized on a mortgage loan, the PO Percentage of the principal loss on that loan is allocated solely to that principal-only class and the Non-PO Percentage of such principal loss is allocated solely to the other CitiCertificates, as described below under "Allocation of Losses" in this Summary.

The "target rate" for this transaction is 6.50% per annum. You should note that the Certificate Rate for the majority of the interest-bearing Offered CitiCertificates (as well as the Class B-3, Class B-4 and Class B-5 CitiCertificates not offered hereby) is equal to the target rate. The principal-only Subclass created by stripping off the PO Percentage of principal from the Discount Loans is the Class A-6 CitiCertificates. The interest-only Subclass created by stripping off the interest on the Premium Loans in excess of the target rate is the Class A-IO CitiCertificates.

DISTRIBUTION DATES The 25th day of each month, commencing in May 1999. Distribution Dates are the monthly dates on which payments of interest and principal are made on the Classes and Subclasses of CitiCertificates. If the 25th day of a month is not a business day, then the Distribution Date will be the next business day.

SOURCE OF FUNDS FOR PAYMENTS Monies received on the mortgage loans will be the source of essentially all funds available to make payments on the CitiCertificates. This source of funds includes monthly payments of principal and interest by borrowers and principal prepayments by borrowers, as well as monies received upon foreclosure and sale of properties securing defaulted mortgage loans and any proceeds of insurance policies. These funds also include any advances made due to delinquent monthly payments, as described under "Advances" below in this Summary.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAYMENT PRIORITIES On each Distribution Date, monies received on the mortgage loans will be aggregated and applied to pay the following amounts in the following order of priority:

 (1) accrued interest due on the Class A CitiCertificates (including any past due interest amounts),

 (2)   principal due on Class A CitiCertificates,

 (3) reimbursement to the Class A-6 CitiCertificates of any principal losses allocated to them,

 (4) accrued interest due on the Class M CitiCertificates (including any past due interest amounts),

 (5)   principal due on the Class M CitiCertificates,

 (6) accrued interest due on the Class B-1 CitiCertificates (including any past due interest amounts),

 (7)   principal due on the Class B-1 CitiCertificates,

 (8) accrued interest due on the Class B-2 CitiCertificates (including any past due interest amounts),

 (9)   principal due on the Class B-2 CitiCertificates and

(10) accrued interest (including any past due interest amounts) and principal due on the remaining Subclasses of Class B CitiCertificates, sequentially to the Class B-3, Class B-4 and Class B-5 CitiCertificates.

Reimbursement to the Class A-6 CitiCertificates under clause (3) above will only be made out of amounts that would otherwise have been payable as principal on the Class B and Class M CitiCertificates on that Distribution Date.

PRINCIPAL AMOUNTS; NOTIONAL AMOUNTS The "Principal Amount" of a Class or Subclass of CitiCertificates at any time is equal to its Initial Principal Amount minus

o    All principal previously paid to such Class or Subclass and

o    All principal losses allocated to such Class or Subclass.

The Initial Principal Amounts of the Offered CitiCertificates are set forth on page S-2.

"Notional Amount" applies only to a Subclass of interest-only CitiCertificates, is an amount used solely to calculate accrual of interest, and does not entitle the holders of such Subclass to any payments of principal. The Class A-IO CitiCertificates are interest-only certificates having an Initial Notional Amount equal to the total principal balance of the Premium Loans on the Cut-Off Date.

INTEREST PAYMENTS Each Class or Subclass of interest-bearing CitiCertificates will accrue interest on its respective Principal Amount (or Notional Amount) for each Interest Accrual Period at its per annum Certificate Rate. The Certificate Rates for the Offered CitiCertificates are set forth in the table on page S-2. Each Distribution Date is an interest payment date. Interest payments will be made in accordance with the priorities set forth above in this Summary under "Payment Priorities".

The "Interest Accrual Period" for a particular Distribution Date is the first through the last day of the calendar month preceding that Distribution Date. Accrued interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

If there are interest losses on the mortgage loans in the pool, or if a borrower prepays a mortgage loan in whole or in part during a month without also paying a full month's interest on the amount of the prepayment, then the amount of accrued interest payable on the CitiCertificates may be reduced by the amount of such losses or interest shortfall. See "Allocation of Losses" below in this Summary.

You should note that the effective yield on each CitiCertificate is less than the yield calculated by simply applying the Certificate Rate to its Principal Amount. This is due to the fact that principal payments are made on the 25th day of the month following the end of each Interest Accrual Period, and the amount of the principal payment will not accrue interest during this 25-day period of delay.

The Class A-6 CitiCertificates are principal-only certificates and do not accrue interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PRINCIPAL PAYMENTS Principal payments will be made on the CitiCertificates on each Distribution Date. Principal payments will be made in accordance with the payment priorities set forth above in this Summary under "Payment Priorities".

On each Distribution Date the Class A-6 CitiCertificates will receive the PO Percentage of the principal received on each Discount Loan. The amount of principal paid to the other Subclasses of Class A CitiCertificates will depend on the specific terms and conditions applicable to each Subclass, as described under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Principal Payments".

The amount of principal paid to the Class M CitiCertificates on a particular Distribution Date will be equal to the lesser of:

     (1)  the Class M Optimal Principal Amount and

     (2) the amount of cash remaining after all required payments have been made on the Class A CitiCertificates and after payment of accrued interest on the Class M CitiCertificates.

The Class M Optimal Principal Amount is equal to the sum of:

     (a) the Class M Percentage of all scheduled monthly principal on the Premium Loans,

     (b) the Class M Percentage of all scheduled monthly principal on the Discount Loans that is not allocated to the Class A-6 CitiCertificates and

     (c) after the fifth anniversary of the first Distribution Date, a share of principal prepayments and other unscheduled receipts on the mortgage loans, but only if certain tests are satisfied.

   The amount of principal paid to a particular Subclass of the Class B CitiCertificates on a particular Distribution Date will be equal to the lesser of:

     (1)  the Class B Subclass Optimal Principal Amount for such Subclass and

     (2) the amount of cash remaining after all required payments have been made on the Class A and Class M CitiCertificates and on each Subclass of the Class B CitiCertificates having a lower numerical designation, and after payment of accrued interest on that particular Class B Subclass.

The Class B Subclass Optimal Principal Amount for any particular Class B Subclass is equal to the sum of:

     (a) such Class B Subclass's Percentage of all scheduled monthly principal on the Premium Loans,

     (b) such Class B Subclass's Percentage of all scheduled monthly principal on the Discount Loans that is not allocated to the Class A-6 CitiCertificates and

     (c) after the fifth anniversary of the first Distribution Date, a share of principal prepayments and other unscheduled receipts on the mortgage loans, but only if certain tests are satisfied.

Even though sufficient cash is available on a Distribution Date to pay all of the amounts listed above under "Payment Priorities" in this Summary, the Class B CitiCertificates will not be paid principal if at the time there is insufficient credit enhancement outstanding for the benefit of the Class A and Class M CitiCertificates. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Principal Payments--Preservation of Subordination" in this Prospectus Supplement.

CLOSING DATE April 29, 1999.

CUT-OFF DATE April 1, 1999.

RECORD DATE The Record Date for a particular Distribution Date is the close of business on the last business day of the calendar month preceding that Distribution Date.

TRUSTEE State Street Bank and Trust Company, a Massachusetts trust company.

ISSUER AND SERVICER Citicorp Mortgage Securities, Inc. ("CMSI"), 909 Third Avenue, New York, New York 10043; its telephone number is (212) 559-6727. Servicing duties will be subcontracted to Citicorp Mortgage, Inc., an affiliate of CMSI.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CREDIT ENHANCEMENT Credit enhancement is provided to the CitiCertificates through subordination. The payment priorities listed above in this Summary reflect this subordination. The Class B CitiCertificates are subordinated to the Class A and Class M CitiCertificates, and the Class M CitiCertificates are subordinated to the Class A CitiCertificates. Subordination provides a degree of protection against shortfalls in available funds and losses because the payment priorities provide that on each Distribution Date:

     (1) the Class A CitiCertificates are entitled to receive all amounts of interest and principal due on them before any payments are made on the Class M or Class B CitiCertificates,

     (2) after all required payments have been made on the Class A CitiCertificates, the Class M CitiCertificates are entitled to receive all amounts of interest and principal due on them before any payments are made on the Class B CitiCertificates,

     (3) after all required payments are made on the Class A and Class M CitiCertificates, the Class B-1 CitiCertificates are entitled to receive all amounts of interest and principal due on them before any payments are made on any other Subclass of Class B CitiCertificates and

     (4) after all required payments are made on the Class A, Class M and Class B-1 CitiCertificates, the Class B-2 CitiCertificates are entitled to receive all amounts of interest and principal due on them before any payments are made on the Class B-3, Class B-4 and Class B-5 CitiCertificates.

The degree of credit enhancement for a particular Class is equal to the Beneficial Percentages of all Classes and Subclasses subordinated to that particular Class. On the Closing Date, the CitiCertificates will be entitled to the following approximate credit enhancement in the form of subordination:


o    Class A CitiCertificates:   4.25%, or $10,666,590

o    Class M CitiCertificates:   2.15%, or $5,396,590

o    Class B-1 CitiCertificates: 1.30%, or $3,263,590

o    Class B-2 CitiCertificates: 0.85%, or $2,134,590

In order to preserve the benefit to the Class A CitiCertificates of the credit enhancement provided by the subordination of the Class M and Class B CitiCertificates, for the first five years 100% of all amounts of prepayment principal and other unscheduled receipts on the mortgage loans will be allocated to the Class A CitiCertificates. This disproportionate allocation of prepayment principal and other receipts will result in a faster paydown of the Class A principal than would have occurred if all principal payments were made on a proportionate basis, and will cause the Class A Beneficial Percentage to decrease and the Class M and Class B Beneficial Percentages to increase, effectively increasing the credit enhancement for the Class A CitiCertificates. After the first five years, the percentage of prepayment principal and other receipts allocated to the Class A CitiCertificates will incrementally decline, decreasing to their proportionate share over the next five years. For further information on the allocation of prepayment principal, see "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Principal Payments" in this Prospectus Supplement.

The Class M CitiCertificates and the Class B-1 and Class B-2 CitiCertificates are entitled to the maintenance of a degree of credit enhancement throughout the life of the transaction. In order to preserve the benefit to the Class M CitiCertificates of the Class B subordination, on each Distribution Date a test will be performed to measure the then-current Class B Beneficial Percentage, which Beneficial Percentage represents the level of subordination existing for the benefit of the Class M CitiCertificates. If the then-current Class B Beneficial Percentage is less than that on the Closing Date, then the Class B CitiCertificates will not be entitled to receive any principal payments, and that cash will instead be paid to the Class M CitiCertificates. The Class B CitiCertificates will, however, remain entitled to receive their current accrued interest.

If the current Class B Beneficial Percentage is at least equal to that on the Closing Date, then, in order to preserve the subordination for the Class B-1 CitiCertificates of the other Class B Subclasses, a further test will be performed to measure the then-current total of the Beneficial Percentages for the Class B-2 through Class B-5 CitiCertificates. If such total is less than that on the Closing Date, then the Class B-2 through Class B-5 CitiCertificates will not be entitled to receive any principal payments, and that cash will instead be paid

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                                      S-8

--------------------------------------------------------------------------------

proportionately to the Class M and Class B-1 CitiCertificates. The Class B-2 through Class B-5 CitiCertificates will, however, remain entitled to receive their current accrued interest. Similarly, if the test for the Class B-1 subordination level is satisfied, a further test will be performed to measure the then-current total of the Beneficial Percentages for the Class B-3 through Class B-5 CitiCertificates, in order to preserve their subordination for the benefit of the Class B-2 CitiCertificates.

ALLOCATION OF LOSSES The credit enhancement provided by subordination protects the CitiCertificates against two causes of losses and shortfalls in receipts of interest and principal on the mortgage loans:

1. delinquent monthly payments that are not advanced by the Servicer or the Trustee (in its individual capacity) and

2. mortgage loans that have gone into default, and the proceeds of insurance, foreclosure and sale and any other receipts are not sufficient to cover the outstanding principal amount plus accrued interest on such loans.

Any occurrence of interest losses or shortfalls will result in an equal shortfall in the payment received by the most subordinated Subclass or Class of CitiCertificates then outstanding. Any occurrence of a principal loss or shortfall on a mortgage loan will result in:

     o the PO Percentage for that loan of the principal loss to be allocated to the Class A-6 CitiCertificates and

     o the Non-PO Percentage for that loan of the principal loss to be allocated to the most subordinated Subclass then outstanding.

The general principle is that a particular Subclass (other than the Class A-6 CitiCertificates) will not experience any shortfalls in required payments so long as there is a more subordinated Class or Subclass outstanding. When the Principal Amounts of the Class M and Class B CitiCertificates are zero, all credit enhancement is gone. The date on which this occurs is called the "Subordination Depletion Date". Thereafter, losses and shortfalls will be shared among the outstanding Class A CitiCertificates. Interest losses will be shared proportionately among the Class A Subclasses based on the amounts of accrued interest. The applicable PO Percentage of each principal loss will be allocated to the Class A-6 CitiCertificates and the applicable Non-PO Percentage of each principal loss will be shared proportionately among the other Class A Subclasses based on their Principal Amounts. For example, a Subclass representing one-quarter of the total Principal Amount of outstanding Class A CitiCertificates (excluding the Class A-6 CitiCertificates) and one-quarter of the total current accrued interest would be allocated one-quarter of the interest losses and shortfalls and one-quarter of the Non-PO Percentage of each principal loss and shortfall.

There are three exceptions to the general principle, stated above, that a particular Subclass (other than the Class A-6 CitiCertificates) will not experience any shortfalls so long as a more subordinated Class or Subclass is outstanding:

     (1) the existence of "Prepayment Interest Shortfalls", which occurs if a borrower makes a whole or partial prepayment of principal during a month and does not also pay a full month's accrued interest on the amount of the prepayment. If a Prepayment Interest Shortfall exists on a Distribution Date, the Servicer will apply part of its servicing fee to reduce the amount of this shortfall. To the extent a net shortfall remains, it will be allocated proportionately over all interest-bearing CitiCertificates. This situation is discussed in greater detail under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Interest Payments--Allocation of Interest Shortfalls and Losses" in this Prospectus Supplement;

     (2) the reimbursement to the Class A-6 CitiCertificates of principal losses will be made out of amounts of principal that otherwise would have been paid to the Class B and Class M CitiCertificates. Therefore, one or more Class B Subclasses and, depending on the amount of the reimbursement, the Class M CitiCertificates may not receive their anticipated payments of principal at a date on which more subordinated Subclasses are outstanding. This situation is discussed in greater detail under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Principal Payments--Class A-6 CitiCertificates" in this Prospectus Supplement; and

     (3) the occurrence of "Excess Losses ", which is discussed in the next paragraph.

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                                      S-9

--------------------------------------------------------------------------------

There can be losses and shortfalls on mortgage loans that are caused by the occurrence of special hazard events ("Special Hazard Losses") or by acts of bankruptcy on the part of the borrower ("Bankruptcy Losses") or that arise out of fraud committed by the borrower in the obtaining of the mortgage loan ("Fraud Losses"). Losses of these types are also covered by the subordination credit enhancement, but only up to certain dollar limits specified by the rating agencies. If any one of these three types of losses results in aggregate losses exceeding the specified dollar limit for that type of loss, all losses of that type in excess of that dollar limit (called "Excess Losses") are shared by all outstanding CitiCertificates, proportionately on the basis of their accrued interest, in the case of interest losses, and, in the case of principal losses, the PO Percentage will be allocated to the Class A-6 CitiCertificates and the Non-PO Percentage will be allocated among the other outstanding CitiCertificates, proportionately based on their Principal Amounts. The specified limits for Special Hazard, Bankruptcy and Fraud Losses, expressed as a dollar amount and as a percentage of the initial mortgage loan principal balance, are approximately:

o    Special Hazard:          $2,509,699, or 1.00%

o    Fraud:                   $2,509,699, or 1.00%

o    Bankruptcy:              $  100,000, or 0.04%


See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Principal Payments--Allocation of Principal Losses" and "--Interest Payments--Allocation of Interest
Shortfalls and Losses".

There may also be shortfalls caused by certain extraordinary events that are not customarily covered by insurance. These shortfalls are not covered by the credit enhancement, and the resulting losses shall be shared by the outstanding CitiCertificates in the same manner as Excess Losses, as described in the preceding paragraph.

OPTIONAL TERMINATION CMSI has the right to repurchase from the Trust all of the mortgage loans then remaining in the Trust, but only after the principal amount of loans remaining is less than 5% of the initial principal amount of mortgage loans on the Cut-Off Date. The purchase price received from CMSI by the Trustee will be applied to pay the Principal Amount and accrued interest on the outstanding CitiCertificates.

ADVANCES The Servicer intends to advance its own funds to cover delinquent monthly payments on the mortgage loans, but only to the extent the Servicer believes that it will ultimately be reimbursed for such advances out of subsequent mortgage loan payments. The Servicer will contract with the Trustee (in its individual capacity and not as Trustee) to make such advances if the Servicer fails to do so, subject to the same requirement that the Trustee believes it will ultimately be reimbursed.

DENOMINATIONS The authorized denominations of the Offered CitiCertificates are $1000 face amount and any whole dollar amount above $1000.

BOOK-ENTRY Except for the Class A-6 and Class A-IO CitiCertificates, the Class A CitiCertificates will be issued in book-entry form only. Book-entry CitiCertificates will be issued in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The Class A-6, Class A-IO, Class M and Class B CitiCertificates will be issued in definitive physical form only. If you are considering an investment in book-entry Class A CitiCertificates, you should review the discussion under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Book-Entry Registration" and "--Reports to Certificateholders" in this Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES An election will be made to treat the assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Offered CitiCertificates will be treated as "regular interests" in the REMIC. The Offered CitiCertificates generally will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report interest income on the CitiCertificates in accordance with the accrual method of accounting. Certain Classes and Subclasses of Offered CitiCertificates will be treated as being issued with original issue discount ("OID") or as being issued at a premium. You should carefully read the discussions under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and the Prospectus.

CERTAIN ERISA CONSIDERATIONS If you are a fiduciary that is investing (or could be deemed to be investing) the assets of any employee benefit plan, you should carefully review the discussions under "CERTAIN ERISA

--------------------------------------------------------------------------------
                                      S-10

--------------------------------------------------------------------------------

CONSIDERATIONS" in this Prospectus Supplement and the Prospectus before purchasing any of the CitiCertificates. The Class M, Class B-1 and Class B-2 CitiCertificates are subordinated certificates, and you cannot transfer these CitiCertificates unless certain conditions to transfer are met, as described under "CERTAIN ERISA CONSIDERATIONS" in this Prospectus Supplement.

RATINGS The Offered CitiCertificates will not be issued and sold unless Standard & Poor's Ratings Group ("S&P") and/or Fitch IBCA, Inc. ("Fitch") have rated the Offered CitiCertificates as follows:

o    Class A-6 CitiCertificates: "AAAr" by S&P and "AAA" by Fitch

o    All other Class A CitiCertificates: "AAA" by S&P and Fitch

o    Class M CitiCertificates: "AA" by Fitch

o    Class B-1 CitiCertificates: "A" by Fitch

o    Class B-2 CitiCertificates: "BBB" by Fitch

The "r" symbol in certain S&P ratings identifies securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.

You should evaluate the ratings of the Offered CitiCertificates independently from similar ratings on other types of securities. You should not consider a rating as a recommendation to buy, sell or hold securities, and you should be aware that a rating may be revised or withdrawn at any time by a rating agency.

--------------------------------------------------------------------------------
                                      S-11

                                  RISK FACTORS

     You should consider, among other things, the factors discussed below in connection with any purchase of Offered CitiCertificates.

LIMITED ASSETS

     The assets of the Trust are limited to the Mortgage Loans. If the Mortgage Loans, and the amounts received as payments and recoveries on the Mortgage Loans, are insufficient to make all payments of accrued interest on, and the Initial Principal Amount of, the Offered CitiCertificates purchased by you, there will be no other assets available to make up any deficiency.

     The Servicer may, in its discretion, advance its own funds to cover delinquent scheduled payments of principal of or interest on the Mortgage Loans. The Servicer intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related Mortgage Loans. The Servicer will contract with the Trustee (in its individual capacity and not as Trustee) for the limited purpose of providing for advances by the Trustee (in such individual capacity) to cover delinquencies if the Servicer fails to make any such advance. The Trustee (in such individual capacity) will make such advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related Mortgage Loans. To the extent that the Servicer and the Trustee (in such individual capacity) do not make such advances, the only source of cash for payments on the CitiCertificates will be the cash actually received on the Mortgage Loans.

UNCERTAINTY OF YIELDS

     The yield to maturity of any Offered CitiCertificate purchased by you will be sensitive, in degrees varying by Class and Subclass, to

     o the rate of principal prepayments and other unscheduled receipts on the Mortgage Loans,

     o the allocation of such prepayments and receipts among the Classes and Subclasses of CitiCertificates,

     o the amount, timing and cause of losses and payment shortfalls on the Mortgage Loans,

     o the allocation of such losses and payment shortfalls among the Classes and Subclasses of CitiCertificates and

     o    the purchase price paid by you for your CitiCertificates.

     The rate of principal prepayments assumed in structuring this offering is 275% of the Prepayment Model, as described in "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Weighted Average Lives". It was also assumed that no losses or payment shortfalls would occur on the Mortgage Loans. If you purchase Offered CitiCertificates at a discount, a slower than anticipated rate of prepayments will result in an actual yield lower than the anticipated yield. If you purchase Offered CitiCertificates at a premium, a faster than anticipated rate of prepayments will result in an actual yield lower than the anticipated yield. If losses or payment shortfalls are allocated to your Offered CitiCertificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Offered CitiCertificates in which you are considering an investment and the provisions governing the allocation of principal payments and prepayments and the allocation of losses and shortfalls before making any investment. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Weighted Average Lives" and "--Prepayment and Yield Considerations". If you are considering an investment in the Class A-6 CitiCertificates, you should also review the discussion under "--Sensitivity of the Class A-6 CitiCertificates". If you are considering an investment in Class B-1 or Class B-2 CitiCertificates, you should also review the discussion under "--Yield Considerations for the Offered Class B CitiCertificates".

LIMITED AMOUNTS OF CREDIT ENHANCEMENT

     Credit enhancement for the Class A CitiCertificates is provided by the subordination of the Class M and Class B CitiCertificates, credit enhancement for the Class M CitiCertificates is provided by the subordination of the Class B CitiCertificates and credit enhancement for the Offered Class B CitiCertificates is provided by the subordination of the Unoffered Class B CitiCertificates. These amounts of credit enhancement are limited and will decrease over the life of the transaction. The decrease in credit enhancement will result from the reduction of the Principal Amounts of the subordinated Classes and Subclasses through receipt of principal payments and from the allocation of principal losses to such Classes and Subclasses.

GEOGRAPHIC CONCENTRATION

     The yield to maturity of your Offered CitiCertificates may be adversely affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions of the United States will from time to time experience relatively weaker economic conditions and housing markets. In recent years, California, the New York Metropolitan Area and several other regions have experienced significant declines in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by mortgagors and in less proceeds being realized upon liquidations of defaulted mortgage loans. Any concentration of Mortgage Loans in such a region presents risk considerations in addition to those generally present for similar mortgage-backed securities. In addition, California, Florida and other regions have experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to Mortgaged Properties located in such regions. Any direct damage to a Mortgaged Property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of mortgagors to make scheduled monthly payments on their Mortgage Loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on Mortgage Loans. Losses on Mortgage Loans may adversely affect the yield to maturity on your Offered CitiCertificates, especially if they are subordinated. In addition, delinquencies and losses on Mortgage Loans may increase the likelihood of foreclosures and prepayments, which in turn may have an adverse effect on the yield to maturity of your Offered CitiCertificates. Each state in which are located Mortgage Loans representing more than 10% of the Initial Mortgage Loan Balance is listed below under "DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES". You should note that approximately 51% of the total initial principal balance of the Mortgage Loans in this Trust are Mortgage Loans secured by Mortgaged Properties located in California.

SUBORDINATION IN RIGHT OF PAYMENT

     The Class M and Class B CitiCertificates are "Subordinated CitiCertificates". The Subordinated CitiCertificates provide credit enhancement for the benefit of the Class A CitiCertificates. In addition, the Class B CitiCertificates provide credit enhancement for the Class M CitiCertificates, and each Class B Subclass provides credit enhancement for each other Class B Subclass with a lower numerical designation. Consequently, shortfalls in the amounts of payments received on the Mortgage Loans will result in shortfalls in the amount of payments made on the Subordinated CitiCertificates, in the following order of priority:

     1. The Class M CitiCertificates are subordinated in right of payments to the Class A CitiCertificates. The Class M CitiCertificates will not receive any payment of principal or interest on any Distribution Date until the Class A CitiCertificates have received all payments due on them on that date.

     2. The Offered Class B CitiCertificates are subordinated in right of payments to the Class A and Class M CitiCertificates. The Class B-1 CitiCertificates will not receive any payment of principal or interest on any Distribution Date until the Class A and Class M CitiCertificates have received all payments due on them on that date.

     3. The Class B-2 CitiCertificates are subordinated in right of payment to Class A, Class M and Class B-1 CitiCertificates. The Class B-2 CitiCertificates will not receive any payment of principal or interest on any Distribution Date until the Class A, Class M and Class B-1 CitiCertificates have received all payments due on them on that date.

     See "DESCRIPTION OF THE offered CitiCertificates--Subordination" in this Prospectus Supplement.

ALLOCATION OF LOAN LOSSES

     The Subordinated CitiCertificates provide a degree of protection to the Class A CitiCertificates against losses on the Mortgage Loans. In general, losses that are realized on Mortgage Loans are first allocated to the Subordinated CitiCertificates before any losses are allocated to the Class A CitiCertificates (other than the Class

A-6 CitiCertificates). Although the applicable PO Percentage of a realized loss on a Mortgage Loan (including Special Hazard Losses, Fraud Losses and Bankruptcy Losses) is initially allocated to the Class A-6 CitiCertificates, this realized loss will ultimately be allocated to the Class B Subclasses and the Class M CitiCertificates. This is because the holders of Class A-6 CitiCertificates have the right to receive reimbursement of principal losses (other than Excess Losses) allocated to them out of amounts of principal otherwise payable to the Class B and Class M CitiCertificates.

     The aggregate amount of (a) interest losses and (b) the Non-PO Percentage of principal losses, that are Special Hazard Losses, Fraud Losses or Bankruptcy Losses, are allocated to the Subordinated CitiCertificates only up to specified dollar limits, which are different in amount for each type of loss. If aggregate losses of one of these three loss types exceeds the specified dollar limit, the "Excess Losses" are allocated over all outstanding CitiCertificates (other than the Class A-6 CitiCertificates), not just solely to the Subordinated CitiCertificates.

     The ultimate payment to holders of the Class M CitiCertificates and the Offered Class B CitiCertificates of their Principal Amounts is dependent upon the timing and the level of losses realized on the Mortgage Loans and other shortfalls in payments on the Mortgage Loans.

     Liquidated Loan Losses: Interest losses and the Non-PO Percentage of principal losses on the Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses will be allocated first to the Unoffered Class B CitiCertificates, up to their Principal Amount and accrued interest,

     second to the Class B-2 CitiCertificates, up to their Principal Amount and accrued interest,

     third to the Class B-1 CitiCertificates, up to their Principal Amount and accrued interest, and then to the Class M CitiCertificates, up to their Principal Amount and accrued interest.

     Excess Losses: So long as there are no Excess Losses, interest losses and the Non-PO Percentage of principal losses that are Special Hazard Losses, Fraud Losses or Bankruptcy Losses will reduce the Principal Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth above under "Liquidated Loan Losses". If there are Excess Losses on a Distribution Date, then

          (1) the applicable Non-PO Percentage of the principal portion of Excess Losses will be allocated among the Class A Subclasses (other than the Class A-6 CitiCertificates) and the Class M and Class B
     CitiCertificates, proportionately on the basis of their outstanding Principal Amounts and

          (2) the applicable PO Percentage of the principal portion of Excess Losses will be allocated to the Class A-6 CitiCertificates, and the Class A-6 CitiCertificates will not be entitled to reimbursement of such losses.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated proportionately among the interest-bearing CitiCertificates based on interest accrued on such CitiCertificates

     Excess Special Hazard Losses are Special Hazard Losses in excess of the Special Hazard Loss Limit, which will initially be equal to approximately 1.00% of the Initial Mortgage Loan Balance. Excess Fraud Losses are Fraud Losses in excess of the Fraud Loss Limit, which will initially be equal to approximately 1.00% of the Initial Mortgage Loan Balance. Excess Bankruptcy Losses are Bankruptcy Losses in excess of the Bankruptcy Loss Limit, which will initially be equal to approximately 0.04% of the Initial Mortgage Loan Balance.

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated to the Class M and Class B CitiCertificates will be those amounts required by the rating agency (or rating agencies) rating the Offered CitiCertificates as a condition of the ratings set forth in "SUMMARY OF TERMS--Certificate Ratings" in this Prospectus Supplement. The Special Hazard Loss Limit, the Fraud Loss Limit and the Bankruptcy Loss Limit are each subject to reduction after the Closing Date. A reduction in any of these Limits could result in

     o a smaller amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses being allocated solely to the Class M and Class B CitiCertificates and, consequently,

     o a greater amount of Excess Losses being allocated over all CitiCertificates.

     To the extent that losses and shortfalls are allocated as described above, holders of the Class M and Offered Class B CitiCertificates may experience shortfalls in interest payments and may not receive payments equal to the Initial Principal Amount of their CitiCertificates and may, depending on the purchase price of such CitiCertificates, suffer a reduction in yield or experience a loss on their investment in the Class M or Offered Class B CitiCertificates. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Interest Payments--Allocation of Interest Shortfalls and Losses" and "--Principal Payments--Allocation of Principal Losses" in this Prospectus Supplement.

LIMITED LIQUIDITY

     The liquidity of the Offered CitiCertificates, and any Class or Subclass, may be limited. You should consider that:

     o a secondary market for a Class or Subclass of Offered CitiCertificates may not develop or, if it does, it may not provide you with liquidity of investment or it may not continue for the life of the Offered CitiCertificates;

     o although the Underwriter has indicated to the Issuer that it intends to establish a secondary market for the Offered CitiCertificates, the Underwriter is under no obligation to do so or to continue doing so for any period of time; and

     o the Issuer has no intention of listing any of the Offered CitiCertificates on any securities exchange.

RESTRICTIONS ON TRANSFER

     Under current law, the purchase and holding of the Class M CitiCertificates and the Offered Class B CitiCertificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. These laws may restrict the number and types of investors that could buy Class M or Offered Class B CitiCertificates. These laws could therefore adversely affect the liquidity of these CitiCertificates.

     A sale or other transfer of the Class M or Offered Class B CitiCertificates will not be recognized and given effect by the Trustee unless the transferee either

               (1) executes a representation letter in form and substance satisfactory to the Trustee stating either (a) that it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to make such purchase or (b) subject to certain conditions, that the source of funds used to purchase such CitiCertificates is an "insurance company general account" or

               (2) provides (A) an opinion of counsel, satisfactory to the Trustee and the Issuer, that the purchase or holding of such CitiCertificates by or on behalf of the Plan will not cause the assets of the Trust to be deemed "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer, the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require.

LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Class M CitiCertificates and the Offered Class B CitiCertificates. The Issuer cannot represent, and is not representing, that the Class M or the Offered Class B CitiCertificates are legal investments for you under any federal or state law or any court order that may apply to you. The Offered Class B CitiCertificates will not constitute "mortgage related securities" within the meaning of SMMEA. The Class M CitiCertificates will qualify at issuance as "mortgaged related securities." You are advised to consult your counsel on whether the Class M and Offered Class B CitiCertificates qualify as legal investments for you under any such laws and orders.

YEAR 2000 READINESS

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection and posting of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on CitiCertificates are highly dependent upon computer systems of CMI, its subservicers, the Trustee and, in the case of book-entry CitiCertificates, DTC. CMI has modified its computer systems and expects to be year 2000 ready. CMI is also assessing the year 2000 readiness of key vendors and subservicers. The Trustee has advised CMI that it has implemented measures to modify and validate its critical computer systems for year 2000 readiness. DTC has informed its participants that it is implementing a program so that DTC's systems relating to timely payments of distributions, book-entry deliveries and settlement of trades will continue to function appropriately. The failure of any of the above parties (including their key vendors and subcontractors) adequately to implement steps to ensure year 2000 readiness could result in incorrect or inadequate servicing of mortgage loans and delayed or incorrect distributions of payments to CitiCertificateholders.

                        DESCRIPTION OF THE MORTGAGE POOL
                          AND THE MORTGAGED PROPERTIES

     The Pool to be evidenced by the CitiCertificates will include mortgage loans (the "Mortgage Loans") evidenced by mortgage notes with an aggregate Adjusted Balance on the Cut-Off Date of approximately $250,969,852 (the "Initial Mortgage Loan Balance"). This amount is subject to a permitted upward or downward variance of up to 5.0%. The Mortgage Loans were originated or acquired by Citicorp Mortgage, Inc. ("CMI"), an affiliate of the Issuer, and include Mortgage Loans originated or acquired by Citibank, Federal Savings Bank, or originated by Citibank, N.A.

     The "Adjusted Balance" of any Mortgage Loan on the first day of any month is its scheduled principal balance at the close of business on such day (without regard to whether any scheduled payments have been received and before any adjustment to the related amortization schedule by reason of bankruptcy (other than a Deficient Valuation)), less any Principal Prepayments on such Mortgage Loan received or posted prior to the close of business on the business day preceding such first day (or, in the case of the Cut-Off Date, any Principal Prepayments received or posted prior to the close of business on the Cut-Off
Date).

     A detailed description (the "Detailed Description") of the Mortgage Loans will be available on the Closing Date. The Detailed Description will specify the Initial Mortgage Loan Balance on the Cut-Off Date and will also set forth tables containing the following information regarding the Mortgage Loans:

     o    years of origination,

     o    types of dwellings on the underlying properties,

     o    outstanding principal amounts,

     o    loan-to-value ratios at origination,

     o    mortgage rates and

     o    geographical distribution by state of the Mortgage Loans.

     The Detailed Description will also specify the following data:

     o    the Special Hazard Loss Limit, Fraud Loss Limit and Bankruptcy Loss
          Limit,

     o    the aggregate Initial Principal Amounts of the Class A
          CitiCertificates, the Class M CitiCertificates and the Class B CitiCertificates, and

     o the Subordinated Percentage and the Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Subordination Percentages.

     The information contained in the Detailed Description will be set forth in a report on Form 8-K which will be filed with the Commission within 15 days of the Closing Date.

     The following paragraphs set forth detailed information as of the Cut-Off Date with respect to the Mortgage Loans expected to be in the Pool. The Mortgage Loans actually included in the Pool may differ from the descriptions below, but the resulting variances in such information will be immaterial.

     The weighted average Note Rate of the Mortgage Loans as of the Cut-Off Date will be at least 6.861% but no more than 7.261% per annum. Each Mortgage Loan will have a Note Rate of at least 6.125% but no more than

8.25% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date will be at least 348 months but no longer than 354 months. All Mortgage Loans have original maturities of at least 20 but not more than 30 years. None of the Mortgage Loans will have been originated prior to January 1, 1988 or after April 1, 1999. None of the Mortgage Loans will have a scheduled maturity later than April 1, 2029.

     The Mortgage Loans will have the following additional characteristics as of the Cut-Off Date (expressed as a percentage of the total Adjusted Balance of the Mortgage Loans having such characteristics as compared to the Initial Mortgage Loan Balance):

     o At least 95% of the Mortgage Loans will be Mortgage Loans originated using loan underwriting policies which require, among other things, proof of income and liquid assets and telephone verification of employment, or will be refinanced Mortgage Loans originated using alternative or streamlined underwriting policies. No more than 65% of the Mortgage Loans will be refinanced Mortgage Loans originated using alternative or streamlined underwriting policies. See "LOAN UNDERWRITING POLICIES AND LOSS AND DELINQUENCY CONSIDERATIONS" in the Prospectus.

     o At least 3% of the Mortgage Loans will have an Adjusted Balance of less than $250,000.

     o At least 80% of the Mortgage Loans will have an Adjusted Balance of less than $500,000.

     o No more than 20% of the Mortgage Loans will have an Adjusted Balance of at least $500,000 but less than $1,000,000.

     o No more than 10% of the Mortgage Loans will have loan-to-value ratios at origination in excess of 80%, no more than 5% of the Mortgage Loans will have loan-to-value ratios at origination in excess of 90% and none of the Mortgage Loans will have loan-to-value ratios at origination in excess of 95%. The weighted average loan-to-value ratio at origination of the Mortgage Loans will be no more than 74%. For more information on Mortgage Loans having loan-to-value ratios at origination in excess of 80%, see "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--The Mortgage Loans--General" in the Prospectus.

     o At least 95% of the Mortgage Loans will be secured by one-family dwellings.

     o No more than 10% of the Mortgage Loans will be secured by condominiums, townhouses, rowhouses and shares issued by cooperative housing corporations.

     o No more than 5% of the Mortgage Loans will be secured by Mortgaged Properties located in any one ZIP code.

     o No more than 55% of the Mortgage Loans will be secured by Mortgaged Properties located in California. No more than 10% of the Mortgage Loans will be secured by Mortgaged Properties located in any other state.

     o At least 95% of the Mortgage Loans will be determined by the Issuer to be secured by a Mortgage on the primary residence of the borrower. No more than 5% of the Mortgage Loans will be secured by investment properties. See "APPENDIX A: THE MORTGAGE LOANS AND
          CITIMORTGAGECERTIFICATES--The Mortgage Loans--General" in the Prospectus.

     o All Mortgage Loans having NNRs of less than 6.50% per annum will be Discount Loans and all Mortgage Loans having NNRs of 6.50% per annum or greater will be Premium Loans. On the Cut-Off Date,

               1. the total Adjusted Balance of the Discount Loans will be approximately $11,186,063 and of the Premium Loans will be approximately $239,783,789,

               2. the weighted average Note Rate of the Discount Loans will be approximately 6.518% per annum and of the Premium Loans will be approximately 7.087% per annum, and

               3. the weighted average remaining term to stated maturity of the Discount Loans will be approximately 357 months and of the Premium Loans will be approximately 351 months.

                   DESCRIPTION OF THE OFFERED CITICERTIFICATES

     The CitiCertificates will be issued pursuant to a pooling and servicing agreement (the "Pooling Agreement") to be dated as of April 1, 1999, between CMSI and the Trustee, in its individual capacity and as trustee. The standard form of pooling agreement was filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. If you would like to inspect a copy of the Pooling Agreement, please make a written request to the Trustee. The Trustee will make available for inspection a copy of the Pooling Agreement (without attachments). You should review the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the CitiCertificates.

     Payments on the Offered CitiCertificates generally will be made by the Trustee by wire transfer (if wiring instructions are received from the holder) in the case of a holder of Offered CitiCertificates having an aggregate Initial Principal Amount (or notional amount) of $1,000,000 or more, or by check or by such other means as the holder and the Trustee shall agree. Cede & Co. ("Cede"), as nominee of DTC, will be the holder of the Book-Entry CitiCertificates. Final payment will be made only upon presentation and surrender of such CitiCertificate at the office of the Trustee. Payments will be made to or for the account of the person entitled thereto or as specified by such person in accordance with the terms of the Pooling Agreement.

SOURCE OF FUNDS FOR PAYMENTS

     On each Distribution Date, a sum of cash equal to the "Pool Distribution Amount" will be available to make interest and principal payments on the CitiCertificates, in the order of priority set forth under "SUMMARY OF TERMS--Payment Priorities". The Pool Distribution Amount on a particular Distribution Date will be equal to the total of all previously undistributed amounts of principal (including any full or partial principal prepayments), all net liquidation proceeds and interest on the Mortgage Loans received and posted after the Cut-Off Date and before the related Determination Date (including amounts advanced by the Servicer or the Trustee (in its individual capacity) on delinquencies, amounts advanced from the Certificate Account and amounts paid by the Servicer on Prepayment Interest Shortfalls) but will not include the following amounts:

          1. payments due on or before the Cut-Off Date,

          2. full or partial principal prepayments posted during the month of such Distribution Date and any related payments of interest on such prepayment for such month,

          3. early receipts of scheduled principal and interest, due after the first day of the month of such Distribution Date,

          4. the portion of interest received on each Mortgage Loan that represents the Servicing Fee,

          5. the portion of any liquidation proceeds representing the Servicing Fee and

          6. receipts of past due amounts that were previously advanced by the Servicer or the Trustee (in its individual capacity) and that have not been reimbursed to either of them, together with certain other amounts reimbursable to the Servicer.

All cash received in respect of the Mortgage Loans, beginning with the May 1999 distribution, will be remitted directly to one or more accounts (the "Certificate Account") to be established with the Trustee on the Closing Date. See "DESCRIPTION OF THE CERTIFICATES--General" in the Prospectus.

OUTSTANDING PRINCIPAL AMOUNTS

   General

     The outstanding Principal Amount of any Class or Subclass of CitiCertificates on any date will generally be equal to its Initial Principal Amount, minus

          1. all principal previously paid on that Class or Subclass and

          2. all principal losses previously allocated to that Class or Subclass.

  The allocation of principal losses (including Excess Losses) is explained below under "--Allocation of Principal Losses".

     As described above in "SUMMARY OF TERMS--Ratio Stripping", for each Discount Loan a percentage of its principal (the PO Percentage) is allocated to the Class A-6 CitiCertificates and the remaining percentage of principal (the Non-PO Percentage) is allocated to all other CitiCertificates. None of the principal of the Premium

Loans is allocated to the Class A-6 CitiCertificates. The sum of the PO Percentage of all Discount Loans is called the "PO Pool Balance" and the sum of the Non-PO Percentage of all Mortgage Loans is called the "Non-PO Pool Balance". The sum of the Adjusted Balances of all Mortgage Loans on any Distribution Date is called the "Pool Balance". At all times,

     o the sum of the PO Pool Balance and the Non-PO Pool Balance will equal the Pool Balance,

     o the Pool Balance will equal the total Adjusted Balance of all Mortgage Loans and

     o the total Principal Amount of the CitiCertificates will equal the Pool Balance.

  Class A Subclasses

     The "Class A Subclass Principal Amount" of a Class A Subclass (other than the Class A-IO CitiCertificates, which have no Principal Amount, and the Class A-6 CitiCertificates) on any Distribution Date before the Subordination Depletion Date will be the Initial Principal Amount of such Class A Subclass less

          (i) all principal payments previously made on such Class A Subclass and

          (ii) such Class A Subclass's proportionate share of the applicable Non-PO Percentage of the principal portion of Excess Losses previously allocated to the Class A CitiCertificates (other than the Class A-6 CitiCertificates).

     After the Subordination Depletion Date, the Class A Subclass Principal Amount of a Class A Subclass (other than the Class A-6 CitiCertificates) may be subject to further reduction in an amount equal to such Class A Subclass's proportionate share of the difference, if any, between

          (a) the Class A Principal Amount (after subtracting the Class A Subclass Principal Amount of the Class A-6 CitiCertificates) on such Distribution Date without regard to this paragraph and

          (b) the Non-PO Pool Balance.

Any proportionate allocation described in this paragraph will be made among the Class A Subclasses (other than the Class A-IO CitiCertificates, which have no Principal Amount, and the Class A-6 CitiCertificates) on the basis of their then outstanding Class A Subclass Principal Amounts on the preceding Distribution Date.

     The Class A Subclass Principal Amount of the Class A-6 CitiCertificates on any Distribution Date will be equal to the difference between the Pool Balance and the Non-PO Pool Balance on such date.

     The "Class A Principal Amount" on any Distribution Date will be equal to the sum of the Class A Subclass Principal Amounts on such date. Class M CitiCertificates

     The "Class M Principal Amount" on any Distribution Date will be equal to the lesser of:

            (a) the Initial Principal Amount of the Class M CitiCertificates less (i) all amounts of principal previously paid on such Class and
         (ii) such Class's proportionate share of the Non-PO Percentage of the principal portion of Excess Losses previously allocated to the Class M CitiCertificates and

            (b) the Pool Balance minus the Class A Principal Amount, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of any Excess Losses on such date).

  Class B Subclasses

     The "Class B Subclass Principal Amount" of a Class B Subclass on any Distribution Date will be equal to the lesser of:

            (a) the Initial Principal Amount of such Class B Subclass less (i) all principal payments previously made on such Class B Subclass and
         (ii) such Class B Subclass's proportionate share of the Non-PO Percentage of the principal portion of Excess Losses previously allocated to the Class B CitiCertificates and

            (b) the Pool Balance minus the sum of the Class A Principal Amount and the Class M Principal Amount and, in the case of a particular Class B Subclass, the aggregate Principal Amount of the Class B

     Subclasses having a lower numerical designation, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of any Excess Losses on such date).

     The "Class B Principal Amount" on any Distribution Date will be the Pool Balance less the sum of the Class A Principal Amount and the Class M Principal Amount, and will equal the sum of the Class B Subclass Principal Amounts on such date. The Class B Subclass Principal Amount of the Class B-1 CitiCertificates is called the "Class B-1 Principal Amount", of the Class B-2 CitiCertificates is called the "Class B-2 Principal Amount", and so on for the Class B-3, Class B-4 and Class B-5 CitiCertificates.

INTEREST PAYMENTS

  General

     Interest will accrue on each interest-bearing Class and Subclass of CitiCertificates for each Interest Accrual Period at its Certificate Rate on its Principal Amount (or Notional Amount, in the case of the interest-only Class A-IO CitiCertificates). Such accrued interest will be reduced by such Class's or Subclass's proportionate share of any Non-Supported Interest Shortfalls and the interest portion of any Excess Losses. This reduction is explained below under "--Allocation of Interest Shortfalls and Losses". The amount of interest paid may also be affected by the operation of the payment priorities, as discussed below under "--Effect of Payment Priorities on Interest Payments". Interest will be paid on each Distribution Date to each interest-bearing Class and Subclass of CitiCertificates, subject to the availability of sufficient cash.

     The Class A-6 CitiCertificates are principal-only CitiCertificates and do not accrue interest.

  Class A Subclasses

     The amount of interest that will be payable on a particular Class A Subclass for each Interest Accrual Period is called the "Class A Subclass Interest Amount" for that Subclass. The Class A Subclass Interest Amount for each interest-bearing Class A Subclass will equal the interest accrued at its Certificate Rate for each Interest Accrual Period on the Class A Subclass Principal Amount of such Class A Subclass (or in the case of the Class A-IO CitiCertificates, on the Class A-IO Notional Amount), reduced by

          (i) any Non-Supported Interest Shortfall allocated to such Class A Subclass and

          (ii) the interest portion of any Excess Losses allocated to such Class A Subclass.

The sum of the Class A Subclass Interest Amounts for a particular Distribution Date is the "Class A Interest Amount."

     The Certificate Rate for the Class A-IO CitiCertificates for each Interest Accrual Period will be equal to the weighted average NNR of the Premium Loans minus 6.50% per annum. The "Class A-IO Notional Amount" on any Distribution Date will be equal to the aggregate Adjusted Balance of the Premium Loans.

  Class M CitiCertificates

     The amount of interest payable on the Class M CitiCertificates for each Interest Accrual Period is called the "Class M Interest Amount." The Class M Interest Amount will equal the interest accrued for an Interest Accrual Period at a rate of 6.50% per annum on the Class M Principal Amount, reduced by

          (i) any Non-Supported Interest Shortfall allocated to the Class M CitiCertificates and

          (ii) the interest portion of Excess Losses allocated to the Class M CitiCertificates.

  Class B Subclasses

     The amount of interest payable on a particular Class B Subclass for each Interest Accrual Period is called the "Class B Subclass Interest Amount" for such Subclass. The Class B Subclass Interest Amount for each Class B Subclass will equal the interest accrued for an Interest Accrual Period at the rate of 6.50% per annum on the Class B Subclass Principal Amount of such Class B Subclass, reduced by

          (i) any Non-Supported Interest Shortfall allocated to such Class B Subclass and

          (ii) the interest portion of Excess Losses allocated to such Class B Subclass.

The sum of the Class B Subclass Interest Amounts on any Distribution Date is the "Class B Interest Amount".

  Allocation of Interest Shortfalls and Losses

     Interest shortfalls resulting from collections of interest on full or partial principal prepayments of Mortgage Loans received during a month that are less than one full month's interest at the applicable Note Rate ("Prepayment Interest Shortfalls") will be reduced to the extent of the Compensating Cap on the related Distribution Date. The "Compensating Cap" is an amount equal to the lesser of:

          (1) the amount of the Servicing Fee actually received by the Servicer for the related Distribution Date and

          (2) the product of (x) one-twelfth of the Pool Balance on the prior Distribution Date and (y) 0.125%.

The total Prepayment Interest Shortfalls on a Distribution Date in excess of the Compensating Cap (the "Non-Supported Interest Shortfall") will be allocated proportionately among the Classes of CitiCertificates based on interest accrued and accordingly will reduce the amount of interest payable to holders of interest-bearing CitiCertificates. Any reduction in interest allocated to the Class A and Class B CitiCertificates will be allocated among the interest-bearing Class A Subclasses and the Class B Subclasses, proportionately on the basis of their respective amounts of accrued interest for such Distribution Date.

     Allocations of the interest portion of Realized Losses (other than Excess Losses), and any interest shortfalls resulting from delinquencies for which neither the Servicer nor the Trustee advances, will result from the priority of payment of the Pool Distribution Amount first to the Class A CitiCertificates, second to the Class M CitiCertificates, third to the Class B-1 CitiCertificates, fourth to the Class B-2 CitiCertificates and finally to the Unoffered Class B CitiCertificates. This is described below under "--Effect of Payment Priorities on Interest Payments".

     The interest portion of any Excess Losses on a Mortgage Loan will be allocated proportionately among the Class A, Class M and Class B
CitiCertificates based on the amount of interest accrued, and among the interest-bearing Class A Subclasses and the Class B Subclasses, proportionately on the basis of their respective amounts of interest accrued for such Distribution Date.

  Effect of Payment Priorities on Interest Payments

     On each Distribution Date, available cash will be applied to make interest and principal payments in accordance with the payment priorities set forth under "SUMMARY OF TERMS--Payment Priorities". The amount of available cash will be equal to the Pool Distribution Amount. Allocations of the interest portion of Realized Losses (other than Excess Losses) first to the Class B CitiCertificates in reverse numerical order, then to the Class M CitiCertificates and then to the Class A CitiCertificates, will result from the priority of distribution of available cash first to the Class A CitiCertificates, then to the Class M CitiCertificates and then to the Class B CitiCertificates. After the Subordination Depletion Date, the interest portion of Realized Losses will be deducted from interest accrued on the Class A CitiCertificates.

     On each Distribution Date, prior to the Subordination Depletion Date, on which available cash equals or exceeds the Class A Interest Amount, interest payments on each Class A Subclass will equal its Class A Subclass Interest Amount.

     In the unlikely event that, on any Distribution Date prior to the Subordination Depletion Date, available cash is less than the Class A Interest Amount, the amount of interest currently paid on the Class A CitiCertificates will equal the Pool Distribution Amount and will be allocated among the Class A Subclasses proportionately in accordance with the Class A Subclass Interest Amounts. In this event, the difference between the Class A Subclass Interest Amount and the amount of current interest actually paid on such Subclass (called the "Class A Subclass Interest Shortfall" for such Subclass), will be carried forward and will be added to the amount to be distributed to the related Class A Subclass on subsequent Distribution Dates to the extent that sufficient cash is available and such Class A Subclass is then outstanding. The total of all Class A Subclass Interest Shortfalls is called the "Class A Interest Shortfall". No interest will accrue on any unpaid Class A Subclass Interest Shortfalls.

     On each Distribution Date on which available cash exceeds the Class A Interest Amount, the excess will then be allocated first to pay any previously unpaid Class A Subclass Interest Shortfalls of outstanding Class A Subclasses. Such amounts will be allocated among the then outstanding Class A Subclasses proportionately in accordance with the unpaid Class A Subclass Interest Shortfalls immediately prior to such Distribution Date.

     On each Distribution Date on which available cash equals or exceeds the sum of (i) the Class M Interest Amount and (ii) all amounts payable on the Class A CitiCertificates, interest paid on the Class M CitiCertificates will equal the Class M Interest Amount.

     If, on any Distribution Date, available cash is less than the sum of (i) the Class M Interest Amount and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently paid on the Class M CitiCertificates will equal the Pool Distribution Amount, net of all amounts payable with a higher order of priority. In this event, the difference between the Class M Interest Amount and the amount of current interest actually paid on the Class M CitiCertificates (the "Class M Interest Shortfall") will be carried forward and will be added to the amount to be payable to Class M CitiCertificates on subsequent Distribution Dates to the extent that sufficient cash is available and the Class M CitiCertificates are then outstanding. No interest will accrue on any Class M Interest Shortfall.

     On each Distribution Date on which available cash equals or exceeds the sum of (i) the Class B Subclass Interest Amount for an Offered Class B Subclass and
(ii) all amounts senior in priority of payment to such amount, interest paid on such Offered Class B Subclass will equal its Class B Subclass Interest Amount.

     If, on any Distribution Date, available cash is less than the sum of (i) the Class B Subclass Interest Amount for a Class B Subclass and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently paid on such Class B Subclass will equal the Pool Distribution Amount, net of all amounts with a higher order of priority. In this event, the difference between the Class B Subclass Interest Amount for a Class B Subclass and the amount of current interest actually paid (the "Class B Subclass Interest Shortfall" for such Subclass) will be carried forward and will be added to the amount to be distributed to such Class B Subclass on subsequent Distribution Dates to the extent that sufficient cash is available and such Class B Subclass is then outstanding. No interest will accrue on any Class B Subclass Interest Shortfall.

     If, on any Distribution Date, available cash is less than all amounts payable on the Class A, Class M and Class B-1 CitiCertificates, then the Class B-2 CitiCertificates and the Unoffered Class B CitiCertificates will not be entitled to receive any interest or principal. If, on any Distribution Date, available cash is less than all amounts payable on the Class A, Class M, Class B-1 and Class B-2 CitiCertificates, then the Unoffered Class B CitiCertificates will not be entitled to receive any interest or principal. If, on any Distribution Date, available cash is less than all amounts payable on the Class A CitiCertificates, then the Class M and Class B CitiCertificates will not be entitled to receive any interest or principal.

PRINCIPAL PAYMENTS

  General

     Principal received on the Mortgage Loans is comprised of Scheduled Principal and Unscheduled Principal. The total amount of principal received will be included in the Pool Distribution Amount and will be applied, along with other available cash, to make payments on the CitiCertificates in accordance with the priorities in "SUMMARY OF TERMS--Payment Priorities".

     The amount of Scheduled Principal for a particular Mortgage Loan on a Distribution Date will equal:

          1. the scheduled payment of principal due on such Mortgage Loan (including a defaulted Mortgage Loan, other than a Liquidated Loan, for which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less

          2. if the Bankruptcy Coverage Termination Date has occurred, the principal portion of any Debt Service Reduction.

     The amount of Unscheduled Principal for a particular Mortgage Loan on a Distribution Date will equal:

          1. the Adjusted Balance of such Mortgage Loan if, during the month preceding the month of such Distribution Date, it was repurchased by the Issuer, as described in "APPENDIX A: THE MORTGAGE LOANS AND
     CITIMORTGAGECERTIFICATES--Assignment of Loans" in the Prospectus,

          2. the net Liquidation Proceeds on such Mortgage Loan if it became a Liquidated Loan during such preceding month, less the principal portion of any unreimbursed advances previously made by the Servicer or the Trustee on such Liquidated Loan and the portion of the net Liquidation Proceeds allocable to interest,

          3. the Adjusted Balance of such Mortgage Loan if it was prepaid in full during the month preceding the month of such Distribution Date and

          4. all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs.

The amount of Scheduled Principal and Unscheduled Principal will be determined on a loan-by-loan basis and the applicable PO Percentage and Non-PO Percentage for each loan of such amounts will be applied to make the payments described below.

  Class A CitiCertificates Generally

     Principal payments on the Class A CitiCertificates (other than the interest-only Class A-IO CitiCertificates) will be made on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount. The "Class A Principal Distribution Amount" for any Distribution Date will be equal to the amount of principal paid pursuant to priority (2) under "SUMMARY OF TERMS--Payment Priorities" in an amount up to the sum of the Class A Non-PO Principal Amount and the Class A PO Principal Amount.

     Principal paid on any Class A Subclass will be allocated proportionately among all CitiCertificates of such Class A Subclass.

     The Principal Amounts of the Class A CitiCertificates will be reduced on any Distribution Date by each Class A Subclass's share of the principal portion of Excess Losses and, after the Subordination Depletion Date, by its share of the principal portion of Realized Losses. See "--Allocation of Principal Losses" below.

     On each Distribution Date on and after the Subordination Depletion Date, cash available for principal payments on the Class A CitiCertificates will be allocated to the Class A-6 CitiCertificates, on the one hand, and all other Class A Subclasses as a group, on the other hand, proportionately on the basis of the Class A PO Principal Amount and the Class A Non-PO Principal Amount, respectively, notwithstanding the priorities discussed below under "--Allocation of Principal Payments". Under these circumstances, the principal amount allocated to each Class A Subclass will be paid proportionately among such Class A Subclasses on the basis of their Class A Subclass Principal Amounts.

  Class A-6 CitiCertificates

     Holders of the Class A-6 CitiCertificates will be entitled to receive on each Distribution Date, to the extent of the Pool Distribution Amount remaining after payment of the Class A Interest Amount and any unreimbursed Class A Interest Shortfall, a principal payment equal to the Class A PO Principal Amount. The "Class A PO Principal Amount" for each Distribution Date will be an amount equal to the sum of, for all Discount Loans:

          (i) the applicable PO Percentage of Scheduled Principal and

          (ii) the applicable PO Percentage of Unscheduled Principal.

In addition, holders of the Class A-6 CitiCertificates will be entitled to reimbursement, to the extent of Available PO Loss Funds, of the "Unpaid PO Loss Amounts," which shall equal the difference between (a) the sum of the PO Loss Amounts for that and prior Distribution Dates and (b) amounts distributed in reimbursement of Unpaid PO Loss Amounts on all prior Distribution Dates.

     On each Distribution Date prior to the Subordination Depletion Date, the "PO Loss Amount" will equal thesum of:

          (i) the difference, if any, between the Class A PO Principal Amount on such Distribution Date and the actual amount of the principal payment on the Class A-6 CitiCertificates on such Distribution Date and

          (ii) the applicable PO Percentage of the principal portion of each Realized Loss (other than Excess Losses) over all Discount Loans.

"Available PO Loss Funds" will equal that portion, if any, of the Pool Distribution Amount remaining after subtraction of the Class A Interest Amount, any unreimbursed Class A Interest Shortfall, the Class A Principal Distribution Amount, the Class M Interest Amount and the Class B Interest Amount. The application of Available PO Loss Funds to pay Unpaid PO Loss Amounts will first reduce the amount otherwise payable as principal on the Class B Subclasses in reverse numerical order, and then the amount otherwise payable as principal on the Class M CitiCertificates. On and after the Subordination Depletion Date, Available PO Loss Funds will be zero and, therefore, there will be no cash available for reimbursement of future PO Loss Amounts or unreimbursed Unpaid PO Loss Amounts.

  All Other Class A Subclasses

     Holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive on each Distribution Date, to the extent of cash remaining after payment of the Class A Interest Amount and any unreimbursed Class A Interest Shortfalls, a principal payment equal to the Class A Non-PO Principal Amount. The "Class A Non-PO Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of, for all Mortgage
Loans:

          (i) the Class A Percentage of the applicable Non-PO Percentage of Scheduled Principal and

          (ii) the Class A Prepayment Percentage of the applicable Non-PO Percentage of Unscheduled Principal.

     The "Class A Optimal Principal Amount" for each Distribution Date will be equal to the sum of the Class A PO Principal Amount and the Class A Non-PO Principal Amount for such date.

     The "Class A Percentage" for any Distribution Date occurring before the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Principal Amount (after subtracting the Principal Amount of the Class A-6 CitiCertificates) by the Non-PO Pool Balance, both as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of any losses on such date). The Class A Percentage for the first Distribution Date is expected to be between 94.74% and 96.74%. The Class A Percentage will decrease as a result of the allocation of Unscheduled Principal according to the Class A Prepayment Percentage for a specified period to the Class A CitiCertificates and will increase as a result of the allocation of Realized Losses to the Subordinated CitiCertificates.

     The "Class A Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Class A Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of Unscheduled Principal will have the effect of accelerating the amortization of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) while, in the absence of Realized Losses, increasing the respective interest in the Trust evidenced by the Class M and Class B CitiCertificates. Increasing the respective interest of the Class M and Class B CitiCertificates relative to that of the Class A CitiCertificates is intended to preserve the availability of the subordination provided by the Class M and Class B CitiCertificates.

     The Class A Prepayment Percentage for any Distribution Date occurring during the periods set forth below will be as follows:

    PERIOD (DATES INCLUSIVE)                CLASS A PREPAYMENT PERCENTAGE
    -----------------------                 -----------------------------
    May 2004-April 2005                     Class A Percentage plus 70% of the
                                             Subordinated Percentage

    May 2005-April 2006                     Class A Percentage plus 60% of the
                                             Subordinated Percentage

    May 2006-April 2007                     Class A Percentage plus 40% of the
                                             Subordinated Percentage

    May 2007-April 2008                     Class A Percentage plus 20% of the
                                             Subordinated Percentage

    May 2008 and thereafter                 Class A Percentage

     The "Subordinated Percentage" for any Distribution Date will be the difference between 100% and the Class A Percentage for such date. The Subordinated Percentage on the Closing Date is expected to be between 3.26% and 5.26%.

     However, if the Class A Percentage on any Distribution Date exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Class A Prepayment Percentage will occur on a Distribution Date unless the following tests are satisfied:

          (i) as of the first Distribution Date as to which any such reduction applies, either (A) the Adjusted Balance of the Mortgage Loans delinquent 60 days or more (including, for this purpose, Mortgage Loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default) averaged over the last six months, as a percentage of the sum of the Class M Principal Amount and the Class B Principal Amount averaged over the last six months, is less than 50% or (B) the Adjusted Balance of such delinquent Mortgage Loans averaged over such period, as a percentage of the Adjusted Balance of all Mortgage Loans averaged over such period, is less than 2%, and

          (ii) cumulative Realized Losses on the Mortgage Loans are less than:

               (a) with respect to each Distribution Date in May 2004 through April 2005, inclusive, 30% of the aggregate Initial Principal Amount of the Class M and Class B CitiCertificates (the "Original Subordinated Principal Amount"),

               (b) with respect to each Distribution Date in May 2005 through April 2006, inclusive, 35% of the Original Subordinated Principal Amount,

               (c) with respect to each Distribution Date in May 2006 through April 2007, inclusive, 40% of the Original Subordinated Principal Amount,

               (d) with respect to each Distribution Date in May 2007 through April 2008, inclusive, 45% of the Original Subordinated Principal Amount, and

               (e) with respect to each Distribution Date in May 2008 and thereafter, 50% of the Original Subordinated Principal Amount.

     On and after the Distribution Date on which the Principal Amounts of the Class M and Class B CitiCertificates have been reduced to zero, the Class A Non-PO Principal Amount will be distributed proportionately to each Class A Subclass (other than the Class A-6 CitiCertificates) on the basis of its Principal Amount. The amount allocated to each such Class A Subclass will be distributed proportionately among holders of CitiCertificates of such Class A Subclass.

  Allocation of Principal PaymentS

     On each Distribution Date before the Subordination Depletion Date, the Class A Principal Distribution Amount will be paid as principal on the Class A Subclasses on each Distribution Date sequentially as follows:

          I. The Class A PO Principal Amount will be allocated to the Class A-6 CitiCertificates until their Principal Amount is reduced to zero;

          II. The Class A Non-PO Principal Amount will be allocated sequentially as follows:

               A. to the Class A-5 CitiCertificates, an amount equal to the Class A-5 Priority Amount for such Distribution Date,

               B. to the Class A-1 CitiCertificates until their Principal Amount is reduced to zero,

               C. concurrently, approximately 33.3333333333% to the Class A-2 CitiCertificates and approximately 66.6666666667% to the Class A-4 CitiCertificates, until the Principal Amount of the Class A-2 CitiCertificates is reduced to zero,

     D. concurrently, approximately 33.3333333333% to the Class A-3 CitiCertificates and approximately 66.6666666667% to the Class A-4 CitiCertificates, until the Principal Amounts of such Class A Subclasses have been reduced to zero, and

     E. to the Class A-5 CitiCertificates until their Principal Amount has been reduced to zero.

     The "Class A-5 Priority Amount" for any Distribution Date means the lesser of:

     (i) the Principal Amount of the Class A-5 CitiCertificates and

     (ii) the sum of (x) the product of (a) the Class A-5 Percentage, (b) the Class A-5 Shift Percentage and (c) the sum for all Mortgage Loans of the applicable Non-PO Percentage of Scheduled Principal plus (y) the product of (a) the Class A-5 Percentage, (b) the Class A-5 Prepayment Shift Percentage and (c) the sum for all Mortgage Loans of the applicable Non-PO Percentage of Unscheduled Principal.

     The "Class A-5 Percentage" will be equal to the percentage equivalent of:

     (i) the Principal Amount of the Class A-5 CitiCertificates, divided by

     (ii) the Non-PO Pool Balance.

     The "Class A-5 Shift Percentage" will be equal to zero for all Distribution Dates from May 1999 through April 2004; thereafter, the "Class A-5 Shift Percentage" will be equal to 100%.

     The "Class A-5 Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                 CLASS A-5
                                                                PREPAYMENT
  DISTRIBUTION DATE OCCURRING IN                             SHIFT PERCENTAGE
  ------------------------------                             ----------------
  May 1999 through April 2004 ..............................        0%
  May 2004 through April 2005 ..............................       30%
  May 2005 through April 2006 ..............................       40%
  May 2006 through April 2007 ..............................       60%
  May 2007 through April 2008 ..............................       80%
  May 2008 and thereafter ..................................      100%

  Class M CitiCertificates

     The Class M CitiCertificates will be entitled to receive, on each Distribution Date, an amount of principal up to the Class M Optimal Principal Amount for each date, subject to the priorities set forth under "SUMMARY OF TERMS--Payment Priorities". The "Class M Optimal Principal Amount" for each Distribution Date will be an amount equal to the sum of, for all Mortgage Loans:

     (i) the Class M Percentage of the applicable Non-PO Percentage of Scheduled Principal and

     (ii) the Class M Prepayment Percentage of the applicable Non-PO Percentage of Unscheduled Principal.

     The "Class M Percentage" shall be equal to the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class M Principal Amount and the denominator of which is the sum of the Class M Principal Amount and the Class B Subclass Principal Amount of each Class B Subclass eligible to receive principal payments, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of losses on such date).

     The "Class M Prepayment Percentage" shall be equal to the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class M Principal Amount and the denominator of which is the sum of the Class M Principal Amount and the Class B Subclass Principal Amount of each Class B Subclass eligible to receive principal payments, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of losses on such date).

     The "Subordinated Prepayment Percentage" for any Distribution Date will be the difference between 100% and the Class A Prepayment Percentage for each date.

     Whether a particular Class B Subclass is eligible to receive principal payments on a Distribution Date depends on the maintenance of subordination levels for the benefit of the Class M CitiCertificates and for the Class B Subclasses with a higher payment priority. See "--Preservation of Subordination" below.

  Class B Subclasses

     The Class B CitiCertificates will be entitled, on each Distribution Date, to any remaining portion of the Pool Distribution Amount, after payment of the Class A Interest Amount, any unreimbursed Class A Interest Shortfall, the Class A Principal Distribution Amount, the Class M Interest Amount, any unreimbursed Class M Interest Shortfall, the Class M Optimal Principal Amount and (to the extent of Available PO Loss Funds) any Unpaid PO Loss Amounts for such date. Amounts so paid to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses on subsequent Distribution Dates.

     Holders of a particular Class B Subclass will be entitled to receive, on each Distribution Date, an amount up to the Class B Subclass Optimal Principal Amount for such Subclass for such date. The total of the Class B Subclass Optimal Principal Amounts is the "Class B Optimal Principal Amount."

     The "Class B Subclass Optimal Principal Amount" with respect to each Distribution Date for a particular Class B Subclass will be an amount equal to the sum of, for all Mortgage Loans:

     (i) the Class B Subclass Percentage for such Class B Subclass of the applicable Non-PO Percentage of Scheduled Principal and

     (ii) the Class B Subclass Prepayment Percentage for such Class B Subclass of the applicable Non-PO Percentage of Unscheduled Principal.

     The "Class B Subclass Percentage" for each Class B Subclass shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the Class B Percentage by (ii) a fraction, the numerator of which is the Principal Amount of such Class B Subclass and the denominator of which is the sum of the Principal Amounts of all Class B Subclasses that are eligible to receive principal payments on such Distribution Date, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of any losses on such date); provided that in the event a particular Class B Subclass is not eligible to receive principal payments on such Distribution Date, its Class B Subclass Percentage will be 0% for such Distribution Date. See "--Preservation of Subordination" below for a discussion of the eligibility of Class B Subclasses to receive principal payments.

     The "Class B Percentage" for any Distribution Date will be the difference between the Subordinated Percentage and the Class M Percentage.

     The "Class B Subclass Prepayment Percentage" for each Class B Subclass shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the Class B Prepayment Percentage by (ii) a fraction, the numerator of which is the Principal Amount of such Class B Subclass and the denominator of which is the sum of the Principal Amounts of all Class B Subclasses that are eligible to receive principal payments on such Distribution Date, each as of the immediately preceding Distribution Date (after taking into account principal payments and the allocation of any losses on such date); provided that in the event a Class B Subclass is not eligible to receive principal payments on such Distribution Date, its Class B Subclass Prepayment Percentage will be 0% for such Distribution Date.

     The "Class B Prepayment Percentage" for any Distribution Date will be the difference between the Subordinated Prepayment Percentage and the Class M Prepayment Percentage.

  Allocation of Principal Losses

  General

     A "Liquidated Loan" is a Mortgage Loan for which either

     1. the Servicer has determined that all recoverable liquidation and insurance proceeds have been received or

     2. the Issuer has accepted payment by a Mortgagor in consideration for the release of the Mortgage in an amount equal to or less than the outstanding principal balance of the Mortgage Loan as a result of a determination that liquidation expenses for such Mortgage Loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such Mortgage Loan.

     A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of:

     (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Note Rate through the last day of the month in which such Mortgage Loan was liquidated, over

     (ii) net Liquidation Proceeds.

     For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer and the Trustee for any unreimbursed related advances and related liquidation expenses) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan.

     "Liquidation Proceeds" are all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or any property acquired in connection with the liquidation.

     A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a Special Hazard. "Special Hazards" are all risks of direct physical loss or damage which occur from any cause excluding:

     (a) the extraordinary events referred to in the last paragraph under this heading and

     (b) any risk of direct physical loss or damage that is insured against under either (i) the Mortgagor's homeowner's policy, fire insurance policy, flood insurance (if otherwise required) and extended coverage policies (if any), as required to be maintained pursuant to the applicable Mortgage Loan or (ii) hazard insurance with respect to such Mortgaged Property which is required to be maintained by the Servicer under the Pooling Agreement.

     Special Hazard Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Special Hazard Termination Date. The "Special Hazard Termination Date" will be the date on which such Special Hazard Losses exceed the Special Hazard Loss Limit (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Special Hazard Loss Limit" will be equal to approximately 1.00% of the Initial Mortgage Loan Balance. Thereafter, the Special Hazard Loss Limit will equal the initial Special Hazard Loss Limit less the sum of (A) any Special Hazard Losses since the Cut-Off Date and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Loss Limit, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California ZIP code) times the Pool Balance on such anniversary and (ii) twice the Adjusted Balance of the single Mortgage Loan having the largest Adjusted Balance. Special Hazard Losses in excess of the Special Hazard Loss Limit are "Excess Special Hazard Losses."

     A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" will be the date on which such Fraud Losses exceed the Fraud Loss Limit (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Fraud Loss Limit" will be equal to approximately 1.00% of the Initial Mortgage Loan Balance. Thereafter, the Fraud Loss Limit will equal (X) prior to the second anniversary of the Cut-Off Date an amount equal to the initial Fraud Loss Limit minus the aggregate amount of Fraud Losses since the Cut-Off Date up to the related Determination Date, and (Y) from the second through the fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-Off Date and (b) 0.50% of the Pool Balance as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amount of Fraud Losses since the most recent anniversary of the Cut-Off Date. After the fifth anniversary of the Cut-Off Date, the Fraud Loss Limit will be zero and thereafter any Fraud Losses will be shared proportionately among the CitiCertificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

     A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that result in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are called "Realized Losses."

     Bankruptcy Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" will be the date on which such Bankruptcy Losses exceed the Bankruptcy Loss Limit (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Bankruptcy Loss Limit" will be equal to approximately 0.04% of the Initial Mortgage Loan Balance. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Limit will equal the initial Bankruptcy Loss Limit minus the aggregate amount of Bankruptcy Losses since the Cut-Off Date up to the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Limit will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Limit as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) $100,000 minus (2) the aggregate amount of Bankruptcy Losses since such anniversary. The Bankruptcy Loss Limit and the related coverage levels described above may be reduced or modified upon written confirmation from S&P and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the CitiCertificates by S&P and Fitch. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Limit are "Excess Bankruptcy Losses."

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates (but in each case only prior to the related termination date) will be those amounts required by the rating agency (or rating agencies) rating the CitiCertificates as a condition of the ratings as set forth above under "SUMMARY OF TERMS--Certificate Ratings."

  Allocations

     For any Distribution Date, any "Non-PO Loss Amount" shall be equal to the applicable Non-PO Percentage of each Realized Loss (other than an Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) on a Mortgage Loan.

     Non-PO Loss Amounts will not be allocated to holders of the Class A CitiCertificates until the Subordination Depletion Date. PO Loss Amounts will be allocated to the Class A-9 CitiCertificates until its Principal Amount has been reduced to zero. However, until the Subordination Depletion Date, PO Loss Amounts will ultimately be borne first by the Class B Subclasses in reverse numerical order and then by the Class M CitiCertificates, since such losses are reimbursable from the amount of principal otherwise payable on the Class B and Class M CitiCertificates.

     The subordination of the Class B-3, Class B-4 and Class B-5 CitiCertificates (the "Unoffered Class B CitiCertificates") in favor of the Class A, Class M and Offered Class B CitiCertificates, that of the Class B-2 CitiCertificates in favor of the Class A, Class M and Class B-1 CitiCertificates, that of the Class B-1 CitiCertificates in favor of the Class A and Class M CitiCertificates, and that of the Class M CitiCertificates in favor of the Class A CitiCertificates, is effected by the allocation of Non-PO Loss Amounts first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates, until, in each case, the Class B-5 Principal Amount, Class B-4 Principal Amount, Class B-3 Principal Amount, Class B-2 Principal Amount, Class B-1 Principal Amount and Class M Principal Amount have been reduced to zero. Non-PO Loss Amounts will be allocated to the Class M CitiCertificates only after the Principal Amount of the Class B CitiCertificates has been reduced to zero. Non-PO Loss Amounts will be allocated to the Class B-1 CitiCertificates only after the Principal Amounts of the Class B-2 and Unoffered Class B CitiCertificates have been reduced to zero, and Non-PO Loss Amounts will be allocated to the Class B-2 CitiCertificates only after the Principal Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The effect of such allocation of Non-PO Loss Amounts (other than Excess Losses) to the Unoffered Class B CitiCertificates and then to the Offered Class B CitiCertificates will be to reduce future payments to such Class B CitiCertificates, and in particular to the Unoffered Class B CitiCertificates, and to increase the relative portion of payments allocable to the Class A and Class M CitiCertificates and the Offered Class B CitiCertificates. After the Subordination Depletion Date, the Class A CitiCertificates will bear all Realized Losses.

     The allocation of the principal portion of Realized Losses (other than a Debt Service Reduction and Excess Losses) will be effected, as a result of the priority of payments described above, by the adjustment of the Principal Amount of the most subordinate of the Class B Subclasses then outstanding (that is, the Principal Amount of the Class B Subclasses in reverse numerical order), and then the Class M CitiCertificates, in such amounts as are necessary to cause the sum of the Class A Principal Amount, the Class M Principal Amount and the Class B Principal Amount to equal the Pool Balance.

     The principal portion of any Realized Losses occurring on or after the Subordination Depletion Date will be allocated as follows: the applicable PO Percentage of any Realized Loss will be allocated to the Class A-6 CitiCertificates and the Non-PO Percentage of any Realized Loss will be allocated among the other outstanding Class A Subclasses.

     Allocations of the principal portion of Debt Service Reductions prior to the Bankruptcy Termination Date will result from the priority of payment of the Pool Distribution Amount first to the Class A CitiCertificates, second to the Class M CitiCertificates, third to the Class B-1 CitiCertificates, fourth to the Class B-2 CitiCertificates and finally to the Unoffered Class B CitiCertificates.

     The principal portion of any Excess Losses will be allocated as follows:

          (a) the applicable PO Percentage of such Realized Losses shall be allocated to the Class A-6 CitiCertificates and

          (b) the applicable Non-PO Percentage of such Realized Losses shall be allocated on a pro rata basis among the other Class A Subclasses and the Class M and Class B CitiCertificates based on the Principal Amount of each such Class or Subclass.

     Any losses allocated to a particular Class A Subclass will be allocated among the outstanding CitiCertificates within such Class A Subclass proportionately in accordance with their respective Principal Amount. Any losses so allocated to Class M CitiCertificates will be allocated among the outstanding Class M CitiCertificates in accordance with their respective Principal Amount. Any losses so allocated to the Class B CitiCertificates will be allocated among the outstanding Class B Subclasses proportionately in accordance with their then outstanding Class B Subclass Principal Amounts, and among the outstanding CitiCertificates within each Class B Subclass proportionately in accordance with their respective Principal Amount.

     As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments and recoveries in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B CitiCertificates. In general, if the Pool Distribution Amount is not sufficient to cover the amount of the Class A Non-PO Principal Amount on a particular Distribution Date, the percentage of principal payments on the Mortgage Loans to which holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled (i.e., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B CitiCertificates in future payments of principal on the Mortgage Loans. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

     Notwithstanding the foregoing, a Bankruptcy Loss will not be allocated to the CitiCertificates as described above so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in each case without giving effect to any Debt Service Reduction.

     Since the aggregate Initial Principal Amount of the Class M and Class B CitiCertificates will be substantially less than the Initial Principal Amount of the Class A CitiCertificates, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class M and Class B CitiCertificates to a lesser extent (i.e., only up to the Special Hazard Loss Limit, Fraud Loss Limit and Bankruptcy Loss Limit, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their respective Initial Principal Amounts. See "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES" in the Prospectus.

     The benefits of the subordination described above will not cover delinquencies and losses resulting from certain extraordinary events, including
(i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; and (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war). Losses ("Extraordinary Losses") and delinquencies resulting from such extraordinary events will be allocated among the Class A Subclasses, Class M CitiCertificates and Class B Subclasses in the same manner as Excess Losses.

  Recoveries

     In the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss, the amount of such recovery will be allocated among the then outstanding CitiCertificates:

     first, to the Class A CitiCertificates, to the extent, in the manner and up to the amount of anyunreimbursed Realized Losses allocated to the Class A CitiCertificates,

     then, to the Class M CitiCertificates and

     then, to the Class B CitiCertificates.

     As among the Class B Subclasses, the amount of any recovery remaining after allocation to the Class A and Class M CitiCertificates will be allocated first to the Class B-1 CitiCertificates, second to the Class B-2 CitiCertificates, in each case up to the amount of any unreimbursed Realized Losses allocated to such Class B Subclass, and then, in like manner, to the remaining Class B Subclasses.

  Preservation of Subordination

     The amount of credit enhancement in the form of subordination that is available on any date for the benefit of a particular Class or Subclass of CitiCertificates is called its "Subordination Level", and will be equal to the Beneficial Percentages of all Classes and Subclasses with a lower priority of payment, in accordance with the priorities set forth under "SUMMARY OF TERMS--Payment Priorities". The Class M Subordination Level will therefore be equal to the Class B Beneficial Percentage, the Class B-1 Subordination Level will be equal to the sum of the Beneficial Percentages for the Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates, the Class B-2 Subordination Level will be equal to the sum of the Beneficial Percentages for the Class B-3, Class B-4 and Class B-5 CitiCertificates, and so on for the Class B-3 and Class B-4 CitiCertificates.

     In the event that on any Distribution Date, the current Class M Subordination Level is less than the original Class M Subordination Level, then the Class B CitiCertificates will not be eligible to receive any principal payment on such Distribution Date and all of such principal will instead be paid to the Class M CitiCertificates. The original Class M Subordination Level is expected to be between 1.65% and 2.65%.

     In the event that on any Distribution Date, the current Class M Subordination Level equals or exceeds its original percentage but the current Class B-1 Subordination Level is less than the original Class B-1 Subordination Level, then the Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates will not be eligible to receive any principal payment on such Distribution Date and all of such principal will instead be paid proportionately to the Class M and Class B-1 CitiCertificates. The original Class B-1 Subordination Level is expected to be between 0.80% and 1.80%.

     In the event that on any Distribution Date, the current Class M and Class B-1 Subordination Levels equal or exceed their original percentages but the current Class B-2 Subordination Level is less than the original Class B-2 Subordination Level, then the Class B-3, Class B-4 and Class B-5 CitiCertificates will not be eligible to receive any principal payment on such Distribution Date, and all of such principal will instead be paid proportionately to the Class M, Class B-1 and Class B-2 CitiCertificates. The original Class B-2 Subordination Level is expected to be between 0.65% and 1.05%.

     In the event that on any Distribution Date, the current Class M, Class B-1 and Class B-2 Subordination Levels equal or exceed their original percentages but the current Class B-3 Subordination Level is less than the original Class B-3 Subordination Level, then the Class B-4 and Class B-5 CitiCertificates will not be eligible to receive any principal payment on such Distribution Date, and all of such principal will instead be paid proportionately to the Class M, Class B-1, Class B-2 and Class B-3 CitiCertificates. The original Class B-3 Subordination Level is expected to be between 0.30% and 0.70%.

     In the event that on any Distribution Date, the current Class M, Class B-1, Class B-2 and Class B-3 Subordination Levels equal or exceed their original percentages but the current Class B-4 Subordination Level is less than the original Class B-4 Subordination Level, then the Class B-5 CitiCertificates will not be eligible to receive any principal payment on such Distribution Date, and all of such principal will instead be paid proportionately to the Class M, Class B-1, Class B-2, Class B-3 and Class B-4 CitiCertificates. The original Class B-4 Subordination Level is expected to be between 0.10% and 0.40%.

SUBORDINATION

     The rights of holders of the Class M CitiCertificates to receive payments is subordinated to such rights of holders of Class A CitiCertificates to the extent described below, the rights of holders of the Class B CitiCertificates to receive payments is subordinated to such rights of holders of Class A and Class M CitiCertificates to the extent described below and the rights of the holders of the Class B Subclasses with numerically higher designations to receive payments is subordinated to such rights of holders of Class B Subclasses with numerically lower designations to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by holders of the Class A CitiCertificates (to the extent of the subordination of the Class M and Class B CitiCertificates), the Class M CitiCertificates (to the extent of the subordination of the Class B CitiCertificates) and the Class B Subclasses with numerically lower numbers (to the extent of the subordination of the Class B Subclasses with numerically higher designations) of the full amount of their payments of interest and principal and to afford protection against Realized Losses. If Realized Losses exceed the credit support provided through subordination to the Class A or Class M CitiCertificates or numerically lower Class B Subclasses, as the case may be, or if Excess Losses occur, all or a portion of such losses will be borne by such Class A, Class M or Class B CitiCertificates, as the case may be, as are then outstanding.

     The protection afforded to holders of the Class A CitiCertificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any payment being made on a Distribution Date in respect of the Class M and Class B CitiCertificates, the amounts of principal and interest due the Class A CitiCertificateholders on each Distribution Date out of the Pool Distribution Amount and, if necessary, by the right of such holders to receive future payments that would otherwise have been payable to holders of Class M and Class B CitiCertificates.

     The Class M CitiCertificates will be entitled, on each Distribution Date, to any remaining portion of the Pool Distribution Amount, after payment of the Class A Interest Amount, any unreimbursed Class A Interest Shortfall, the Class A Optimal Principal Amount and (to the extent of Available PO Loss Funds) any Unpaid PO Loss Amounts. Amounts so distributed to Class M CitiCertificateholders will not be available to cover delinquencies or Realized Losses for subsequent Distribution Dates.

     The Class B CitiCertificates will be entitled, on each Distribution Date, to any remaining portion of the Pool Distribution Amount, after payment of the Class A Interest Amount, any unreimbursed Class A Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Interest Shortfall, the Class M Optimal Principal Amount and (to the extent of Available PO Loss Funds) any Unpaid PO Loss Amounts. Amounts so distributed to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses for subsequent Distribution Dates.

     The protection afforded to holders of the Class B Subclasses with numerically lower designations by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any payment being made on a Distribution Date on the Class B Subclasses with numerically higher designations, the amounts of principal and interest due the holders of Class B Subclasses with numerically lower designations on each Distribution Date out of the Pool Distribution Amount (after all required payments to Class A and Class M CitiCertificates and any Class B Subclasses with a numerically lower designation have been made) and, if necessary, by the right of such holders to receive future payments that would otherwise have been payable to holders of the Class B Subclasses with numerically higher designations.

     The Class B Subclasses with numerically higher designations will be entitled, on each Distribution Date, to any remaining portion of the Pool Distribution Amount, after payment of the Class A Interest Amount, any unreimbursed Class A Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Interest Shortfall, the Class M Optimal Principal Amount, any Unpaid PO Loss Amounts (but only to extent of Available PO Loss Funds) and any principal or interest which a Class B Subclass with a lower numerical designation is due on such date. Amounts so paid to such Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses for subsequent Distribution Dates.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the average amount of time from the date of issuance of an Offered CitiCertificate until each dollar of principal of such CitiCertificate is repaid to the investor. The weighted average lives of the Offered CitiCertificates will be influenced by the rate at which principal on the Mortgage Loans is paid. Principal payments on mortgage loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of mortgage loans). Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month relative to the then unpaid principal balance of a pool of new mortgage loans. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month, 0.6% per annum in the third month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum.

     As used in the following tables, "0% of the Prepayment Model" assumes no prepayments on the Mortgage Loans; "275% of the Prepayment Model" assumes such Mortgage Loans will prepay at rates equal to 275% of the Prepayment Model's assumed prepayment rates and so forth.

     There is no assurance, however, that prepayment of the Mortgage Loans will conform to any level of the Prepayment Model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are more likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer. Because the amount of principal payments on each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass will depend on the rate of repayment (including prepayments) of the Mortgage Loans, the date by which the Principal Amount of any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass is reduced to zero is likely to occur earlier than the Last Scheduled Distribution Date of April 25, 2029.

     THE WEIGHTED AVERAGE LIVES OF THE OFFERED CITICERTIFICATES, AS WELL AS THE YIELDS TO MATURITY OF THE OFFERED CITICERTIFICATES TO THE EXTENT THAT SUCH CITICERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM, WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.

     As described above under "--Principal Payments," on each Distribution Date holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) will be entitled to receive the Class A Percentage of the applicable Non-PO Percentage of all Scheduled Principal, and the Class A Prepayment Percentage of the applicable Non-PO Percentage of Unscheduled Principal, on each Mortgage Loan. This will have the effect of accelerating the amortization of the Class A CitiCertificates while, in the absence of principal losses on the Mortgage Loans, increasing the respective interest in the Trust evidenced by the Class M and Class B CitiCertificates.

     The following tables have been prepared on the basis of the expected characteristics of the Mortgage Loans as set forth under "DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES". The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans will be received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables; (ii) each Discount Loan and Premium Loan will have an original term to maturity of 359 months, a weighted average remaining term to stated maturity of 357 months and 351 months, respectively, a rate of interest passed through to holders of the CitiCertificates of approximately 6.2679967211% and 6.8368457466%, respectively, and, in each case, a Servicing Fee of 0.25% per annum; (iii) CMSI does not exercise its right of optional termination; (iv) the Initial Principal Amounts of the Class B-3, Class B-4 and Class B-5 CitiCertificates are approximately $879,000, $627,000 and $628,590, respectively; (v) the Initial Mortgage Loan Balance of Discount Loans and Premium Loans is approximately $11,186,063 and $239,783,789, respectively, and for each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass, the Initial Principal Amount and the Certificate Rate are as set forth on page S-2; (vi) the CitiCertificates are issued on April 29, 1999; and (vii) payments to holders of the CitiCertificates will be made on the 25th day of each month commencing May 1999 (the foregoing assumptions are called the "Structuring Assumptions").

     There are likely to be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the following tables. Any such discrepancy may have an effect upon the percentages of the Initial Principal Amount outstanding (and the weighted average lives) of the Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses set forth in the tables. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Principal Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass may be reduced to zero earlier or later than indicated by such tables.

     It is not likely that (i) all of the Mortgage Loans will have the remaining terms to stated maturity assumed, (ii) the Mortgage Loans will prepay at the indicated percentages of the Prepayment Model set forth in the tables, or (iii) all of the Discount Loans or all of the Premium Loans will have the respective mortgage interest rates assumed by the Structuring Assumptions. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which include recently originated Mortgage Loans) could produce slower principal distributions than indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining terms to stated maturity of the Mortgage Loans are those assumed.

     Based on the foregoing assumptions, the following tables indicate the projected weighted average life of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass and sets forth the percentage of the Initial Principal Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.


      PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS
                            OF OFFERED CITICERTIFICATES AT
         THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                    CLASS A-1 CITICERTIFICATES                     CLASS A-2 CITICERTIFICATES
                              --------------------------------------         --------------------------------------

    DISTRIBUTION DATE          0%     100%     275%     400%     500%         0%     100%     275%     400%     500%
    -----------------        ----     ----     ----     ----     ----       ----     ----     ----     ----     ----

    Initial  ................ 100      100     100      100      100         100     100      100      100      100
    April 25, 2000 ..........  99       95      89       85       81         100     100      100      100      100
    April 25, 2001 ..........  97       88      72       61       53         100     100      100      100      100
    April 25, 2002 ..........  96       80      55       40       29         100     100      100      100      100
    April 25, 2003 ..........  94       72      41       24       13         100     100      100      100      100
    April 25, 2004 ..........  93       65      30       12        2         100     100      100      100      100
    April 25, 2005 ..........  91       59      22        5        0         100     100      100      100        0
    April 25, 2006 ..........  89       54      15        *        0         100     100      100      100        0
    April 25, 2007 ..........  88       49      10        0        0         100     100      100        0        0
    April 25, 2008 ..........  86       44       7        0        0         100     100      100        0        0
    April 25, 2009 ..........  83       40       5        0        0         100     100      100        0        0
    April 25, 2010 ..........  81       36       3        0        0         100     100      100        0        0
    April 25, 2011 ..........  79       33       1        0        0         100     100      100        0        0
    April 25, 2012 ..........  76       29       0        0        0         100     100       85        0        0
    April 25, 2013 ..........  73       26       0        0        0         100     100       41        0        0
    April 25, 2014 ..........  70       23       0        0        0         100     100        5        0        0
    April 25, 2015 ..........  67       20       0        0        0         100     100        0        0        0
    April 25, 2016 ..........  64       17       0        0        0         100     100        0        0        0
    April 25, 2017 ..........  60       15       0        0        0         100     100        0        0        0
    April 25, 2018 ..........  56       12       0        0        0         100     100        0        0        0
    April 25, 2019 ..........  52       10       0        0        0         100     100        0        0        0
    April 25, 2020 ..........  47        8       0        0        0         100     100        0        0        0
    April 25, 2021 ..........  42        6       0        0        0         100     100        0        0        0
    April 25, 2022 ..........  37        4       0        0        0         100     100        0        0        0
    April 25, 2023 ..........  31        2       0        0        0         100     100        0        0        0
    April 25, 2024 ..........  25        *       0        0        0         100     100        0        0        0
    April 25, 2025 ..........  19        0       0        0        0         100      47        0        0        0
    April 25, 2026 ..........  12        0       0        0        0         100       0        0        0        0
    April 25, 2027 ..........   4        0       0        0        0         100       0        0        0        0
    April 25, 2028 ..........   0        0       0        0        0           0       0        0        0        0
    April 25, 2029 ..........   0        0       0        0        0           0       0        0        0        0
    Weighted Average
     Life (Years)(1) ........18.7      9.4     4.0      2.8      2.3        28.7    26.0     13.9      7.5      5.5


                                   CLASS A-3 CITICERTIFICATES
                           --------------------------------------

    DISTRIBUTION DATE         0%     100%     275%    400%    500%
    -----------------       ----     ----     ----    ----    ----

    Initial  .............  100      100      100      100     100
    April 25, 2000 .......  100      100      100      100     100
    April 25, 2001 .......  100      100      100      100     100
    April 25, 2002 .......  100      100      100      100     100
    April 25, 2003 .......  100      100      100      100     100
    April 25, 2004 .......  100      100      100      100     100
    April 25, 2005 .......  100      100      100      100      58
    April 25, 2006 .......  100      100      100      100       0
    April 25, 2007 .......  100      100      100       94       0
    April 25, 2008 .......  100      100      100       56       0
    April 25, 2009 .......  100      100      100       42       0
    April 25, 2010 .......  100      100      100       31       0
    April 25, 2011 .......  100      100      100       23       0
    April 25, 2012 .......  100      100      100       17       0
    April 25, 2013 .......  100      100      100       12       0
    April 25, 2014 .......  100      100      100        9       0
    April 25, 2015 .......  100      100       83        7       0
    April 25, 2016 .......  100      100       66        5       0
    April 25, 2017 .......  100      100       52        3       0
    April 25, 2018 .......  100      100       41        2       0
    April 25, 2019 .......  100      100       32        2       0
    April 25, 2020 .......  100      100       24        1       0
    April 25, 2021 .......  100      100       19        1       0
    April 25, 2022 .......  100      100       14        1       0
    April 25, 2023 .......  100      100       10        *       0
    April 25, 2024 .......  100      100        7        *       0
    April 25, 2025 .......  100      100        5        *       0
    April 25, 2026 .......  100       90        3        *       0
    April 25, 2027 .......  100       49        1        *       0
    April 25, 2028 .......   64       10        *        *       0
    April 25, 2029 .......    0        0        0        0       0
    Weighted Average
     Life (Years)(1) ..... 29.1     28.0     19.1     10.6     6.1

----------

(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Principal Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Principal Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Principal Amount is outstanding.


      PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS
                            OF OFFERED CITICERTIFICATES AT
         THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:


                                    CLASS A-4 CITICERTIFICATES                     CLASS A-5 CITICERTIFICATES
                                    --------------------------                     --------------------------

    DISTRIBUTION DATE          0%     100%     275%     400%     500%         0%     100%     275%     400%     500%
    -----------------        ----     ----     ----     ----     ----       ----     ----     ----     ----     ----
    Initial  ...............  100      100     100      100      100         100     100      100      100      100
    April 25, 2000 .........  100      100     100      100      100         100     100      100      100      100
    April 25, 2001 .........  100      100     100      100      100         100     100      100      100      100
    April 25, 2002 .........  100      100     100      100      100         100     100      100      100      100
    April 25, 2003 .........  100      100     100      100      100         100     100      100      100      100
    April 25, 2004 .........  100      100     100      100      100         100     100      100      100      100
    April 25, 2005 .........  100      100     100      100       34          98      97       93       91       89
    April 25, 2006 .........  100      100     100      100        0          97      93       85       80       66
    April 25, 2007 .........  100      100     100       55        0          95      87       75       66       42
    April 25, 2008 .........  100      100     100       33        0          93      82       64       52       28
    April 25, 2009 .........  100      100     100       24        0          91      75       52       39       19
    April 25, 2010 .........  100      100     100       18        0          88      69       42       29       13
    April 25, 2011 .........  100      100     100       13        0          86      63       34       21        9
    April 25, 2012 .........  100      100      94       10        0          83      57       28       16        6
    April 25, 2013 .........  100      100      76        7        0          80      52       22       11        4
    April 25, 2014 .........  100      100      61        5        0          77      47       18        8        3
    April 25, 2015 .........  100      100      49        4        0          74      42       14        6        2
    April 25, 2016 .........  100      100      39        3        0          71      38       11        4        1
    April 25, 2017 .........  100      100      31        2        0          67      34        9        3        1
    April 25, 2018 .........  100      100      24        1        0          63      30        7        2        1
    April 25, 2019 .........  100      100      19        1        0          59      26        6        2        *
    April 25, 2020 .........  100      100      14        1        0          54      23        4        1        *
    April 25, 2021 .........  100      100      11        *        0          49      19        3        1        *
    April 25, 2022 .........  100      100       8        *        0          44      16        2        1        *
    April 25, 2023 .........  100      100       6        *        0          38      13        2        *        *
    April 25, 2024 .........  100      100       4        *        0          32      10        1        *        *
    April 25, 2025 .........  100       78       3        *        0          25       8        1        *        *
    April 25, 2026 .........  100       53       2        *        0          18       5        *        *        *
    April 25, 2027 .........  100       29       1        *        0          10       3        *        *        *
    April 25, 2028 .........   37        6       *        *        0           2       1        *        *        *
    April 25, 2029 .........    0        0       0        0        0           0       0        0        0        0
    Weighted Average
     Life (Years)(1) ....... 28.9     27.2    16.9      9.3      5.9        20.5    15.4     11.3      9.9      8.4


                                      CLASS A-6 CITICERTIFICATES
                                      --------------------------

    DISTRIBUTION DATE            0%     100%     275%    400%    500%
    -----------------          ----     ----     ----    ----    ----
    Initial  ................  100      100      100      100     100
    April 25, 2000 ..........   99       97       94       92      90
    April 25, 2001 ..........   98       92       83       76      71
    April 25, 2002 ..........   96       85       68       57      49
    April 25, 2003 ..........   95       79       56       43      34
    April 25, 2004 ..........   94       73       46       32      23
    April 25, 2005 ..........   92       68       38       24      16
    April 25, 2006 ..........   90       63       31       18      11
    April 25, 2007 ..........   88       58       25       13       8
    April 25, 2008 ..........   87       53       21       10       5
    April 25, 2009 ..........   85       49       17        7       4
    April 25, 2010 ..........   82       45       14        5       2
    April 25, 2011 ..........   80       41       11        4       2
    April 25, 2012 ..........   78       37        9        3       1
    April 25, 2013 ..........   75       34        7        2       1
    April 25, 2014 ..........   72       30        6        2       1
    April 25, 2015 ..........   69       27        5        1       *
    April 25, 2016 ..........   66       25        4        1       *
    April 25, 2017 ..........   62       22        3        1       *
    April 25, 2018 ..........   59       19        2        *       *
    April 25, 2019 ..........   55       17        2        *       *
    April 25, 2020 ..........   51       15        1        *       *
    April 25, 2021 ..........   46       13        1        *       *
    April 25, 2022 ..........   42       11        1        *       *
    April 25, 2023 ..........   36        9        1        *       *
    April 25, 2024 ..........   31        7        *        *       *
    April 25, 2025 ..........   25        5        *        *       *
    April 25, 2026 ..........   19        4        *        *       *
    April 25, 2027 ..........   13        2        *        *       *
    April 25, 2028 ..........    6        1        *        *       *
    April 25, 2029 ..........    0        0        0        0       0
    Weighted Average
     Life (Years)(1) ........ 19.4     11.3      6.0      4.5     3.7

----------

(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Principal Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Principal Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Principal Amount is outstanding.

   PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS
                           OF OFFERED CITICERTIFICATES
     AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                                                     CLASS M, CLASS B-1 AND CLASS B-2 CITICERTIFICATES
                                                                     -------------------------------------------------
  DISTRIBUTION DATE                                                        0%      100%     275%     400%     500%
  -----------------                                                       ----     ----     ----     ----     ----
  Initial ..............................................................  100      100      100      100     100
  April 25, 2000 .......................................................   99       99       99       99      99
  April 25, 2001 .......................................................   98       98       98       98      98
  April 25, 2002 .......................................................   97       97       97       97      97
  April 25, 2003 .......................................................   95       95       95       95      95
  April,25, 2004 .......................................................   94       94       94       94      94
  April,25, 2005 .......................................................   92       91       87       85      83
  April 25, 2006 .......................................................   91       87       80       75      71
  April 25, 2007 .......................................................   89       82       70       62      56
  April 25, 2008 .......................................................   87       76       60       49      41
  April 25, 2009 .......................................................   85       70       49       36      28
  April 25, 2010 .......................................................   83       64       40       27      19
  April 25, 2011 .......................................................   81       59       32       20      13
  April 25, 2012 .......................................................   78       54       26       15       9
  April 25, 2013 .......................................................   75       49       21       11       6
  April 25, 2014 .......................................................   73       44       17        8       4
  April 25, 2015 .......................................................   70       40       13        6       3
  April 25, 2016 .......................................................   66       35       11        4       2
  April 25, 2017 .......................................................   63       32        8        3       1
  April 25, 2018 .......................................................   59       28        7        2       1
  April 25, 2019 .......................................................   55       24        5        2       1
  April 25, 2020 .......................................................   51       21        4        1       *
  April 25, 2021 .......................................................   46       18        3        1       *
  April 25, 2022 .......................................................   41       15        2        *       *
  April 25, 2023 .......................................................   36       12        2        *       *
  April 25, 2024 .......................................................   30       10        1        *       *
  April 25, 2025 .......................................................   24        7        1        *       *
  April 25, 2026 .......................................................   17        5        *        *       *
  April 25, 2027 .......................................................   10        3        *        *       *
  April 25, 2028 .......................................................    2        1        *        *       *
  April 25, 2029 .......................................................    0        0        0        0       0
  Weighted Average
   Life (Years)(1) ..................................................... 19.4     14.6     10.7      9.4     8.7

----------

(1) The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Principal Amount by the number of years from the date of issuance of the Offered CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Principal Amount of the Class or Subclass of the Offered CitiCertificates.

* Indicates an amount above zero and less than 0.5% of Initial Principal Amount is outstanding.

  PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity and weighted average lives of the Offered CitiCertificates will be sensitive in varying degrees to, among other things, the rate of prepayment of the Mortgage Loans, the allocation of such prepayments to the Class A, Class M and Class B CitiCertificates and the timing and extent of any losses allocable to the Class A, Class M and Class B CitiCertificates. It is impossible to predict whether the Mortgage Loans will prepay at any particular rate.

         The yield to maturity on the Offered Class B CitiCertificates will be more sensitive than the yield to maturity on the Class A and Class M CitiCertificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Unoffered Class B CitiCertificates, because the entire amount of such losses will be allocable to the Offered Class B CitiCertificates in reverse numerical order prior to the Class A and Class M CitiCertificates (except in the case of any Excess Losses). To the extent not covered by advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Offered Class B CitiCertificates. Amounts otherwise payable to holders of the Offered Class B CitiCertificates will be made available to protect holders of the Class A and Class M CitiCertificates against interruptions in payments due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Unoffered Class B CitiCertificates, even if subsequently cured, may affect the timing of the receipt of distributions by holders of the Offered Class B CitiCertificates, because the entire amount of those delinquencies would be borne by the Offered Class B Subclasses in reverse numerical order prior to the Class A and Class M CitiCertificates.

         If the purchaser of an Offered CitiCertificate offered at a discount from its parity price (as described below) calculates the anticipated yield to maturity of such Offered CitiCertificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered CitiCertificate which was instead offered at a premium over its parity price calculates the anticipated yield to maturity of such Offered CitiCertificate on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. Parity price is the price at which an Offered CitiCertificate will yield its coupon, after giving effect to any payment delay.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered CitiCertificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         As described under "--Principal Payments" above, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Non-PO Percentage, to the holders of the Class A CitiCertificates (other than the Class A-6 CitiCertificates) then entitled to principal payments during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made on a Discount Loan, to the Class A-6 CitiCertificates in proportion to the interest of the Class A-6 CitiCertificates in such Discount Loan represented by the PO Percentage. The holders of the Class A-5 CitiCertificates will not be entitled to receive any principal payments prior to the Distribution Date in May 2004, and prior to the Distribution Date in May 2008 will receive a disproportionately small portion of principal prepayments on the Mortgage Loans, unless the Principal Amounts of all other Class A Subclasses (other than the Class A-6 CitiCertificates) have been reduced to zero or the Principal Amounts of the Subordinated CitiCertificates have been reduced to zero. As a result, the weighted average life will be longer, and could be significantly longer, than would be the case if the Class A-5 CitiCertificates received their proportionate share of the Class A Percentage and Class A Prepayment Percentage of the Non-PO Percentage of all principal payments received on the Mortgage Loans.

         The Issuer intends to file certain additional yield tables and other computational material with respect to one or more Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses with the Commission in a Report on Form 8-K. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" below.

  Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

       Because the rate of principal payments (including prepayments) on the Mortgage Loans may significantly affect the weighted average life and other characteristics on any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass, you are urged to consult your investment advisor and to consider your own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Class A CitiCertificates, the Class M CitiCertificates and Offered Class B CitiCertificates to your investment objectives.

  SENSITIVITY OF THE CLASS A-6 CITICERTIFICATES

       THE YIELD TO INVESTORS IN THE CLASS A-6 CITICERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. BECAUSE PAYMENTS IN REDUCTION OF THE PRINCIPAL AMOUNT OF THE CLASS A-6 CITICERTIFICATES WILL BE DIRECTLY RELATED TO THE RATE OF PRINCIPAL PAYMENTS ON THE DISCOUNT LOANS, PRINCIPAL PAYMENTS ON THE CLASS A-6 CITICERTIFICATES WILL BE DIFFERENT, AND MOST LIKELY WILL BE SLOWER, THAN THE POOL TAKEN AS A WHOLE.

       The following table indicates sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the Class A-6 CitiCertificates. Such calculations are based on distributions made in accordance with "--Principal Payments" above, on the Structuring Assumptions described above under "--Weighted Average Lives" and on the further assumption that the Class A-6 CitiCertificates will be issued on April 29, 1999 at an aggregate purchase price equal to approximately 70.00% of their Initial Principal Amount.

                                PRE-TAX YIELDS TO MATURITY

                                     PERCENTAGES OF PREPAYMENT MODEL
                               -----------------------------------------------
                 CLASS          0%        100%        275%      400%      500%
                 -----         ----       ----        ----      ----      ----

  Class A-6 .................  1.90%      3.48%     6.78%      9.09%    10.85%


       The pre-tax yields set forth in the preceding table were calculated by
  (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-6 CitiCertificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for each Class A-6 CitiCertificate equal to 70.00% of their Initial Principal Amount and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which you may be able to reinvest funds received by you as payments on the Class A-6 CitiCertificates and consequently does not purport to reflect your return on any investment in Class A-6 CitiCertificates when such reinvestment rates are considered.

       Notwithstanding the assumed prepayment rate reflected in the preceding table, it is highly unlikely that the Discount Loans will prepay at a constant rate until maturity or that all of the Discount Loans will prepay at the same time. A lower than anticipated rate of principal prepayments on the Discount Loans will have an adverse effect on the yield to maturity of the Class A-6 CitiCertificates. Because the Discount Loans have NNRs that are lower than the NNRs of the Premium Loans, the Discount Loans are generally likely to prepay at a lower rate under most circumstances. There are likely to be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the table. As a result of these factors, the pre-tax yields on the Class A-6 CitiCertificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Model. You are urged to make your investment decision based on your determination as to anticipated rates of prepayment under a variety of scenarios.

  YIELD CONSIDERATIONS WITH RESPECT TO THE OFFERED CLASS B CITICERTIFICATES

         If the Principal Amount of the Unoffered Class B CitiCertificates has been reduced to zero, the yield to maturity on the Offered Class B CitiCertificates will become extremely sensitive to losses on the Mortgage Loans and the timing thereof, because the entire amount of such losses (other than Excess Fraud Losses, Excess Special Hazard Losses and Excess Bankruptcy Losses, as described herein) will be allocated first to the Class B-2 CitiCertificates until their Principal Amount has been reduced to zero, and then to the Class B-1 CitiCertificates.

         Defaults on the Mortgage Loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then outstanding principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. As used in the table below, "50% SDA" assumes default rates equal to the product of 0.50 and the 100% SDA assumed default rate, "100% SDA" assumes default rates equal to the product of 1.00 and the 100% SDA assumed default rate, "150% SDA" assumes default rates equal to the product of 1.50 and the 100% SDA assumed default rate and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

         The following yield tables have been prepared using the Structuring Assumptions, except that, in lieu of clause (i) of the Structuring Assumptions, it was assumed that (i) scheduled interest and principal payments on the Mortgage Loans are received timely, other than with respect to Mortgage Loans on which it is assumed the defaults occur monthly in accordance with the indicated percentages of SDA. In addition, it was assumed that (i) realized losses on liquidations of a specified percentage of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the table (referred to as the "Loss Severity Percentage"), will occur at the time of liquidation which shall be twelve months after the date of default; (ii) there are no Excess Losses; (iii) reductions of the Class A Prepayment Percentage are taken only when permitted as described above under "--Principal Payments" in this Prospectus Supplement, and that there are no delinquent loans other than Liquidated Loans; and (iv) there are no Non-Supported Interest Shortfalls.

         The rate of principal payments on the Offered Class B CitiCertificates will be directly related to the actual amortization schedule of the Mortgage Loans; accordingly, the payments of interest and principal received on the Offered Class B CitiCertificates may result in pre-tax yields which differ from those reflected below. The Mortgage Loans will not have the characteristics assumed, and it is unlikely that they will prepay at any of the rates specified. The assumed percentages of liquidations and loss severities on the Mortgage Loans shown in the table below are for illustrative purposes only and the Issuer makes no representations with respect to the reasonableness of such assumptions or that the actual liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that your pre-tax yield on the Offered Class B CitiCertificates will correspond to any of the pre-tax yields shown below.

         The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Offered Class B CitiCertificates, would cause the discounted present value of such assumed streams of cash flows as of April 29, 1999 to equal the respective assumed purchase prices indicated plus accrued interest at the Certificate Rate from (and including) the Cut-Off Date to (but excluding) April 29, 1999, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by you as principal payments on the Offered Class B CitiCertificates and consequently does not purport to reflect your return on any investment in Offered Class B CitiCertificates when such reinvestment rates are considered. The assumed purchase price is equal to the percentage stated in each table.

           PRE-TAX YIELD TO MATURITY OF THE CLASS B-1 CITICERTIFICATES
                     (AT AN ASSUMED PURCHASE PRICE OF 96.50%
            OF THEIR INITIAL PRINCIPAL AMOUNT PLUS ACCRUED INTEREST)

                                                     PREPAYMENT SPEED
                          -------------------------------------------------------------------------------
                                20% LOSS SEVERITY                             30% LOSS SEVERITY
                          -----------------------------------          ----------------------------------
   SDA PERCENTAGE          100%           275%          400%           100%          275%           400%
   --------------          ----           ----          ----           ----          ----           ----
         50%              6.961%         7.028%         7.064%         6.965%       7.027%         7.064%
        100%              6.970          7.030          7.064          6.961        7.032          7.065
        150%              6.967          7.032          7.065          6.506        7.034          7.068
        200%              6.917          7.031          7.066          2.455        6.978          7.066

           PRE-TAX YIELD TO MATURITY OF THE CLASS B-2 CITICERTIFICATES
                     (AT AN ASSUMED PURCHASE PRICE OF 90.75%
            OF THEIR INITIAL PRINCIPAL AMOUNT PLUS ACCRUED INTEREST)

                                                     PREPAYMENT SPEED
                          -------------------------------------------------------------------------------
                                20% LOSS SEVERITY                             30% LOSS SEVERITY
                          -----------------------------------          ----------------------------------
   SDA PERCENTAGE          100%           275%          400%           100%          275%           400%
   --------------          ----           ----          ----           ----          ----           ----
        50%              7.711%         7.911%         8.014%         7.722%         7.908%        8.015%
        100%              7.647          7.917          8.016          6.704          7.921         8.017
        150%              6.797          7.921          8.019          (17.625)       5.192         8.027
        200%              0.391          7.589          8.021          (30.905)       (18.539)      2.522

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the CitiCertificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the Initial Mortgage Loan Balance:

                                             AGGREGATE REALIZED LOSSES

                                                     PREPAYMENT SPEED
                          -------------------------------------------------------------------------------
                                20% LOSS SEVERITY                             30% LOSS SEVERITY
                          -----------------------------------          ----------------------------------
   SDA PERCENTAGE          100%           275%          400%           100%          275%           400%
   --------------          ----           ----          ----           ----          ----           ----
         50%              0.306%         0.217%         0.174%         0.459%        0.325%        0.261%
        100%              0.608          0.431          0.346          0.912         0.646         0.518
        150%              0.905          0.642          0.516          1.357         0.963         0.773
        200%              1.197          0.850          0.684          1.795         1.275         1.026

  OPTIONAL TERMINATION

         Holders of all outstanding CitiCertificates may receive a distribution reducing the Principal Amount of such CitiCertificates to zero upon the repurchase by CMSI of the underlying Mortgage Loans and any property acquired in respect thereof in full, at CMSI's option, at any time after the Pool Balance is less than 5% of the Initial Mortgage Loan Balance, provided CMSI has received an opinion of counsel or other evidence that such repurchase and the related distribution will constitute a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), will not affect the REMIC status of the Trust and will not otherwise subject the Trust to tax. CMSI reserves the right to transfer its right to repurchase the Mortgage Loans as described above to any third party. See "THE POOLING AGREEMENTS--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. Any such final distribution of Principal Amount with respect to the CitiCertificates will be paid to Certificateholders in order of their priority of distribution as described under "SUMMARY OF TERMS--Payment Priorities." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the acquired property of the Trust.

  TRUSTEE AND AGENTS

         The trustee for the CitiCertificates will be State Street Bank and Trust Company, which will also act as Paying Agent, Transfer Agent and Certificate Registrar for the CitiCertificates.

  SERVICING COMPENSATION

         CMSI will act as servicer of the Mortgage Loans, as well as REMIC servicer for the Pool (together, the "Servicer"). CMSI will be entitled to Servicing Compensation equal to a monthly fee of 0.25% per annum of the Pool Balance of the Mortgage Loans (the "Servicing Fee"), payable from interest payments received in respect of the Mortgage Loans, as well as late payment charges, assumption fees and other similar amounts set forth in the Pooling Agreement. CMSI currently intends to subcontract its duties as Servicer of the Mortgage Loans to CMI.

         The Servicer will pay the expenses of the Trust, including the Trustee's fee, accounting fees and other related expenses. See "DESCRIPTION OF CERTIFICATES--The Servicer" in the Prospectus.

  BOOK-ENTRY REGISTRATION

         Each of the Offered Class A CitiCertificates (other than the Class A-6 CitiCertificates) will initially be issued in book-entry form only (the "Book-Entry CitiCertificates") and will be represented by a single physical certificate registered in the name of Cede, as nominee of DTC, which will be the "holder" or "Certificateholder" of such Class A CitiCertificates as such terms are used herein. No person acquiring an interest in the Book-Entry CitiCertificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest in the Book-Entry CitiCertificates or the Trust, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments and notices of redemption to Certificateholders or holders shall refer to payments and notices of redemption to DTC or Cede, as the registered holder of the Book-Entry CitiCertificates for distribution to Participants in accordance with DTC procedures.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as adopted in the State of New York and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry CitiCertificates among Participants on whose behalf it acts with respect to the Book-Entry CitiCertificates and to receive and transmit distributions of principal of and interest on the Book-Entry CitiCertificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry CitiCertificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry CitiCertificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry CitiCertificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry CitiCertificates, may be limited due to the lack of a physical certificate for such Book-Entry CitiCertificates. In addition, under a book-entry format, Beneficial Owners may experience delays in receipt of their payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC.

         DTC has advised the Issuer that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry CitiCertificates are credited. Additionally, DTC has advised the Issuer that it will take such actions only at the direction of and on behalf of Participants whose holdings of Book-Entry CitiCertificates evidence the corresponding percentage of ownership interests. DTC may take conflicting actions to the extent that Participants whose holdings of Book-Entry CitiCertificates evidence such percentage of ownership interests authorize divergent action.

         None of the Issuer, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of Book-Entry CitiCertificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DEFINITIVE CERTIFICATES

         The Class A-6 CitiCertificates, the Class A-IO CitiCertificates, the Class M CitiCertificates, the Offered Class B CitiCertificates, the Unoffered Class B CitiCertificates and the Residual Certificates will be issued in fully registered, certificated form ("Definitive Certificates"). The Book-Entry CitiCertificates will be issued as Definitive Certificates to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry CitiCertificates and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Servicer under the Pooling Agreement, Beneficial Owners representing not less than 51% of the ownership interests of each outstanding Subclass of Book-Entry CitiCertificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the Beneficial Owners' best interest.

         Upon the occurrence of any event described in the preceding paragraph, the Trustee will be required to notify all Beneficial Owners through Participants of the availability of Definitive Certificates.

         Upon surrender by DTC of the definitive CitiCertificates representing the Book-Entry CitiCertificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry CitiCertificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry CitiCertificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued in respect of the Book-Entry CitiCertificates, monthly and annual reports containing information concerning the Trust and prepared by the Servicer pursuant to the Pooling Agreement will be sent to Cede as nominee of DTC and registered holder of the Book-Entry CitiCertificates, as well as to holders of the Definitive Certificates. The Pooling Agreement does not require the sending of any financial reports to the Beneficial Owners. Beneficial Owners may obtain copies of any Distribution Date statement free of charge upon request from the Servicer at (314) 256-6406.

  VOTING RIGHTS

         At all times, 98% of the voting rights of holders of the CitiCertificates under the Pooling Agreement will be allocated among the Class A CitiCertificates (other than the Class A-IO CitiCertificates), the Class M

  CitiCertificates and the Class B CitiCertificates based upon such Class's Beneficial Percentage. The holders of the Class A-IO CitiCertificates will be allocated 2% of such voting rights. Voting rights will be allocated among the Subclasses of the same Class (other than the Class A-IO CitiCertificates) in proportion to their percentage interest in such Class based on their Principal Amounts.

                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary that is investing or that could be deemed to be investing the assets of any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Plan") or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), should carefully review with its own legal advisors whether the purchase or holding of the Offered CitiCertificates could give rise to a transaction prohibited or otherwise impermissible under ERISA, the Code or Similar Law.

         The Department of Labor has granted to the Underwriter an administrative exemption, Prohibited Transaction Exemption PTE 90-36 (the "Exemption"), from certain of the prohibited transaction rules of ERISA and certain of the excise taxes imposed by Section 4975 of the Code with respect to the initial purchase, the holding, and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the acquisition, holding, and resale of the Offered Senior CitiCertificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Senior CitiCertificates are the following: (1) the acquisition of such Offered Senior CitiCertificates by an ERISA Plan is on terms (including the price for such CitiCertificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by such Offered Senior CitiCertificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) such Offered Senior CitiCertificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.; (4) the sum of all payments made to the Underwriter in connection with the distribution of such Offered Senior CitiCertificates represents not more than reasonable compensation for underwriting such CitiCertificates; and (5) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

         In addition, it is a condition that the ERISA Plan investing in the Offered Senior CitiCertificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         The Exemption does not apply to the acquisition and holding of Offered Senior CitiCertificates by ERISA Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, or any affiliate of such parties. Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in each Class A Subclass of the Class A CitiCertificates does not exceed 25% of that Class A Subclass outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under Similar Law.

         Neither the Exemption nor PTE 83-1 (discussed under "CERTAIN ERISA CONSIDERATIONS" in the Prospectus) applies to the acquisition or holding of the Class M CitiCertificates or the Offered Class B

  CitiCertificates, which are subordinated to the Class A CitiCertificates. Accordingly, no transfer of an Offered Class B CitiCertificate or Class M CitiCertificate to a Plan will be registered unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of a Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, the source of funds used to purchase the Class M CitiCertificates or Offered Class B CitiCertificates, as the case may be, is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) delivers (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Issuer that the purchase or holding of the Class M CitiCertificates or Offered Class B CitiCertificates by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer (or its designee), the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and
  (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require in connection with such transfer.

         Fiduciaries that are investing or that could be deemed to be investing assets of Plans should consult their legal advisors, and refer to the discussion under "CERTAIN ERISA CONSIDERATIONS" in the Prospectus.

                                LEGAL INVESTMENT

         The Offered Class A and Class M CitiCertificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such CitiCertificates will constitute legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities.

         THE OFFERED CLASS B CITICERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA.

         Prospective purchasers of the Offered CitiCertificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered CitiCertificates. See "LEGAL INVESTMENT" in the Prospectus.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the Trust Fund as a REMIC for purposes of Sections 860A through 860G of the Code. Each Class and Subclass of Offered CitiCertificates will be designated as a regular interest in the REMIC. The Offered CitiCertificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or holders, in the case of the Class A-6 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates) of the Offered CitiCertificates will be required to report interest income on such Offered CitiCertificates in accordance with the accrual method of accounting. The Class A-6 CitiCertificates will be issued with original issue discount in an amount equal to the excess of their Initial Principal Amount over their issue price. It is anticipated that the Class A-4, Class B-1 and Class B-2 CitiCertificates will be issued with original issue discount in an amount equal to the excess of their Initial Principal Amounts over their respective issue prices (including accrued interest). It is further anticipated that the Class A-1, Class A-2, Class A-3, Class A-5 and Class M CitiCertificates will be issued with de minimis original issue discount for federal income tax purposes.

         The Prepayment Assumption on the Mortgage Loans, as described in the Prospectus, that is to be used, among other things, in determining the rate of accrual of original issue discount is 275% of the Prepayment

  Model's assumed prepayment rates. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Weighted Average Lives" in this Prospectus Supplement. No representation is made as to the rate at which the Mortgage Loans will prepay.

         The Offered CitiCertificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations and as "real estate assets" for real estate investment trusts, to the extent described in the Prospectus, as "qualified mortgages" for another REMIC, and as "permitted assets" for a financial asset securitization investment trust. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement among Citicorp, the Issuer and the Underwriter (the "Underwriting Agreement"), the Offered CitiCertificates are being purchased from the Issuer by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered CitiCertificates if any CitiCertificates are purchased. Distribution of the Offered CitiCertificates is being made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer will be approximately 98.89247% of the aggregate Initial Principal Amount of the Class A CitiCertificates, approximately 97.53751% of the aggregate Initial Principal Amount of the Class M CitiCertificates and approximately 93.81453% of the aggregate Initial Principal Amount of the Offered Class B CitiCertificates, plus accrued interest at the rate of 6.50% and before deducting expenses payable by the Issuer, provided that if the aggregate Initial Principal Amount of the Class A CitiCertificates is less than $240,303,262, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Principal Amount of the Class A CitiCertificates) will be adjusted upwards by not more than 0.002% and if the aggregate Initial Principal Amount of the Class A CitiCertificates is greater than $240,303,262, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Principal Amount of the Class A CitiCertificates) will be adjusted downwards by not more than 0.002%. In connection with the purchase and sale of the Offered CitiCertificates, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

         Subject to the terms and conditions of the purchase agreement among Citicorp, the Issuer and PaineWebber Incorporated (the "Purchase Agreement"), the Unoffered Class B CitiCertificates (not offered hereby) are being purchased by PaineWebber Incorporated upon issuance. PaineWebber Incorporated is committed to purchase all of the Unoffered Class B CitiCertificates if any Offered CitiCertificates are purchased. The Unoffered Class B CitiCertificates will be offered through PaineWebber Incorporated in one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the Unoffered Class B CitiCertificates under the Purchase Agreement is a condition to the closing of the sale of the Offered CitiCertificates to the Underwriter.

         The Underwriting Agreement provides that the Issuer and Citicorp will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CITICERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Issuer and Citicorp by Marla A. Berman, as an Associate General Counsel--Corporate Law of Citigroup Inc., and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax matters will be passed upon for the Issuer by Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, N.A. Each of Ms. Berman and Ms. Daniels owns or has the right to acquire a number of shares of common stock of Citigroup Inc. equal to less than 0.01% of the outstanding common stock of Citigroup Inc. Certain ERISA matters will be passed upon for the Issuer by Cadwalader, Wickersham & Taft, New York, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following document filed with the Commission by the Issuer is incorporated as of its filing date in this Prospectus Supplement and Prospectus by reference:

       Current Report on Form 8-K dated April __ 1999, filed pursuant to Section 13 of the Exchange Act.

       All reports subsequently filed by the Issuer pursuant to Sections 13(a) and (c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering of the CitiCertificates offered hereby shall be deemed to be incorporated by reference into this Prospectus Supplement and Prospectus and to be a part hereof.

             INDEX OF PRINCIPAL DEFINITIONS IN PROSPECTUS SUPPLEMENT

                                                                        PAGE
                                                                        ----
  Adjusted Balance ...................................................  S-16
  Adjustment Amount ..................................................  S-28
  Available PO Loss Funds ............................................  S-24
  Bankruptcy Coverage Termination Date ...............................  S-29
  Bankruptcy Loss ....................................................  S-28
  Bankruptcy Loss Limit ..............................................  S-29
  Beneficial Owner ...................................................  S-42
  Beneficial Percentage ..............................................   S-4
  Book-Entry CitiCertificates ........................................  S-42
  Cede ...............................................................  S-18
  Certificate Account ................................................  S-18
  Certificateholder ..................................................  S-42
  CitiCertificates ...................................................   S-1
  Class A CitiCertificates ...........................................   S-4
  Class A Interest Amount ............................................  S-20
  Class A Interest Shortfall .........................................  S-21
  Class A Non-PO Principal Amount ....................................  S-24
  Class A Optimal Principal Amount ...................................  S-24
  Class A Percentage .................................................  S-24
  Class A PO Principal Amount ........................................  S-23
  Class A Prepayment Percentage ......................................  S-24
  Class A Principal Amount ...........................................  S-19
  Class A Principal Distribution Amount ..............................  S-23
  Class A Subclass Interest Amount ...................................  S-20
  Class A Subclass Interest Shortfall ................................  S-21
  Class A Subclass Principal Amount ..................................  S-19
  Class A-IO CitiCertificates ........................................   S-4
  Class A-IO Notional Amount .........................................  S-20
  Class A-5 Percentage ...............................................  S-26
  Class A-5 Priority Amount ..........................................  S-26
  Class A-5 Shift Percentage .........................................  S-26
  Class B CitiCertificates ...........................................   S-4
  Class B Interest Amount ............................................  S-21
  Class B Optimal Principal Amount ...................................  S-27
  Class B Percentage .................................................  S-27
  Class B Prepayment Percentage ......................................  S-27
  Class B Principal Amount ...........................................  S-20
  Class B Subclass ...................................................   S-4
  Class B Subclass Interest Amount ...................................  S-20
  Class B Subclass Interest Shortfall ................................  S-22
  Class B Subclass Optimal Principal Amount ..........................  S-27
  Class B Subclass Percentage ........................................  S-27
  Class B Subclass Prepayment Percentage .............................  S-27
  Class B Subclass Principal Amount ..................................  S-19
  Class B-1 Principal Amount .........................................  S-20
  Class B-2 Principal Amount .........................................  S-20
  Class M CitiCertificates ...........................................   S-4
  Class M Interest Amount ............................................  S-20
  Class M Interest Shortfall .........................................  S-22

                                                                        PAGE
                                                                        ----
  Class M Optimal Principal Amount ...................................  S-26
  Class M Percentage .................................................  S-26
  Class M Prepayment Percentage ......................................  S-26
  Class M Principal Amount ...........................................  S-19
  Closing Date .......................................................   S-7
  CMI ................................................................  S-16
  CMSI ...............................................................   S-7
  Code ...............................................................  S-44
  Compensating Cap ...................................................  S-21
  Cut-Off Date .......................................................   S-7
  Debt Service Reduction .............................................  S-28
  Deficient Valuation ................................................  S-28
  Definitive Certificates ............................................  S-43
  Detailed Description ...............................................  S-16
  Discount Loans .....................................................   S-5
  Distribution Date ..................................................   S-5
  DTC ................................................................  S-10
  ERISA ..............................................................  S-44
  ERISA Plan .........................................................  S-44
  Excess Bankruptcy Losses ...........................................  S-29
  Excess Fraud Losses ................................................  S-28
  Excess Losses ......................................................   S-9
  Excess Special Hazard Losses .......................................  S-28
  Exemption ..........................................................  S-44
  Extraordinary Losses ...............................................  S-31
  Fitch ..............................................................  S-11
  Fraud Coverage Termination Date ....................................  S-28
  Fraud Loss .........................................................  S-28
  Fraud Loss Limit ...................................................  S-28
  Indirect Participants ..............................................  S-42
  Initial Mortgage Loan Balance ......................................  S-16
  Initial Principal Amount ...........................................   S-2
  Interest Accrual Period ............................................   S-6
  Issuer .............................................................   S-7
  Last Scheduled Distribution Date ...................................  S-33
  Liquidated Loan ....................................................  S-27
  Liquidated Loan Loss ...............................................  S-27
  Liquidation Proceeds ...............................................  S-28
  Loss Severity Percentage ...........................................  S-40
  Mortgage Loans .....................................................  S-16
  NNR ................................................................   S-5
  Non-PO Loss Amount .................................................  S-29
  Non-PO Percentage ..................................................   S-5
  Non-PO Pool Balance ................................................  S-19
  Non-Supported Interest Shortfall ...................................  S-21
  Notional Amount ....................................................   S-6
  Offered CitiCertificates ...........................................   S-4
  Offered Class B CitiCertificates ...................................   S-4
  Offered Class B Subclass ...........................................   S-4
  Original Subordinated Principal Amount .............................  S-25

                                                                        PAGE
                                                                        ----
  Participants .......................................................  S-42
  Plan ...............................................................  S-44
  Pool ...............................................................  S-16
  Pool Balance .......................................................  S-19
  Pool Distribution Amount ...........................................  S-18
  Pooling Agreement ..................................................  S-17
  PO Loss Amount .....................................................  S-23
  PO Percentage ......................................................   S-5
  PO Pool Balance ....................................................  S-19
  Premium Loans ......................................................   S-5
  Prepayment Interest Shortfalls .....................................   S-9
  Prepayment Model ...................................................  S-33
  Principal Amount ...................................................   S-6
  PTE 95-60 ..........................................................  S-45
  Purchase Agreement .................................................  S-46
  Realized Losses ....................................................  S-29
  Record Date ........................................................   S-7
  REMIC ..............................................................  S-10
  Rules ..............................................................  S-42
  Scheduled Principal ................................................  S-22
  SDA ................................................................  S-40
  Securities Act .....................................................  S-44
  Servicer ...........................................................   S-7
  Servicing Fee ......................................................  S-42
  Similar Law ........................................................  S-44
  SMMEA ..............................................................  S-45
  Special Hazard Loss ................................................  S-28
  Special Hazard Loss Limit ..........................................  S-28
  Special Hazard Termination Date ....................................  S-28
  Special Hazards ....................................................  S-28
  S&P ................................................................  S-11
  Structuring Assumptions ............................................  S-34
  Subordinated CitiCertificates ......................................  S-13
  Subordinated Percentage ............................................  S-25
  Subordinated Prepayment Percentage .................................  S-26
  Subordination Depletion Date .......................................   S-9
  Subordination Level ................................................  S-31
  Trust ..............................................................   S-1
  Trustee ............................................................   S-7
  Underwriter ........................................................   S-1
  Underwriting Agreement .............................................  S-46
  Unoffered Class B CitiCertificates .................................  S-29
  Unpaid PO Loss Amount ..............................................  S-23
  Unscheduled Principal ..............................................  S-22

PROSPECTUS
----------

                       CITICORP MORTGAGE SECURITIES, INC.

                         REMIC PASS-THROUGH CERTIFICATES

         Citicorp Mortgage Securities, Inc. (the "Issuer") may sell from time to time, on terms to be determined at the time of sale, one or more series (each, a "Series") of certificates (the "Certificates") consisting of one or more classes (each, a "Class") evidencing ownership interests in a trust (the "Trust"), to be created by the Issuer, with respect to which one or more elections will be made to treat such Trust, or one or more segregated pools of assets within such Trust, as one or more real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The property of each such REMIC will consist of a pool of assets (for each Series, a "Pool"), or interests in another REMIC consisting of a Pool, comprised primarily of mortgage loans or mortgage-backed certificates conveyed to such Trust by the Issuer. Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass"). The Certificates will consist of one or more Classes or Subclasses of regular interests (collectively, the "CitiCertificates"), and of one Class or one Subclass of residual interests with respect to each Pool (the "Residual Certificates"). Each Class or Subclass of Certificates will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans or Mortgage Certificates in the related Pool. One or more Classes or Subclasses of CitiCertificates may be subject to deferred distribution of interest ("Accrual CitiCertificates"). If so specified in the applicable Prospectus Supplement, a Series (a "Senior/Subordinated Series") may consist of one or more Classes or Subclasses of Certificates subordinate in right of distributions (the "Subordinated Certificates") to one or more other Classes or Subclasses (the "Senior Certificates"). If so specified in the applicable Prospectus Supplement, in addition to or in lieu of subordination, credit support may be provided for any Class of Certificates in the form of a guaranty issued by Citicorp or another guarantor (a "Guaranty"), letter of credit, mortgage pool insurance policy or another form of credit support as described herein and in the applicable Prospectus Supplement.

         The applicable Prospectus Supplement will set forth the specific terms of each Class and/or Subclass of Certificates offered thereby, including (if applicable) the aggregate initial Principal Amount, the Certificate Rate and the Last Scheduled Distribution Date for each such Class or Subclass; the terms of distribution of accrued interest on any Class or Subclass of Accrual CitiCertificates; the method used to calculate the aggregate amount of distributions in reduction of Principal Amount of any Class or Subclass of Certificates required to be made on each Distribution Date and the method of allocation thereof; the Distribution Dates; the characteristics of the Mortgage Loans or Mortgage Certificates comprising the Pool; whether more than one REMIC election will be made; the terms of any special distributions or early termination applicable to the Class or Subclass; the terms of any credit support provided for a Class or Subclass; the terms of any subordination provided in a Senior/Subordinated Series; the method of distribution of the Certificates; the terms of any distributions on Residual Certificates; and other specific terms of a Class or Subclass.

         Each Pool will consist of (i) fixed or adjustable interest rate mortgage loans ("Mortgage Loans") (a portion of the interest on each such Mortgage Loan may be retained by the Issuer or an affiliate of the Issuer) acquired by the Issuer (a) from Citicorp Mortgage, Inc. ("CMI"), Citibank, N.A. ("Citibank") or Citibank, Federal Savings Bank ("CFSB") or (b) from another affiliate of the Issuer specified in the applicable Prospectus Supplement (collectively with CMI, Citibank and CFSB, the "Affiliated Originators") or (c) from unaffiliated seller-servicers (the "Third Party Originators" and collectively with the Affiliated Originators, the "Originators"), (which Mortgage Loans may be acquired by CMI and then acquired from CMI by the Issuer),
(ii) mortgage-backed certificates previously issued by the Issuer or an affiliate of the Issuer and described in the applicable Prospectus Supplement ("Issuer Certificates"), (iii) certificates backed by Mortgage Loans (together with Issuer Certificates, "CitiMortgageCertificates"), and/or (iv) GNMA Certificates, FNMA Certificates and/or FHLMC Certificates (each as defined herein, and collectively, together with CitiMortgageCertificates, the "Mortgage Certificates"), together with certain other assets described herein or as otherwise described in the Prospectus Supplement. The Mortgage Certificates may be guaranteed as to payment of principal and interest to the extent indicated herein and in the related Prospectus Supplement. The CitiMortgageCertificates may have the benefit of credit support to the extent provided herein and in the related Prospectus Supplement.

         THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE ISSUER OR ANY OF ITS AFFILIATES EXCEPT AS SET FORTH BELOW. NEITHER THE CERTIFICATES, THE CITIMORTGAGECERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS
ARE INSURED OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The Certificates may be sold by the Issuer through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "PLANS OF DISTRIBUTION." Affiliates of the Issuer may from time to time act as agents or underwriters in connection with the sale of the Certificates. Specific information with respect to the terms of offering of the Certificates offered thereby is set forth in the Prospectus Supplement.

   THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 THE DATE OF THIS PROSPECTUS IS APRIL 20, 1999.

                          REPORTS TO CERTIFICATEHOLDERS

         The Issuer will provide or cause to be provided to holders of the Certificates (the "Certificateholders") of each Series periodic reports concerning the Pool underlying their respective Certificates. See "THE POOLING AGREEMENTS--Reports to Certificateholders."

                             ADDITIONAL INFORMATION

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102, telephone number (703) 450-3777 or (800) 336-FMPC. Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual and quarterly reports as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone number (202) 752-7115. The Issuer does not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or any Supplements thereto or any of its quarterly reports, FNMA's Prospectuses or any of its reports, financial statements or other information or GNMA's annual report.

                              AVAILABLE INFORMATION

         The following information is provided if a Guaranty is issued by Citicorp and is part of a Pool. Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Citicorp currently files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Citicorp files such reports and other information through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                         ADDITIONAL DETAILED INFORMATION

         The Issuer currently offers by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information reflects payments made on the individual mortgage loans, including prepayments in full and in part made of such mortgage loans, as well as the liquidation of any such mortgage loans, and identifies various characteristics of the mortgage loans. For further information regarding the Detailed Information and subscriptions thereto, please contact Citicorp Mortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone number (314) 256-6446.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         If a Guaranty is issued by Citicorp and is part of a Pool, Citicorp's most recent Annual Report on Form 10-K and any subsequent reports on Form 8-K or Form 10-Q filed with the Commission by Citicorp are incorporated as of their respective filing dates in this Prospectus by reference.

         If such a Guaranty is part of a Pool, all reports subsequently filed by Citicorp pursuant to Sections 13(a) and (c) of the Exchange Act and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

         All documents filed by the Issuer with the Commission on behalf of the Pool referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust shall be incorporated by reference in this Prospectus and be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not, except as modified or superseded, constitute a part of this Prospectus. Copies of the documents incorporated herein by reference will be provided to each person to whom this Prospectus is delivered upon written or oral request to Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043, telephone number (212) 559-6727.

         Citicorp will provide without charge to each person, including any beneficial owner of Certificates, to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp, 399 Park Avenue, New York, NY 10043, Attention: Investor Relations Department, telephone number
  (212) 559-2718.

         Each Series of Certificates will be issued under a separate Pooling and Servicing Agreement (each a "Pooling Agreement"), between the Issuer and the trustee for such Series (the "Trustee"), substantially in one of the forms (each, a "Form of Pooling Agreement") filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The summaries of certain provisions of the Certificates and such Form of Pooling Agreement included in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Form of Pooling Agreement, and the final Pooling Agreement executed in connection with the issuance of a Series. Section references herein are references to the Form of Pooling Agreement. When used in this Prospectus (as modified by the description in the related Prospectus Supplement), the summaries of certain provisions of the Form of Pooling Agreement also apply to the form of Pooling Agreement applicable to a Pool of Mortgage Loans underlying a CitiMortgageCertificate. Terms used but not defined herein have the meanings assigned to them in the Form of Pooling Agreement. References herein to the Trustee or the Issuer include, unless otherwise specified, any agents acting on behalf of the Trustee or any subcontractor of the Issuer, any of which agents or subcontractors may be the Issuer or one of its affiliates.

         The summaries included in this Prospectus generally describe the Certificates and related matters. Such summaries are subject to, and qualified in their entirety by reference to, the Prospectus Supplement describing a particular Series. See "INDEX OF PRINCIPAL DEFINITIONS" for a listing of principal terms used herein and the page herein on which each such term is defined.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY AND DO NOT CONSTITUTE AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           DESCRIPTION OF CERTIFICATES

  GENERAL

         The Certificates are issuable in one or more Series. The Certificates of each Series will evidence the entire beneficial ownership interest in the Trust as to which one or more elections will be made to treat all or a specified portion thereof (as specified in the related Prospectus Supplement) as one or more REMICs as defined in Code Section 860D. The Trust will consist of (i) such Mortgage Loans or Mortgage Certificates as from time to time are subject to the Pooling Agreement; (ii) such funds or assets as from time to time are deposited in the Certificate Account as described herein under APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Payments on Mortgage Loans in Pools"; (iii) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans as from time to time are subject to the Pooling Agreement; (iv) any combination of Guaranty, letter of credit, mortgage pool insurance policy, one or more reserve funds and other form of credit support provided for such Series; and (v) any title insurance policy and hazard insurance policy maintained with respect to the Mortgaged Properties.

         Each Series will consist of one or more Classes or Subclasses of CitiCertificates representing "regular interests" in one or more REMICs within the meaning of Code Section 860G(a)(1) and one Class or one Subclass of Residual Certificates representing the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2).

         Each Series of Certificates will consist of Residual Certificates and of either (i) a single Class of CitiCertificates, (ii) two or more Classes of CitiCertificates, one or more Classes or Subclasses (the "Senior Certificates") of which will be senior in right of distributions to one or more of the other Classes or Subclasses (the "Subordinated Certificates") to the extent described in the related Prospectus Supplement (any such Series, a "Senior/Subordinated Series"); (iii) two or more Classes or Subclasses of CitiCertificates which differ as to the timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distribution of principal or interest or both on any Class or Subclass may be made upon the occurrence of specified events, in accordance with a formula or schedule, or on the basis of certain types of collections or from designated portions of the Pool, which CitiCertificates may be Accrual CitiCertificates; or (iv) other types of Classes or Subclasses of CitiCertificates as described in the related Prospectus Supplement. Credit support for a Series of CitiCertificates may be provided by a Guaranty, letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, surety insurance policy or a Reserve Fund as described herein and in the related Prospectus Supplement, or by the subordination of one or more Classes or Subclasses of CitiCertificates or Residual Certificates as described herein and in the related Prospectus Supplement, or by any combination of the foregoing. See "DESCRIPTION OF CERTIFICATES--Credit Support."

         The Issuer may sell certain Classes or Subclasses of Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or the Residual Certificates, by means of this Prospectus and a Prospectus Supplement if, at the time of such sale, at least one nationally recognized statistical rating organization has rated the Classes or Subclasses of Certificates of such Series in one of its generic rating categories which signifies investment grade. Typically, the four highest categories (within which there may be subcategories or gradations indicating relative standing) signify investment grade.

         The Issuer may sell certain Classes or Subclasses of Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or the one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

         Unless otherwise specified in the related Prospectus Supplement, the CitiCertificates of specified Classes or Subclasses of a Series will be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

         Interest distributions and distributions in reduction of the Principal Amount with respect to Certificates of any Series will be made on the Distribution Dates for such Series (i) by check mailed to holders of such Certificates registered as such on the applicable Record Date at their addresses appearing on the Certificate Register, (ii) upon written request of a Certificateholder to the Trustee (or the paying agent), by wire transfer in immediately available funds to the account of such Certificateholder provided that such Certificateholder holds at least the minimum denomination specified in the applicable Prospectus Supplement and Pooling Agreement, or (iii) by such other means as are agreed upon by the paying agent and a Certificateholder; provided, however, that distributions in reduction of Principal Amount which reduce the Stated Amount of a Certificate to zero will be made only upon presentation and surrender of such Certificate at the office or agency of any paying agent for such Series, unless otherwise specified in the related Prospectus Supplement. Notice will be mailed before the Distribution Date on which the final distribution in reduction of Principal Amount on any Certificate is expected to be made to the holder of such Certificate.

         The Trustee will include with each distribution on a CitiCertificate a statement showing, among other things, the allocation of such distribution to interest and reductions of Principal Amount and the remaining Principal Amount of a CitiCertificate of each Class or Subclass of that Series in the minimum denomination (or minimum permitted increment above such denomination, if less) specified in the related Prospectus Supplement (a "Single Certificate"). On each Distribution Date before a distribution is first made on a particular Class of Accrual CitiCertificates, the Trustee will also furnish to each holder of an Accrual CitiCertificate of such Class a statement showing (i) the interest accrued during the Interest Accrual Period applicable to such Distribution Date, (ii) the amount of accrued interest to be added to the Principal Amount thereof and (iii) the Principal Amount of such an Accrual CitiCertificate after giving effect to such addition to the Stated Amount thereof, in each case for an Accrual CitiCertificate which is a Single Certificate. In the case of a Pool that consists of Whole or Partial Pool Issuer Certificates, such statement will also show the outstanding and initial principal amounts of each such Issuer Certificate.

   DISTRIBUTIONS TO CERTIFICATEHOLDERS

    General

         Beginning with the month next succeeding the month in which Certificates of a Series are originally issued, distributions of principal and interest thereon at the Certificate Rate will be made on the 25th day of each month, or if such day is not a business day, the immediately following business day (each, a "Distribution Date"), or on such other date as may be specified in the related Prospectus Supplement, to the persons in whose names the Certificates are registered at the close of business on the last business day of the preceding month, or such other date as may be specified in the related Prospectus Supplement (the "Record Date"). Alternatively, if the related Prospectus Supplement so provides, distributions will be made at quarterly, semi-annual or other intervals, but at least annually. The amount of each distribution will be determined on the 18th day of the month of the related Distribution Date or, if such 18th day is not a business day, the immediately preceding business day (each, a "Determination Date") or such other date as may be specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions to Certificateholders of a Class or Subclass will be made pro rata among Certificateholders of such Class or Subclass. The manner in which any available credit support will be allocated among the Classes or Subclasses of Certificates in a Series will be specified in the related Prospectus Supplement.

         Distributions in reduction of Principal Amount of and in respect of interest on, the Certificates will be made by or on behalf of the Issuer out of, and only to the extent of, funds available for such purpose (the "Pool Distribution Amount") in the Certificate Account of the related Series. All distributions on the Certificates of each Series will be made on each Distribution Date for such Series from the Pool Distribution Amount in accordance with the terms described herein and in the related Prospectus Supplement, and as specified in the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, for each Pool consisting of Mortgage Loans, the Pool Distribution Amount for a Distribution Date will be equal to the aggregate of all previously undistributed proceeds of payments on account of principal, including amounts received in respect of credit support, if any, and any payments or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of prepayment (each, a "Principal Prepayment"), the net proceeds of the liquidation of defaulted Mortgage Loans, and interest, including any payments made from any related buydown subsidy account, in respect of the Mortgage Loans received and posted after the Cut-Off Date and before the related Determination Date, except in each case:

         (i) payments which were due on or before the Cut-Off Date;

         (ii) any Principal Prepayment received during the month of distribution and any related payments of interest representing interest for the month of distribution or any portion thereof (which will be distributed the next month);

         (iii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

         (iv) that portion of payments on account of interest (including payments made from a buydown subsidy account established with respect to such Mortgage Loans) on the Mortgage Loans in the Pool in excess of interest at the Pass-Through Rate;

         (v) that portion of the proceeds of the liquidation of defaulted Mortgage Loans which represents servicing compensation to the Issuer and is to be paid to the Issuer from the related Certificate Account to the extent described in APPENDIX A: "THE MORTGAGE LOANS AND
       CITIMORTGAGECERTIFICATES--Realization Upon Defaulted Mortgage Loans"; and

         (vi) any other amount not to be included in the Pool Distribution Amount pursuant to the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement for each Pool consisting of Mortgage Certificates, the Pool Distribution Amount for a Distribution Date will equal all previously undistributed amounts received as principal and interest on such Mortgage Certificates in accordance with their terms on or prior to the related Determination Date (or, for CitiMortgageCertificates, the Distribution Date).

    Distributions of Interest

         Unless otherwise specified in the related Prospectus Supplement, each Class or Subclass of Certificates entitled to a distribution of interest will be entitled to such interest at a per annum rate (the "Certificate Rate") which may be fixed or, subject to federal income tax requirements, may vary over the life of the Certificates.

         Unless otherwise specified in the related Prospectus Supplement, each Class or Subclass of Certificates of a Series, other than Accrual CitiCertificates, if any, will be entitled to receive distributions in respect of interest on each Distribution Date and will accrue interest on the outstanding Principal Amount of each such Class or Subclass of Certificates at the Certificate Rate (calculated on the basis of a 360-day year of twelve 30-day months) and for the periods (each an "Interest Accrual Period") specified in the Prospectus Supplement. Accrual CitiCertificates will accrue interest as described above but such accrued interest will not be distributed until the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the interest accrued but not distributed on the Accrual CitiCertificates will be added to the Principal Amount thereof on each Distribution Date.

    Distributions in Reduction of Principal Amount

         Each Certificate entitled to distributions representing principal payments on the Mortgage Loans or Mortgage Certificates included in the Pool underlying such Series will have a "Principal Amount" which, at any time will equal the maximum amount in respect of principal which the holder of such Certificate will be entitled to receive out of the future cash flow on the Mortgage Loans or the Mortgage Certificates, and out of other assets, if any, included in the Trust. The Prospectus Supplement will specify the method by which the amount of distributions in reduction of Principal Amount to be distributed to the Certificateholders on each Distribution Date (the "Certificate Distribution Amount") will be calculated and the manner in which the Certificate Distribution Amount will be allocated among the Classes or Subclasses entitled to distributions thereof. Distributions in reduction of the Principal Amount of Certificates will be made on each Distribution Date to the holders of the Certificates then entitled to receive such distributions until the aggregate amount of distributions have reduced the Principal Amount of each Certificate of a Class or Subclass to zero. The initial aggregate Principal Amount of all Classes or Subclasses of a Series may equal the aggregate outstanding principal amount of the related Mortgage Loans or Mortgage Certificates as of the applicable Cut-Off Date and, for each Class or Subclass, will be specified in the related Prospectus Supplement. Alternatively, the initial aggregate Principal Amount of all Classes or Subclasses of a Series of Certificates may equal the initial aggregate Pool Value of the related Mortgage Loans or Mortgage Certificates as of the applicable Cut-Off Date.

         The aggregate "Pool Value" of the related Mortgage Loans or Mortgage Certificates will be the Stated Amount of the Certificates of that Series that, based on certain assumptions and regardless of any prepayments on such Mortgage Loans or Mortgage Certificates, can be supported by either the future scheduled payments on the Mortgage Loans included in the Pool or the mortgage loans underlying the Mortgage Certificates included in the Pool (with interest adjusted to the applicable Pass-Through Rate), or the proceeds of the Principal Prepayment of such Mortgage Loans or mortgage loans underlying the Mortgage Certificates, together with reinvestment income, if any, thereon at the rate and for the period specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any Reserve Fund for such Series, as further or otherwise specified in the related Prospectus Supplement. In calculating Pool Values of Mortgage Certificates and Mortgage Loans included in the Pool, future distributions on a Mortgage Loan will be determined based on future scheduled payments (after giving effect to any Principal Prepayments previously received and posted) on such Mortgage Loan, and future distributions on a Mortgage Certificate will be determined either as if the underlying mortgage loans constituted a single mortgage loan having the highest mortgage rate and longest maturity of any mortgage loan underlying such Mortgage Certificate or separately for each mortgage loan underlying such Mortgage Certificate. Any similar Mortgage Loans or mortgage loans underlying Mortgage Certificates or any Mortgage Certificates that are backed by the same pool of mortgage loans, or similar pools of mortgage loans, may be aggregated into one or more groups (each, a "Pool Value Group"), each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or mortgage loans in, or all mortgage loans underlying all the Mortgage Certificates in, the Pool Value Group constituted a single mortgage loan having the highest mortgage rate and longest maturity of any such mortgage loan for such Pool Value Group. There are a number of alternative means of determining the Pool Values of a Mortgage Certificate, Mortgage Loan or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled distributions thereon and determinations based on the relationship between the Pass-Through Rates borne thereby and the Certificate Rates of the related Series of Certificates.

         With respect to any Series as to which the initial Principal Amount of the Certificates is calculated on the basis of the Pool Values of the Mortgage Loans or the Mortgage Certificates, the Prospectus Supplement for each such Series will describe the method or methods (and related assumptions) used to determine the Pool Value of the Mortgage Certificates and Mortgage Loans or the Pool Value Groups securing such Series. In any event, the aggregate of the Pool Values of all the Mortgage Certificates and Mortgage Loans and all the Pool Value Groups included in the Pool for a Series of Certificates will always be at least equal to the aggregate Stated Amount of the Certificates of such Series. The Certificate Distribution Amount with respect to a Series as to which the initial Principal Amount of the Certificates is calculated on the basis of the Pool Values of the Mortgage Loans or the Mortgage Certificates will generally be calculated on the basis of the decline in the aggregate Pool Values of the Mortgage Loans or Mortgage Certificates included in the Pool during the related Due Period, or as otherwise described in the related Prospectus Supplement.

         The Principal Amount of a Certificate will decline as a result of distributions attributable to principal that are made to the holders of the Certificates and, to the extent described herein and in the related Prospectus Supplement, as a result of losses on the Mortgage Loans or Mortgage Certificates in the related Pool, to the extent that the credit support (including the amount of subordination provided to Senior Certificates in a Senior/Subordinated Series) provided for such Class or Subclass of Certificate is inadequate to cover such losses. The Principal Amount of a Certificate may increase in the case of Accrual CitiCertificates by interest accrued but not then distributable on such Accrual CitiCertificates, and, to the extent that a Pool consists of adjustable rate mortgages which provide for limitations on the amount by which monthly payments by a Mortgagor may be increased and changes in the interest rate on the Mortgage Loan are made more frequently than changes in the payment, if an increase in the interest rate on the Mortgage Loan is not covered by the amount of the related scheduled monthly payment.

         The aggregate amount which will be distributed in reduction of Principal Amount to holders of CitiCertificates of each Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the aggregate Certificate Distribution Amount, (ii) the amount of interest, if any, accrued on any Accrual CitiCertificates of such Series during the related Interest Accrual Period but not then required to be distributed, such amount being added to the Principal Amount thereof, and (iii) any amounts in reduction of Principal Amount previously distributable but not yet distributed.

         Unless otherwise specified in the related Prospectus Supplement, in the case of CitiCertificates of any Series consisting of more than one Class, if the Amount Available under the credit support (including the amount of any subordination provided to Senior Certificates in a Senior/Subordinated Series) provided for such Series is inadequate to cover any loss on the Mortgage Loans with the result that there are insufficient funds on deposit in the Certificate Account on the next succeeding Distribution Date to pay the amount then distributable to any Class of CitiCertificates then entitled to receive distributions in reduction of Principal Amount (a "Loss Allocation Event"), then the amount then available for distribution in reduction of Principal Amount on such Distribution Date and each subsequent

  Distribution Date will be distributed on such Distribution Date pro rata to the holders of CitiCertificates of a Class then outstanding notwithstanding any priorities among Subclasses of such Class of CitiCertificates set forth in the related Prospectus Supplement and pro rata to the holders of each Class of CitiCertificates based on the outstanding Principal Amount of all Classes of CitiCertificates then outstanding. Unless otherwise specified in the related Prospectus Supplement, any shortfalls of interest will be allocated on a pro rata basis based on the amount of interest then distributable (or allocable, in the case of each Class of Accrual CitiCertificates) to each Class. On or after the Distribution Date on which a Loss Allocation Event occurs, the Principal Amount of all Classes then outstanding will be reduced on a pro rata basis, or as otherwise specified in the related Prospectus Supplement, by the amount of any losses actually incurred with respect to the Mortgage Loans.

         Funds available for distribution from the Certificate Account on a Distribution Date will include distributions on Mortgage Certificates in the Pool received in the related Due Period and payments received with respect to Mortgage Loans in the Pool in the related Due Period, as described herein. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Payments on Mortgage Loans in Pools." Amounts remaining in the Certificate Account which are available for distribution, as so described, after payment of all amounts due to holders of CitiCertificates, and after payment of certain expenses therefrom, will be distributed to holders of Residual Certificates on a pro rata basis.

         Series of CitiCertificates having other than monthly Distribution Dates may receive special distributions ("Special Distributions") with respect to any period for which distributions are received on the related Mortgage Loans or Mortgage Certificates, other than such periods which include Distribution Dates, if, as a result of principal prepayments on the mortgage loans underlying the Mortgage Certificates or on the Mortgage Loans in the Pool for such Certificates or low reinvestment yields, or both, the Trustee determines, based on assumptions as to timing of receipt of distributions, reinvestment income and prepayment rates, among others, specified in the Pooling Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the earlier of the next Distribution Date or the second succeeding Distribution Date for such Series may be less than the sum of interest distributions and distributions in reduction of Principal Amount that would be made on such date if it were a Distribution Date. Special Distributions on the CitiCertificates of a Series will be allocated in the same manner as would distributions on the next Distribution Date for such Series.

  CREDIT SUPPORT

    General

         Credit support may be provided with respect to one or more Classes or Subclasses of CitiCertificates or with respect to the assets in the related Trust. Credit support may be in the form of the subordination of one or more Classes or Subclasses of CitiCertificates of such Series to one or more other Classes or Subclasses of CitiCertificates, a limited guaranty issued by Citicorp or another guarantor, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a surety policy, the establishment of one or more reserve funds or any other form of credit support described in the applicable Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire Principal Amount of the CitiCertificates and interest thereon. If losses occur which exceed the amount covered by credit support or are of a type which are not covered by the credit support, holders of the CitiCertificates will bear their allocable share of such deficiencies as described in the related Prospectus Supplement.

    Subordination

         If so specified in the related Prospectus Supplement, credit support for one or more Classes or Subclasses of Senior Certificates in a Senior/Subordinated Series may include one or more Classes or Subclasses of Subordinated Certificates, such that distributions in respect of Scheduled Principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes or Subclasses of Subordinated Certificates will instead be payable to holders of one or more Classes or Subclasses of Senior Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. Such subordination provisions will have the effect of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinated Certificates in the related Trust, as well as preserving the availability of the subordination provided by the Subordinated Certificates.

         If so specified in the related Prospectus Supplement, delays in receipt of Scheduled Principal and losses on defaulted Mortgage Loans or mortgage loans underlying the Mortgage Certificates will be borne first by the various Classes or Subclasses of Subordinated Certificates under the circumstances and subject to the limitations specified in the related Prospectus Supplement, which will have the effect of increasing the respective percentage ownership interest of the Senior Certificates in the Trust. The aggregate distributions in respect of delinquent Scheduled Principal and the aggregate losses in respect of defaulted Mortgage Loans or mortgage loans underlying Mortgage Certificates which must be borne by each Class or Subclass of Subordinated Certificates at any one time or over the lives of the Certificates by virtue of the subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to the Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement (the "Subordination Amount"). If the aggregate distributions in respect of delinquent Scheduled Principal and/or the aggregate losses in respect of defaulted Mortgage Loans or mortgage loans underlying Mortgage Certificates were to exceed the total amounts payable and available for distribution to the Subordinated Certificateholders or, if applicable, were to exceed the specified maximum Subordination Amount, holders of the Senior Certificates could experience losses.

         The protection afforded to the Senior Certificateholders by the preferential right of the Senior Certificateholders to receive current distributions from the Pool may be enhanced to the extent specified in the related Prospectus Supplement by the establishment and maintenance of one or more reserve accounts (each a "Subordination Reserve Fund") funded by the retention of all or any portion of distributions otherwise distributable to the holders of the Subordinated Certificates on any Distribution Date, by all or a portion of the Spread and/or by an initial deposit of the Issuer. Unless otherwise specified in the related Prospectus Supplement, the Subordination Reserve Fund will be included in the Trust. If specified in the Prospectus Supplement relating to a Series of Certificates, the Subordination Reserve Fund may be funded in any other manner acceptable to the rating agencies rating the Series of Certificates and consistent with an election to treat the Trust (or one or more segregated pools of assets therein) for such Series as one or more REMICs (as the case may be).

         Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling Agreement and, unless otherwise provided in the related Prospectus Supplement, will mature no later than the next Distribution Date.

         Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior
  Certificateholders the amounts to which they are later entitled.

    Limited Guaranty

         If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support may be provided by a Guaranty of Citicorp or another guarantor specified in such Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Guaranty issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

    Letter of Credit

         If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

    Reserve Fund

         If so specified in the Prospectus Supplement relating to a Series of Certificates, a reserve fund (the "Reserve Fund") may be established with the Trustee by the Issuer. The manner of the funding of the Reserve Fund and the amount required from time to time to be on deposit therein will be set forth in the Prospectus Supplement.

    Pool Insurance Policies

         If so specified in the Prospectus Supplement relating to a Series of Certificates, the Issuer will obtain a pool insurance policy for the Mortgage Loans in the related Pool. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

    Special Hazard Insurance Policies

         If so specified in the related Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Issuer will also obtain a special hazard insurance policy for the related Pool in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

    Mortgagor Bankruptcy Bond

         If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgage affecting the Mortgage Loans in a Pool with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the rating agency or rating agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the Certificates of the related Series. The amount and principal terms of any such coverage will be set forth in the related Prospectus Supplement.

    Draws Under Credit Support Other Than Subordination

         The obligation of the issuer of credit support to make payments under such credit support for the benefit of holders of Certificates shall be limited at any time to the amount available (the "Amount Available") at such time. The initial Amount Available shall be equal to the percentage specified in the Prospectus Supplement of the aggregate Adjusted Balance of the related Mortgage Loans as of the applicable Cut-Off Date (the "Credit Support Percentage"). The Amount Available to be paid under any credit support may be subject to reduction commencing at the times and in the amounts described in the applicable Prospectus Supplement and Pooling Agreement. In addition, the Amount Available to be paid under any credit support for losses or delinquencies arising from certain causes may be limited to the extent set forth in the related Prospectus Supplement. To the extent set forth in the applicable Prospectus Supplement and in the event that more than one series of CitiMortgageCertificates underlies a Series of Certificates, credit support may cover two or more of the series of such CitiMortgageCertificates. This may be accomplished by the credit support on the individual series of CitiMortgageCertificates being consolidated or by credit support which relates to more than one of the series of CitiMortgageCertificates and provides coverage for all such series of CitiMortgageCertificates up to the Credit Support Percentage specified in the Prospectus Supplement of the aggregate Adjusted Balance of the Mortgage Loans underlying such CitiMortgageCertificates.

         The Issuer or the Servicer will be required to determine as of each Determination Date whether a payment under any credit support will be necessary on the next Distribution Date. The Issuer or the Servicer will advise the Trustee of such determination and make a demand for payment under the credit support to the issuer of credit support in accordance with the provisions of the credit support and the applicable Pooling Agreement, as described in the related Prospectus Supplement. The proceeds of such payments under the credit support will be deposited into the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, payments received under the credit support will be applied first to reimburse Voluntary Advances.

         Payments made by an issuer of credit support pursuant to its obligations under the credit support to cover delinquencies will be allocated on a loan-by-loan basis to specific Mortgage Loans, and the payments will be reimbursed, as the specific Mortgagors make their delinquent payments, by monthly withdrawals from the Certificate Account as such delinquent installments are received. Remaining obligations under the credit support will be increased as such payments are reimbursed. In addition, payments made under the credit support to cover amounts in respect of interest distributed (but not received) with respect to Principal Prepayments will be reimbursed to the issuer of credit support from Servicing Compensation otherwise payable to the Issuer or the Servicer. The credit support will be increased to the extent of such reimbursement.

         If any Mortgage Loans become Liquidating Loans, the issuer of credit support may, if so specified in the related Prospectus Supplement, be obligated to purchase from the Trustee such Liquidating Loans up to the amount of the remaining obligation under the credit support. The Servicer may make an advance of a payment (a "Purchase Amount Advance") in respect of a Liquidating Loan on behalf of the issuer of credit support in order to avoid demands or draws under such credit support. If at any time the issuer of credit support makes a payment or the Servicer makes a payment on its behalf in the amount of the full outstanding principal balance of and accrued interest on a Liquidating Loan (less any unreimbursed payments previously made under the credit support in respect of such Liquidating Loan), the issuer of credit support (or its designee) will be entitled to receive an assignment of such Liquidating Loan, and the issuer of credit support (or such designee) will thereafter own such Liquidating Loan free of any further obligation with respect thereto. Payments made with respect to such a Liquidating Loan will be reimbursed only from the proceeds (net of liquidation costs) of such Liquidating Loan. The remaining obligations under the credit support will be increased to the extent such payments are so reimbursed. To the extent the proceeds of liquidation of any Liquidating Loan acquired by the issuer of credit support in the manner described in this paragraph exceed the amount of payments made with respect thereto, in the case of a Guaranty issued by Citicorp, Citicorp will be entitled to retain such proceeds and in the case of other credit support, the Servicer will be entitled to such proceeds unless otherwise specified in the related Prospectus Supplement.

         The term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement or redemption has expired), (b) each Mortgage Loan with respect to which the Issuer or the Servicer has agreed to accept a Transfer Instrument in lieu of foreclosure and in whole or partial satisfaction of the Mortgage Loan, and, if the Pool contains Cooperative Loans, Liquidating Loan will mean not only each Cooperative Loan as to which (a) or (b) is applicable but also (c) each Cooperative Loan with respect to which none of the interest or principal installments which became due and payable during the previous six months have been paid and (d) each Cooperative Loan with respect to which a court of competent jurisdiction has entered a final judgment reducing the scheduled monthly principal or interest installment payable on such Cooperative Loan. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Realization Upon Defaulted Mortgage Loans."

         If any Mortgage Loans become Liquidated Loans, the issuer of credit support may, if so specified in the Prospectus Supplement be obligated to pay the amount of any loss on such Liquidated Loan up to the amount of the remaining obligation under the credit support. The amount of any loss on a Liquidated Loan is equal to the excess of (a) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon over (b) the liquidation proceeds, net of liquidation expenses, received with respect thereto. In the event that the amount of such a loss is not covered, in whole or in part, by any credit support, the loss will be allocated among the Certificates as specified in the related Prospectus Supplement.

         The term "Liquidated Loan" means a Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer or the Master Servicer, as the case may be, determines that all liquidation proceeds which it expects to recover have been recovered, or a Mortgage Loan with respect to which the related Mortgaged Property is retained or sold by the Mortgagor and for which the Servicer or the Master Servicer, as the case may be, has accepted payment from the Mortgagor in consideration for the release of the Mortgage in an amount which is less than the outstanding principal balance of such Mortgage Loan as a result of a determination by the Servicer or the Master Servicer, as the case may be, that the potential liquidation expenses with respect to such Mortgage Loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such Mortgage Loan. See APPENDIX A:
  "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Realization Upon Defaulted Mortgage Loans."

         Prospective purchasers of Certificates must, in the event of default by Mortgagors, look to the credit of the issuer of credit support, to the extent of its obligations under the credit support. If the Amount Available under a credit support is exhausted, the Certificateholders of the related Series will bear all risks of delinquency and loss resulting from defaults by Mortgagors (including losses not covered by primary mortgage insurance) and from hazard losses not covered by the standard hazard insurance policies required to be maintained by the Mortgagors, and the Certificateholders must look primarily to the value of the properties securing defaulted Mortgage Loans for recovery of the outstanding principal and unpaid interest. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Certain Legal Aspects of the Mortgage Loans." None of the issuer of any credit support, the Issuer nor the Servicer intends to advance its own funds with respect to any Series of Certificates or series of CitiMortgageCertificates, except (i) in the case of the issuer of credit support, to the limited extent of its obligations under such credit support and (ii) in the case of the Issuer or the Servicer, in certain circumstances involving recoverable costs of restoration of damaged property, as described under APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Realization Upon Defaulted Mortgage Loans," and certain other costs as described therein under "--Servicing and Other Compensation and Payment of Expenses," and to make Voluntary Advances to the extent set forth in the related Prospectus Supplement.

  LAST SCHEDULED DISTRIBUTION DATE

         The "Last Scheduled Distribution Date" for each Class of CitiCertificates of a Series is the latest date on which (based on the assumptions set forth in the related Prospectus Supplement) the Principal Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Principal Amount for each Series will depend on, among other things, the rate of payment (including prepayments) of the principal of the mortgage loans (which include, for purposes of this subsection, Mortgage Loans included directly in the Pool and mortgage loans underlying Mortgage Certificates) in the Pool for such Series, the actual last Distribution Date for any Class of CitiCertificates could occur significantly earlier than its Last Scheduled Distribution Date.

         The rate of payments on the Mortgage Loans in the Pool for any Series will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of such mortgage loans. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Prepayment Experience."

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a Certificate until the Principal Amount of such Certificate has been reduced to zero. The weighted average life of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the mortgage loans (which include, for purposes of this subsection, Mortgage Loans included directly in the Pool and mortgage loans underlying Mortgage Certificates) underlying or included in the Pool for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (including prepayments and liquidations due to default, casualty, receipt of insurance proceeds, condemnation and the like).

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. Each Prospectus Supplement for CitiCertificates of any Series consisting of more than one Class of CitiCertificates will describe the payment standard or model used for the related Series and will contain tables setting forth the projected weighted average life of each Class of CitiCertificates of such Series and, to the extent distributions are not made pro rata among all Classes of CitiCertificates of such Series, the percentage of the Initial Principal Amount of each Class of CitiCertificates of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying or included in the Pool are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of mortgage loans underlying or included in the Pool for any Series of Certificates will conform to any prepayment standard or model. The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans underlying or included in the Pool for a Series of Certificates, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans. It should be noted that certain Mortgage Certificates included in a Pool for a Series of Certificates may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of these Mortgage Certificates will to some extent be a function of the mix of interest rates of the mortgage loans underlying such Mortgage Certificates. Furthermore, the stated pass-through rate of certain Mortgage Certificates may be two or more percentage points less than the Note Rates of the underlying mortgage loans. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and servicing decisions.

  RESIDUAL CERTIFICATES

         The Residual Certificates will represent "residual interests" in a REMIC within the meaning of Code Section 860G(a)(2). See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." A Class of Residual Certificates with respect to a Pool will be issued simultaneously with the CitiCertificates of a Series. Such Residual Certificates may be sold together with or separately from such CitiCertificates or may be retained, in whole or in part, by the Issuer or the related Originators and will represent the right to receive distributions as specified in the related Prospectus

  Supplement. In addition, at such time as the Stated Amount of each Class of CitiCertificates of such Series has been reduced to zero, the holders of the Residual Certificates will be the sole owners of each Pool and will have sole rights with respect to the Mortgage Certificates, Mortgage Loans and other assets included in such Pool, including the right to liquidate such Pool.

  THE SERVICER

         For each Series of Certificates, the Issuer will act as servicer (in such capacity, the "Servicer" or "servicer") with respect to Mortgage Loans purchased, directly or indirectly, by the Trust from CMI, Citibank or CFSB or their affiliates (the "Affiliated Originators" and such Mortgage Loans being herein referred to as "Affiliated Mortgage Loans") and, as master servicer (in such capacity, the "Servicer" or "master servicer") with respect to Mortgage Loans purchased, directly or indirectly, by the Trust from Third Party Originators, and will perform such functions as are described in the Pooling Agreement. The Issuer may subcontract or otherwise delegate any of its duties under the Pooling Agreement to any qualified corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. Unless otherwise disclosed in the related Prospectus Supplement, if the Mortgage Loans are included directly in the Pool, the Issuer intends to subcontract its duties as servicer with respect to the Affiliated Mortgage Loans to CMI (or its designated subservicer) and its duties as master servicer with respect to Mortgage Loans originated by Third Party Originators ("Third Party Loans") and sold by them on a servicing-retained basis, to a designated master servicer, which shall be Norwest Bank Minnesota, National Association, or another qualified master servicer (each a "Third Party Master Servicer"). Each of CMI and any Third Party Master Servicer may further subcontract or delegate to a subservicer their obligations as servicer for the Affiliated Mortgage Loans and Third Party Mortgage Loans, respectively. Such subcontracting or delegation does not relieve the Issuer of its responsibility with respect to such duties. The Trustee may remove the Servicer for failure to perform any of its duties under the Pooling Agreement if such failure continues unremedied for 60 days after written notice from the Trustee. The Issuer may not resign from its obligations and duties as Servicer under the Pooling Agreement except upon the determination, evidenced by an opinion of counsel, that its performance of such duties is no longer permissible under applicable law, or with the consent of the Trustee and of the holders of 662 @ 3% of outstanding Certificates. The Servicer (together with any entity to which it has subcontracted or delegated any of its duties) will be entitled to servicing compensation for each Series as specified in the related Prospectus Supplement, which may include (i) a fee payable from the Certificate Account (a "REMIC Servicing Fee"), (ii) if Mortgage Loans are included directly in the Pool, a specified servicing rate equal to the difference between the Note Rate for each such Mortgage Loan and its Pass-Through Rate, as well as late payment charges, assumption fees, reinvestment income, if any, and other similar amounts set forth in the related Pooling Agreement and/or (iii) in the case of Third Party Loans acquired on a servicing-retained basis, a master servicing fee ("Servicing Compensation"). To the extent specified with respect to a Series in the related Prospectus Supplement, Servicing Compensation may be divided between "normal servicing compensation" and "additional servicing compensation." In the case of Third Party Loans acquired on a servicing-retained basis, a fee may also be paid to third party subservicers or servicers (a "Servicing Fee"). The Pooling Agreement generally provides that the Servicer shall not be subject to any liability to holders of Certificates other than by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties set forth in the Pooling Agreement. See "THE POOLING AGREEMENTS."

                                    THE POOLS

  GENERAL

         Each Pool will consist of (i) Mortgage Loans and/or Mortgage Certificates or other "regular interests" in another Pool to the extent specified in the related Prospectus Supplement, (ii) the amount of any assets including cash, if any, initially deposited in the Certificate Account, (iii) amounts deposited in any Reserve Fund described in the Prospectus Supplement,
  (iv) distributions on such Mortgage Certificates and/or Mortgage Loans (net of any servicing compensation) (v) any real estate acquired through foreclosure or similar proceeding and (vi) reinvestment earnings, if any, on such net distributions and deposits. Any Pool including Mortgage Loans among its assets will also include the interest of the Certificateholders in certain credit support and any insurance policies with respect to such Mortgage Loans. Pools for Series having monthly distributions are generally expected not to receive reinvestment earnings on distributions that are held in the Certificate Account. The Mortgage Certificates will be held by the Trustee or its nominee, and any Mortgage Loans included in any Pool will be held for the Trustee by a custodian, solely for the benefit of the related Series of Certificates.

         The following summaries of characteristics of the Mortgage Loans and the CitiMortgageCertificates are subject to and qualified by reference to APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES."

  MORTGAGE LOANS

         The Mortgage Loans included directly in a Pool or underlying CitiMortgageCertificates in a Pool will be mortgage loans secured by first liens on one- to four-family residential properties, and may be fixed rate or adjustable rate loans, or participations or other beneficial interests in such loans, which may provide for full amortization of principal, deferral of a portion of interest, balloon payments of principal or have such other characteristics as set forth in the related Prospectus Supplement. Properties securing Mortgage Loans may include leasehold interests in residential properties, the title to which is held by third party lessors. The Mortgage Loans may also contain cooperative apartment loans evidenced by promissory notes secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified dwelling units in such cooperatives' buildings. Each Mortgage Loan will be selected and purchased by the Issuer for inclusion in the related Pool, or will be selected by the Originator in connection with the issuance of a CitiMortgageCertificate, from among those originated or acquired by an Originator in the ordinary course of business activities of the Originator or acquired from an affiliate of an Originator or from a Third Party Originator. Mortgage Loans in a Pool may be covered by a guaranty or certain other credit support, as described in the related Prospectus Supplement.

         The Mortgage Loans will have original individual principal balances of no more than $2,500,000 and, except as otherwise set forth in the related Prospectus Supplement, original maturities of from 10 to 30 years. Fixed rate Mortgage Loans will be of a type specified in APPENDIX A.

         Adjustable rate Mortgage Loans will bear interest at a rate which will be adjusted from time to time to equal (to the nearest eighth of a percent) a certain number of basis points over an index interest rate, as specified in APPENDIX A or the related Prospectus Supplement. Adjustments may be subject to limits on the magnitude of any one adjustment and on the magnitude of aggregate upward adjustments during the life of the Mortgage Loan. Adjustable rate Mortgage Loans may provide for deferral of a certain portion of interest and increases to the principal balances in order to limit the amount by which the scheduled monthly payments will increase following an increase in the rate of interest. The amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization". Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. The impact of any such negative amortization on Certificateholders will be set forth in the Prospectus Supplement.

         If specified in the related Prospectus Supplement, adjustable rate Mortgage Loans included in a Pool may convert at some future time to fixed rate mortgage loans. The details of such conversion features and the effect on the Pool will be described in the related Prospectus Supplement.

         At the Cut-Off Date for a Pool that includes adjustable rate Mortgage Loans, the Pool may contain adjustable rate Mortgage Loans which are newly originated and adjustable rate Mortgage Loans as to which one or more adjustments have occurred. Adjustable rate Mortgage Loans that have not had their first rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the applicable index and the number of basis points over such index used to compute the applicable mortgage rate for such Mortgage Loan.

         If provided for in the applicable Prospectus Supplement, the Mortgage Loans in a Pool or the Mortgage Loans underlying CitiMortgageCertificates included in a Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Buydown Mortgage Loan will be less than the scheduled monthly payments on the Buydown Mortgage Loan, the resulting difference to be made up from buydown funds contributed by the Mortgagor, the Mortgagor's employer, the seller or the builder of the related Mortgaged Property or another source (i) at the time of origination of the Buydown Mortgage Loan or (ii) in some cases when buydown funds are contributed by an employer, on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement and except for Buydown Mortgage Loans funded in accordance with clause (ii) above, the buydown funds will be placed on the Closing Date (as defined in the related

  Prospectus Supplement) in an account established and maintained with a depository by the Issuer or the Originator (or in the case of Third Party Mortgage Loans, with the related subservicer), and amounts will be withdrawn monthly from such account promptly following receipt of the Mortgagor's monthly payment and deposited in the related Certificate Account. See "DESCRIPTION OF CERTIFICATES--Distributions to Certificateholders." Buydown funds with respect to any Series may be held in the same deposit account as buydown funds for all buydown mortgage loans serviced by the Issuer, the Originator or any subservicer. In the case of buydown funds contributed on an annual basis by the Mortgagor's employer, such buydown loans will generally have a buydown period of three years but may have a buydown period of up to five years. The employer may or may not be required to guarantee the payment of buydown funds even if the Mortgagor were no longer employed by such employer.

         Unless otherwise specified in the related Prospectus Supplement, the original principal amount of each Mortgage Loan will be not more than 90% of the Original Value of the property securing such Mortgage Loan. Each Affiliated Mortgage Loan having an original principal amount exceeding 90% of the Original Value of the Mortgaged Property will be covered by primary mortgage insurance against losses from default on such Mortgage Loan in an amount ranging from 12% to 30% of the principal amount of the Mortgage Loan outstanding from time to time. Such insurance will be in effect at least until the principal amount of the Mortgage Loan is reduced to 80% of its Original Value. Third Party Loans will be covered by primary mortgage insurance to the extent specified in the related Prospectus Supplement. See "LOAN UNDERWRITING POLICIES--Loan Underwriting Policies of the Affiliated Originators."

         The properties securing Mortgage Loans may consist of detached houses, attached houses, row houses, individual units in planned unit developments, individual condominiums or other types of one- to four-family residences or interests in cooperatives (as defined in APPENDIX A). Although it is anticipated that such properties will be predominantly primary residences, they may include investment properties and vacation and second homes as well. Such properties may be located in any of the fifty United States, the District of Columbia or the Commonwealth of Puerto Rico.

         When the related Series of Certificates is issued the Issuer will assign the Mortgage Loans without recourse to the Trustee for the benefit of the Certificateholders. The Issuer will, however, be required to repurchase any Mortgage Loans or Mortgage Certificates that do not conform in one or more material respects to the representations and warranties in the Pooling Agreement ("Non-Conforming Loans") within 180 days after notice from the Trustee that they are Non-Conforming Loans. The Issuer may substitute conforming Mortgage Loans or Mortgage Certificates for Non-Conforming Loans on or before the day that is 180 days following the Startup Day of the REMIC with respect to such Series. If, however, any Non-Conforming Loan would affect the status of the REMIC or subject the REMIC to tax, the Issuer must repurchase such Non-Conforming Loan or substitute a conforming Mortgage Loan therefor within the earlier of 90 days after notice from the Trustee that the Mortgage Loan is a Non-Conforming Loan or 180 days following the Startup Day. See "--Substitution of Mortgage Loans" below. The Startup Day generally will be the Closing Date (as defined in the related Prospectus Supplement). As servicer, the Issuer is responsible for administering and servicing the Mortgage Loans and Mortgage Certificates.

         In connection with assignment of the Mortgage Loans to the Trustee, the Issuer will deliver to the Trustee (or a custodian acting on its behalf, which may be an affiliate of the Issuer) the Mortgage Note, the Mortgage with evidence of recording thereon, any other mortgage related documents, and assignments of the Mortgage by the Originator to the Trustee. Such assignments will generally be recorded after the Closing Date. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Assignment of Mortgage Loans."

  MORTGAGE CERTIFICATES

    CitiMortgageCertificates

         This summary of CitiMortgageCertificates is subject to and qualified by reference to APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES."

         Certificates evidencing fractional undivided interests in trusts will be created by each of the Originators with respect to which an election may be made to treat such trusts as REMICs under the Code. The property of such REMICs will consist of pools of Mortgage Loans originated or acquired by one of the Affiliated Originators or acquired by the Issuer. Such certificates will consist of one or more classes of regular interests and one class of residual interests. It is expected that the issuer of any CitiMortgageCertificate will be the packager of the Mortgage

  Loans underlying such CitiMortgageCertificate and will act as the servicer or master servicer (in such capacity, the "Servicer" or "servicer") of such Mortgage Loans (or will subcontract with an affiliate to act as subservicer). The Mortgage Loans may be covered by certain credit support described in the Prospectus Supplement.

         The form of pooling and servicing agreement pursuant to which the CitiMortgageCertificates will be issued will be substantially the same as the Pooling Agreement with respect to a Pool in which the Mortgage Loans were originated or acquired by an Affiliated Originator. The terms and provisions of the relevant Pooling Agreement described in this Prospectus (including the descriptions of distributions) would be applicable to any CitiMortgageCertificate except that references to the Issuer will be deemed references to the relevant Affiliated Originator and references to the Pool will be deemed references to the Citibank Pool, the CMI Pool or the CFSB Pool, as the case may be.

         The pool underlying a CitiMortgageCertificate will consist of the Mortgage Loans, such funds as from time to time are deposited in the Certificate Account for such CitiMortgageCertificate, property acquired by foreclosure or deed in lieu of foreclosure of a Mortgage Loan or Transfer Instrument (as defined below) as from time to time may be subject to the related Pooling Agreement, any credit support and any insurance policies with respect to the Mortgage Loans. For purposes of this Prospectus, a "Transfer Instrument" is a deed transferring an interest in property subject to a Mortgage or any assignment or other instrument of transfer transferring an interest in collateral (including shares of a cooperative and the related occupancy agreement or proprietary lease) securing a Mortgage Loan. Any default by any insurer under any such policy, any loss in excess of policy limits or any uninsured loss may adversely affect distributions on the CitiMortgageCertificates to the Trustee for the related Series of Certificates, and may thus adversely affect distributions on such Certificates to the Certificateholders. Each Pooling Agreement with respect to the same Originator will contain substantially the same terms and conditions, except for the Pass-Through Rate or Stated Rate (as defined therein), the date of issuance of such series, the aggregate initial Adjusted Balance of Mortgage Loans evidenced by such series, the minimum fractional undivided interest represented by each CitiMortgageCertificate, the identity and address of the Trustee, the amount of the credit support and other minor variations. Pursuant to each Pooling Agreement, the Servicer will be responsible for servicing and administering the related Mortgage Loans, but may at any time subcontract its duties as servicer under any Pooling Agreement to any entity, including an entity more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. With respect to Mortgage Loans acquired by the Trust from Citibank or CFSB, each of Citibank and CFSB intends to subcontract its duties as servicer under each Pooling Agreement under which it acts as servicer to CMI. CitiMortgageCertificates contained in a Pool may represent all or some of the regular interests in a REMIC. It is expected that CitiMortgageCertificates will be issued pursuant to participation or pooling and servicing agreements entered into from time to time between the related seller and the related certificate trustee or custodian. In addition, an affiliate of such seller or of the Issuer may be a servicer for such pool of mortgage loans. The mortgage loans underlying the CitiMortgageCertificates may be subserviced by one or more loan servicing institutions under the supervision of the servicer.

         It is expected that all collections received by the servicers on the mortgage loans (net of servicing fees to be retained by the servicers and such other amounts as may be specified in the related pooling and servicing agreement) will be deposited with the certificate trustee. Monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such CitiMortgageCertificate) will be made to the Trustee for the CitiMortgageCertificates of the related Series for deposit into the Certificate Account for such Series.

         The Issuer will provide to any Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling Agreement for any series of CitiMortgageCertificates included in a Pool. Requests should be addressed to: Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043.

         Distributions of principal and interest on each series of CitiMortgageCertificates will be made by the Trustee or a paying agent on the 25th day (or if such 25th day is not a business day, no later than the business day immediately following the 25th day) of each calendar month to the Trustee as the person in whose name such CitiMortgageCertificates are registered at the close of business on the last business day of the preceding month. The first such distribution date for each series of CitiMortgageCertificates will be specified in the applicable Prospectus Supplement. The Pool may also contain a certificate evidencing an undivided interest in a trust comprised of Mortgage Loans as to which trust an election has not been made to treat the trust property as a REMIC. The terms and provisions of such certificate and any Pooling Agreement pursuant to which any such certificate is issued will be set forth in the related Prospectus Supplement.

    Issuer Certificates

         This summary of Issuer Certificates is subject to and qualified by reference to APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES."

         The Pool with respect to any Series of Issuer Certificates may consist in whole or in part of Issuer Certificates initially issued to the public by the Issuer or an affiliate of the Issuer, and which represent all or a portion of the regular interests in a pool of mortgage loans originated or acquired by one or more of the Affiliated Originators or acquired by the Issuer ("Whole or Partial Pool Issuer Certificates"). Whole or Partial Pool Issuer Certificates included in a Pool may represent all or a portion of one or more classes or subclasses of one or more series of previously issued Issuer Certificates.

         Each Whole or Partial Pool Issuer Certificate will have been issued pursuant to a pooling and servicing agreement between the related issuer, which is expected to be the Issuer, one or more Originators and/or affiliates of the Issuer, and the trustee for such series of CitiCertificates (the "Underlying Trustee"). Unless otherwise specified in the Prospectus Supplement, the terms of such pooling agreement will generally conform to those provided in the Pooling Agreement with respect to such Series of Certificates. See "THE POOLING AGREEMENTS."

         Certain of the mortgage loans underlying a series of Whole or Partial Pool Issuer Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular mortgage loans covered thereby, (ii) subordination or guaranty arrangements and/or (iii) such other policies of insurance and other forms of credit support (including, without limitation, obligations to advance delinquent payments) as may be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, no Whole or Partial Pool Issuer Certificate will be so insured or guaranteed.

         Unless otherwise provided in the related Prospectus Supplement, it is expected that all collections received by servicers with respect to the mortgage loans underlying each series of Whole or Partial Pool Issuer Certificates (net of servicing fees to be retained by such servicers and such other amounts as may be specified in the related pooling and servicing agreement), including monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such Whole or Partial Pool Issuer Certificate) will be distributed directly to the related Underlying Trustee.

         The Prospectus Supplement will specify, to the extent relevant and to the extent such information is reasonably available to the Issuer and the Issuer reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of each class or subclass of Whole or Partial Pool Issuer Certificates to be included in the Pool; (ii) certain characteristics of the mortgage loans which comprise the underlying assets for each Whole or Partial Pool Issuer Certificate, on a pool by pool basis, including (a) the aggregate Adjusted Balance of such mortgage loans and the years of origination thereof, (b) if Converted Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in any pool underlying a Whole or Partial Pool Issuer Certificate were delivered, the aggregate Adjusted Balance of any such Converted Mortgage Loans, (c) the original loan-to-value ratios of the mortgage loans of each such pool, (d) the types of Mortgaged Properties securing the mortgage loans, (e) the geographic distribution of the Mortgaged Properties, prepared on a state-by-state basis for states where mortgage loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of mortgage loans in the related Pool are located, (f) if Buydown Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of Buydown Mortgage Loans in the related Pool, (g) if loans on residential leasehold properties ("Leasehold Loans") with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of Leasehold Loans in the related Pool and (h) if 15-year, fixed rate tiered-payment mortgage loans originated by CFSB's California branches and providing for a prepayment penalty during the first 12 months following origination with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all mortgage loans in the related Pool were delivered, the aggregate Adjusted Balance of such mortgage loans in the related Pool; (iii) the maximum original term-to-stated maturity of each series of Whole or Partial Pool CitiCertificates; (iv) the weighted average term-to-stated maturity of each series of Whole or Partial Pool Issuer Certificates; (v) the pass-through rate for each class or subclass of Whole or Partial Pool Issuer Certificates; (vi) the weighted average pass-through rate of each Whole or Partial Pool Issuer Certificate; (vii) the servicer of the mortgage loans underlying each Whole or Partial Pool Issuer Certificate and the Underlying Trustee with respect to each Whole or Partial Pool Issuer Certificate; (viii) certain characteristics or credit enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the mortgage loans underlying each Whole or Partial Pool Issuer Certificate; (ix) the terms on which underlying mortgage loans for each Whole or Partial Pool Issuer Certificate may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with each Underlying Trustee.

         More specific information concerning each Whole or Partial Pool Issuer Certificate, the mortgage loans underlying each such Issuer Certificate, and related servicing, insurance, subordination and/or other credit support arrangements, if any, will be set forth in the related Prospectus Supplement.

    Agency Certificates

         This summary of Agency Certificates is subject to and qualified by reference to APPENDIX B: "THE AGENCY CERTIFICATES."

         The Issuer may acquire for any Pool "fully-modified pass-through" mortgage-backed certificates ("GNMA Certificates") issued by private issuers and guaranteed by the Government National Mortgage Association ("GNMA"), Mortgage Participation Certificates ("FHLMC Certificates") guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC") and Mortgage Pass-Through Certificates ("FNMA Certificates") guaranteed by Fannie Mae ("FNMA").

         GNMA is a wholly-owned corporate instrumentality within the United States Department of Housing and Urban Development. GNMA is authorized to guarantee the timely payment of the principal of and interest on GNMA Certificates, which guarantee is backed by the full faith and credit of the United States. Any issuer which is unable to make payments on such GNMA Certificates as they become due is required to promptly notify GNMA and request payment by GNMA, whereupon GNMA will make such payment directly to the holders of such GNMA Certificates.

         FNMA is a federally chartered and privately owned corporation organized under the Federal National Mortgage Association Charter Act. FNMA purchases home mortgage loans with funds acquired in part from the sale of its Guaranteed Mortgage Pass-Through Certificates. FNMA guarantees that it will distribute to holders of FNMA Certificates their proportionate interests in passed-through payments of principal of and interest on the underlying loans (including principal prepayments).

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. FHLMC purchases mortgage loans and participation interests in mortgage loans that meet certain statutory standards, and resells them in the form of FHLMC Certificates. FHLMC guarantees that it will distribute to holders of FHLMC Certificates their proportionate interests in passed-through payments of principal of and interest on the underlying loans.

         The guaranties of FNMA and FHLMC are backed only by the credit of FNMA and FHLMC, respectively. The full faith and credit of the United States is not pledged to payments that may be required under such guaranties. Neither the United States nor any agency thereof is required to finance FNMA's or FHLMC's operations or to assist FNMA or FHLMC in any manner.

  CERTIFICATE ACCOUNT

         The Trustee will, as to each Series of Certificates, establish and maintain a separate account or accounts, including any such account maintained by a paying agent (collectively, the "Certificate Account"), for the benefit of the Certificateholders. The Certificate Account may bear interest. Except with respect to Third Party Loans acquired on a servicing-retained basis, all payments (net of servicing fees) on the Mortgage Loans or Mortgage Certificates will be deposited directly into the Certificate Account as soon as practicable after receipt thereof but in any case within two business days of receipt and posting. The Pooling Agreement for each Series may authorize the Trustee to invest at the Issuer's discretion distributions received on the assets in a Pool (including Voluntary Advances and payments under the credit support) in certain investments ("Eligible Investments") that will qualify as "permitted investments" under Code Section 860G(a)(5). Eligible Investments may be made by the Trustee upon instructions from the Issuer and, if made, will generally mature not later than the day preceding the next Distribution Date for such Series (or on such Distribution Date in the case of Eligible Investments which are the obligations of the Trustee). Eligible Investments include, among other investments, obligations of the United States or of any agency thereof, certificates of deposit, federal funds, time deposits and bankers' acceptances sold by eligible commercial banks (including affiliates of the Issuer such as Citibank), any other demand or time deposit or certificate of deposit fully insured by the Federal Deposit Insurance Corporation (the "FDIC") either through the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF"), commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, certain repurchase agreements of United States government securities with eligible commercial banks and certain guaranteed investment contracts.

         Unless otherwise set forth in the related Prospectus Supplement, all payments on Mortgage Loans and Mortgage Certificates, together with any reinvestment income thereon and any amounts withdrawn from any Reserve Fund for such Series and deposited into the Certificate Account for such Series, will be available to make distributions on the Certificates of such Series on the next succeeding Distribution Date or Special Distribution Date for such Series. Any funds remaining in the Certificate Account immediately following a Distribution Date (other than amounts representing early payments of installments of principal and interest on Mortgage Loans directly held in the Pool which are due on future Due Dates or Principal Prepayments) will be promptly distributed to the holders of the Residual Certificates.

         In the case of Mortgage Loans participating in a "prepayment program" (as described in APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES --Payments on Mortgage Loans in Pools"), payments on such Mortgage
  Loans received under such a program will not be remitted to the Certificate Account until released for payment under the terms of such program.

   MINIMUM PREPAYMENT AGREEMENT

         The Issuer may enter into an agreement (a "Minimum Prepayment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series to enable the Trustee to make distributions of principal on the Certificates of such Series in accordance with a schedule set forth in the related Prospectus Supplement. Funds would be provided under the Minimum Prepayment Agreement in the event that aggregate scheduled principal payments and prepayments on the Mortgage Loans and/or Mortgage Certificates included in the related Pool were not sufficient to make distributions in reduction of the Stated Amount of such Certificates in accordance with such Minimum Prepayment Schedule. Such Minimum Prepayment Agreement may obligate the institution to purchase, from time to time, Mortgage Loans and/or Mortgage Certificates included in the Pool pursuant to a selection process set forth in such agreement for an amount specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the terms and conditions of any Minimum Prepayment Agreement if a Minimum Prepayment Agreement is to be a part of the Pool.

  MINIMUM REINVESTMENT AGREEMENT

         The Issuer may enter into an agreement (a "Minimum Reinvestment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series. Amounts required to be deposited in any account or fund for a related Series will be invested pursuant to such agreement. If a Minimum Reinvestment Agreement is entered into with respect to a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Servicer as additional servicing compensation but will be available to make distributions on the Certificates in accordance with their terms. The applicable interest rates for funds invested under such agreement will be described in the related Prospectus Supplement if a Minimum Reinvestment Agreement is to be a part of the Pool.

  COLLECTION OF PAYMENTS

         The Mortgage Certificates included in a Pool for a Series of Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, with a member of the Federal Reserve System, so that in each case all distributions thereon will be made directly to such Trustee. The

  Mortgage Loans included in a Pool will be assigned to the Trustee and the related Mortgage Notes, endorsed to the Trustee or in blank, will be delivered to the Trustee or its custodian. The obligation of such Trustee to make distributions on the Certificates is limited to the amount of payments (net of servicing compensation) on the Mortgage Certificates and Mortgage Loans that were actually received by it unless the Issuer enters into a Minimum Prepayment Agreement. The Trustee may not assign, transfer, pledge or dispose of any assets in the Certificate Account for such Series, except to a successor Trustee with respect to such Series, the holders of the Residual Certificates or the holders of CitiCertificates for such Series as set forth in the Pooling Agreement and except as permitted under the Pooling Agreement in connection with foreclosures and other realizations on defaulted Mortgage Loans. See "--Substitution of Mortgage Loans" below.

  SUBSTITUTION OF MORTGAGE LOANS

         Subject to the limitations set forth in the Pooling Agreement, the Issuer may, on any day prior to 180 days after the settlement date of the related Series of Certificates (the "Startup Day") (or, if such day is not a Business Day, on the next previous Business Day) (or 90 days after discovery, if earlier, if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes), but solely in lieu of any obligation it may have to repurchase a Non-Conforming Loan, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans included in the Pool. Any such substitute Mortgage Loan will be fully paid up on the substitution day and will have a principal balance on the substitution day that is at least equal to the principal balance on the substitution day of the Non-Conforming Loans for which it is substituted, an interest rate equal to or greater than that of such Non-Conforming Loans, an original term to maturity equal to that of such Non-Conforming Loans and a maturity date not earlier than one year prior to, and in no event later than, that of such Non-Conforming Loans. Substitutions of Mortgage Loans and/or Mortgage Certificates will be permitted in the event of breaches of representation and warranties with respect to any original Mortgage Loan and/or Mortgage Certificate or in the event the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will not exceed two years for pools from the date the related Series is issued.

         The related Prospectus Supplement will describe any other conditions upon which Mortgage Loans and/or Mortgage Certificates may be substituted for Mortgage Loans and/or Mortgage Certificates initially included in the Pool.

                       CITICORP MORTGAGE SECURITIES, INC.

         The Issuer was incorporated in the State of Delaware on March 17, 1987 and is an indirect wholly owned subsidiary of Citicorp. It is not expected that the Issuer will have any business operations other than offering Certificates and related activities.

         The principal executive offices of the Issuer are located at 909 Third Avenue, New York, New York 10043. Its telephone number is (212) 559-6727.

                                 THE ORIGINATORS

   CITICORP MORTGAGE, INC.

         CMI is an indirect wholly owned mortgage banking subsidiary of Citicorp. CMI, with headquarters in St. Louis, Missouri, was incorporated under the laws of the State of Delaware on September 24, 1979. Since its formation, CMI has engaged in mortgage banking and other housing-related financing activities, and in July 1980, CMI commenced making mortgage loans. CMI derives income primarily from interest on mortgages which it owns, secondary mortgage market sales and mortgage loan servicing fees and mortgage origination fees and charges.

         CMI has been approved as a mortgagee and seller/servicer by several agencies and instrumentalities, including the FHA, the Veterans Administration ("VA"), FNMA, GNMA and FHLMC. CMI's origination operations are subject to the operational guidelines and regulations of, as well as audits by, certain of these agencies.

         The principal executive offices of CMI are located at 750 Washington Blvd., Stamford, Connecticut 06091. Its telephone number is (800) 285-3000.

   CITIBANK, FEDERAL SAVINGS BANK

         CFSB is a federal savings bank with its executive offices in San Francisco, California. It was formed in 1982 in connection with the acquisition of Fidelity Savings & Loan Association. As of the end of December 31, 1990, Citibank, Federal Savings Bank (formerly Citicorp Savings of Illinois, A Federal Savings and Loan Association) and Citibank, Federal Savings Bank (formerly Citicorp Savings of Washington, D.C., A Federal Savings and Loan Association), both wholly owned indirect subsidiaries of Citicorp, were merged into CFSB. As of March 31, 1993, Citibank, Federal Savings Bank (formerly Citicorp Savings of Florida, A Federal Savings and Loan Association), a wholly owned indirect subsidiary of Citicorp, was merged into CFSB. As of May 1, 1993 CFSB acquired the branches of Citibank (Maryland), N.A. and as of January 3, 1994, CFSB acquired the branches of Citibank (Florida), N.A.

         The deposits of CFSB are insured by the FDIC to the extent provided by law. Since 1982, CFSB has been either a direct or an indirect wholly owned subsidiary of Citicorp. CFSB has been an active one- to four-family residential mortgage lender since 1983.

         Citibank Service Corporation, an affiliate of CFSB, acts as trustee with respect to substantially all deeds of trust relating to mortgaged property located in California securing mortgage loans originated or acquired by CFSB. Under California law, the functions of a trustee under a deed of trust are to foreclose upon the mortgaged property upon notification by the beneficiary of a delinquency and to execute full and partial reconveyances of such mortgaged property upon direction of the beneficiary.

         The principal executive offices of CFSB are located at 1 Sansome Street, San Francisco, California 94104. Its telephone number is (415) 627-6000.

   CITIBANK, N.A.

         Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.

         Citibank's deposits are insured by the FDIC to the extent provided by law. Since 1968, Citibank has been a wholly owned subsidiary of Citicorp. Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Citibank conducts such lending activities through its New York Banking Unit (the "NYBU"). Except in connection with mortgage pass-through certificates issued by it from time to time, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons with respect to conventional residential mortgage or cooperative loans.

         The NYBU is responsible for Citibank's consumer banking business within that portion of the New York Metropolitan Area which includes the nine counties (Westchester, Nassau, Suffolk, Kings, Richmond, New York, Bronx, Rockland and Queens) within and surrounding New York City. Citibank offers a wide range of consumer banking products and services, including mortgage and cooperative apartment loans.

         The principal executive offices of Citibank are located at 399 Park Avenue, New York, New York 10043. Its telephone number is (212) 559-1000.

   THIRD PARTY ORIGINATORS

         If Third Party Loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of the Mortgage Loans in a Pool are included in a Pool, the related Prospectus Supplement will identify the Third Party Originators of such Third Party Loans.

         Unless otherwise specified in the related Prospectus Supplement, each Third Party Originator will be required to satisfy the qualifications set forth in this paragraph. Each Third Party Originator must be an institution experienced in originating mortgage loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines. Each Third Party Originator must be a savings and loan association, savings bank, commercial bank, credit union, insurance company or a mortgagee approved by the Secretary of Housing and Urban Development.

                           LOAN UNDERWRITING POLICIES

   LOAN UNDERWRITING POLICIES OF THE AFFILIATED ORIGINATORS

         Except as specifically noted below and except as may be specified in the applicable Prospectus Supplement, residential real estate mortgage loans originated or acquired from affiliated or unaffiliated third parties by the Affiliated Originators are subject to the same underwriting process. For certain residential mortgage loans the Affiliated Originators have contracted with or delegated the underwriting process to certain unaffiliated third parties. The underwriting process, which is described below, assesses the prospective borrower's ability to repay and the adequacy of the property as collateral for the loan requested. The loan underwriting policies of each Affiliated Originator require such Originator's loan underwriters to be satisfied that the value of the property being financed currently supports, and will likely support in the future, the outstanding loan balance with sufficient excess value to protect against minor adverse shifts in real estate values. In general, it is the policy of each Affiliated Originator not to make conventional one- to four-family real estate loans with more than 95% loan-to-value ratios. Unless otherwise specified in the related Prospectus Supplement, a Pool will not contain any Real Estate Loans with more than a 95% loan-to-value ratio.

         Each Affiliated Originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. As part of the description of the prospective borrower's financial condition, each Affiliated Originator requires a current balance sheet describing assets and liabilities and a statement of income and expenses, proof of income such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers), proof of liquid assets (required as of April 1991), telephone verification of employment (required as of April 1991), which may be verified utilizing a third party national employment verification service, and a credit report which summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy. From February 1991 until May 1997, it was the policy of each Affiliated Originator to obtain at least two credit reports (which could be in the form of a merged credit bureau report) with respect to a prospective borrower. Since May 1997, it has been the policy of each Affiliated Originator to obtain the single most comprehensive readily available credit bureau report with respect to a prospective borrower.

  Self-employed prospective borrowers are required to submit their federal income tax returns for the most recent two years and a separate statement of income and expenses. In the case of mortgage loans originated or acquired after July 1993 by the Affiliated Originators, facsimile copies of certain verification documents (such as bank statements and verification of employment) may be accepted in lieu of originals.

         If the proposed mortgage loan does not exceed 65% (prior to December 1992, such percentage could be up to 80%) of the value of the underlying property based on the lesser of the appraised value determined in an appraisal obtained by the Affiliated Originator at the origination of such mortgage loan or the sale price for such property (the "Original Value"), certain self-employed prospective borrowers may be exempt from some or all of the requirements that they provide financial statements, current federal income tax returns and proof of income. However, each Affiliated Originator during 1990 and 1991 implemented as part of its underwriting policy that telephone verification of employment is required and, beginning in April 1991, proof of liquid assets, as described below. Certain high net worth prospective borrowers with ongoing banking relationships with Citicorp's Private Banking Group may be exempt from the employment verification process.

         Once the employment verification and the credit report are received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence as well as to meet other financial obligations and monthly living expenses. Each Affiliated Originator has established as normal lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% in the case of ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, should not exceed 38% of gross income. However, in the case of higher loan-to-value loans, these percentages are reduced to 28% and 36%. Since May 1997, loans that meet the Affiliated Originator's minimum credit score and delinquency requirements may have debt burden ratios of up to 45% (40% in the case of higher loan-to-value loans) and, for certain corporate relocation loans, 50%. Where there are two individuals co-signing the mortgage note or documents, the income and debt of both are included in the computation. Since May 1997, each Affiliated Originator does not require income or asset verification in the case of their current mortgagors seeking to refinance their mortgage loans, if such refinancing meets such Affiliated Originator's minimum seasoning, payment history and credit score requirements. In the case of other mortgagors seeking to refinance their mortgage loans, each Affiliated Originator does not require asset verification and allows a debt burden ratio of up to 45% for loans that meet such Affiliated Originator's minimum seasoning, payment history and credit score requirements. In the case of ARMs, the initial mortgage rate may be lower than the sum of the then-applicable Index and Mortgage Margin for such loan, and the determination of whether the prospective borrower has sufficient monthly income is made based upon such lower initial mortgage rate. In the case of mortgage loans originated by the California branches of CFSB prior to June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents are prepared, but such mortgage rate generally will not exceed the anticipated rate used in such analysis by more than one percent. Often, however, other credit considerations may cause a loan underwriter to depart from these guidelines, and a loan underwriter may require additional information or further verification of information provided so as to compensate for the exception to the Affiliated Originator's lending guidelines.

         Since April 1991, each Affiliated Originator's underwriting policies have required it to make a determination as to whether the prospective borrower has sufficient liquid assets to acquire the property to be financed and make the initial monthly mortgage payments, taking into account, among other things, proceeds from the sale of any prior residence and cash on deposit in banks. This determination may be made from such evidence as the existence of a contract for sale of any prior residence and bank statements supplied by the prospective borrower. As described in the preceding paragraph, asset verification may be waived for certain refinancings.

         Each Affiliated Originator requires an appraisal to be made of each property to be financed, which may be a master appraisal in the case of bulk commitments. Two appraisals are required in the normal underwriting process if the loan amount exceeds $700,000. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each Affiliated Originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize certain approved appraisal software packages. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the Affiliated Originator's judgment of the appraisal determines the maximum amount which will be lent on the property. In connection with the refinancing of an existing mortgage originated or acquired by certain Affiliated Originators, such Originators may not cause a current appraisal of the underlying property to be prepared unless the then outstanding principal amount of the mortgage loan is increased by an amount in excess of the mortgagor's out-of-pocket costs associated with the refinanced transaction plus (at the option of qualifying borrowers) the amount required to pay off any junior liens on the property. In connection with the modification of an existing mortgage pursuant to a Modification Agreement, a current appraisal of the underlying property may not be prepared.

         Each Affiliated Originator obtains or causes to be obtained a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance or, in lieu thereof, an attorney's opinion of title in those jurisdictions in which such practice is acceptable, is required in the case of all mortgage loans, except that with respect to Cooperative Loans, an Affiliated Originator does not require a borrower or the cooperative to obtain title insurance of any type or to obtain a title search of the property on which the cooperative apartment building is located.

         Since January 1995, each Affiliated Originator has used a credit scoring system as part of its underwriting process. This credit scoring system assesses the prospective borrower's ability to repay a mortgage loan based upon certain predetermined mortgage loan characteristics and credit risk factors. All prospective borrowers remain subject to verification of employment, income, assets and credit history, unless provided otherwise herein. All credit scored loans are rated strong, satisfactory or inconclusive. Mortgage loans rated "strong" or "satisfactory" and that do not exceed specified risk limits are not subjected to the normal full loan underwriting process described herein. This "streamlined" underwriting process is restricted to loans secured by single family dwellings (other than investor properties) with a principal amount not exceeding $700,000. These loans are subject to verification of property value. All other mortgage loans are underwritten in accordance with the normal full loan underwriting policies described herein.

         An Affiliated Originator may originate Leasehold Loans. Leasehold Loans are approved in accordance with such Affiliated Originator's standard underwriting criteria. An ALTA leasehold title insurance policy is required, which contains no exceptions for any adjustable features of the lease. The title insurance policy must assure that the Affiliated Originator's first mortgage is not subordinate to any lien or encumbrance other than the land lease. Additionally, when deemed necessary, the California branches of CFSB require that a consent to assignment of lease and/or subordination agreement be obtained and recorded. Furthermore, each Affiliated Originator requires that the leasehold estate be assignable or transferable if it is subjected to the mortgage lien.

         The land lease should guarantee such Affiliated Originator's right to receive any notice of default by the borrower and the right to cure the default. Payments due pursuant to the land lease are taken into account in both debt ratio calculations in connection with the underwriting of such mortgage loans. Finally, each Affiliated Originator requires that the term of the lease must extend at least ten years longer than the scheduled maturity on the mortgage loan.

         Prior to 1986, the Affiliated Originators did not generally make one- to four-family real estate loans with loan-to-value ratios above 80% unless such Affiliated Originator had obtained primary mortgage insurance coverage. From 1986 through January 1993, each Affiliated Originator originated mortgage loans with loan-to-value ratios in excess of 80% but not more than 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each Affiliated Originator not to make one- to four-family real estate loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance. Certain corporate relocation programs, offered by the Affiliated Originators to employees of certain approved corporations, permit single family real estate loans with loan-to-value ratios in excess of 80% without requiring primary mortgage insurance. For these loans, however, the applicable corporate employer generally guarantees the excess of the amount of the mortgage loan over the 80% loan-to-value amount. Certain other corporate relocation programs permit the providing of subordinate financing by the corporate employer at the time of the origination of the first priority mortgage loan by an Affiliated Originator.

         The Affiliated Originators offer certain programs under which they may make real estate loans with a loan-to-value ratio of up to 80% and subordinate financing similar to those described in the preceding paragraph to borrowers not participating in a corporate relocation program without requiring any primary mortgage insurance or third party guarantees.

         Each Affiliated Originator's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. In the case of a Converted

  Mortgage Loan, the borrower's repayment ability will have been determined only at origination on the basis of such borrower's then-current income and obligations and interest rates for adjustable interest rate mortgage loans which, traditionally, have been lower than the interest rates charged by mortgage lenders on fixed interest rate mortgage loans. The borrowers at their exclusive options may elect to convert their mortgage loans into fixed interest rate loans or to continue with the adjustable interest rate features. A borrower's conversion option is conditional only upon a review by the applicable Affiliated Originator of the loan payment history and payment of a conversion fee. It is possible that the fixed interest rate payable by the borrower upon conversion will be higher than the adjustable interest rate otherwise payable. In that event, the borrower's capacity to repay the loan may be reduced.

         Unless otherwise specified in the Prospectus Supplement, no ARM Pool will contain ARMs which provide for conversion options.

         Each Affiliated Originator originates Buydown Mortgage Loans. Unless otherwise specified in the applicable Prospectus Supplement, (i) during the buydown period, each of the Buydown Mortgage Loans will provide for payments payable by the Mortgagor based on a hypothetical reduced interest rate (the "buydown mortgage rate") that will not have been more than 5% below the mortgage rate at origination, (ii) the annual increase in the buydown mortgage rate during the buydown period will not exceed 1% or in the case of tiered payment Mortgage Loans the annual increase in the mortgagors' monthly payment will increase as described in the "THE POOLS--Mortgage Loans" and (iii) the buydown period will not exceed three years in the case of Citibank Pools and Buydown Mortgage Loans originated by the Florida branches of CFSB, five years in the case of CMI Pools, and six years in the case of CFSB Pools (other than those Buydown Mortgage Loans originated by its Florida branches). For all Pools, with respect to Mortgage Loans originated prior to October 1, 1991, the maximum amount of the buydown funds that may be contributed by the seller or builder of the related Mortgaged Property is limited to 9% of the Original Value of the Mortgaged Property; with respect to Mortgage Loans originated on or after October 1, 1991, the maximum amount of buydown funds that may be contributed by the seller or builder of the related Mortgaged Property is limited to 6% of the Original Value of the Mortgaged Property. These limitations do not apply to contributions from the Mortgagor or immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the applicable Prospectus Supplement, the Mortgagor under each Buydown Mortgage Loan will have been qualified at an interest rate which is not more than 5% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Mortgage Loans, while such funds are being depleted.

         All the above described Affiliated Originators (other than Citibank) purchase mortgage loans originated by other parties. Except as may be otherwise specified in the applicable Prospectus Supplement, mortgage loans acquired from other parties, other than in a bulk purchase, are reviewed by such Affiliated Originators or by unaffiliated third parties under contracts with such Affiliated Originators for compliance with the above described underwriting criteria, and such Affiliated Originators have the right to reject loans which fail to conform to such criteria. In connection with an acquisition of mortgage loans in a bulk purchase, (i.e., loans aggregating more than $15,000,000) from a nationally recognized mortgage loan originator, the acquiring Affiliated Originator will review the selling originator's underwriting policies and procedures with a view to their compliance with such Affiliated Originator's or FNMA/FHLMC underwriting standards and, in addition, will conduct a limited mortgage loan file review.

  LOAN UNDERWRITING STANDARDS OF THIRD PARTY ORIGINATORS

         If Third Party Loans are included in a Pool, the underwriting policies and guidelines of the related Third Party Originators may not be identical to those set forth above for the Affiliated Originators. As part of CMI's process in purchasing Third Party Loans, CMI will review a sample of the Third Party Loans to determine whether the Third Party Loans would generally conform to CMI's underwriting standards. The Third Party Loans will be credit scored or reunderwritten, in each case in whole or in part, by CMI in order to determine whether the underwriting process for the Third Party Loans adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on CMI's underwriting standards.

         DELINQUENCY, FORECLOSURE AND LOSS CONSIDERATIONS AND EXPERIENCE

   LOSS AND DELINQUENCY CONSIDERATIONS

         There can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates will be comparable to that set forth below. The Mortgage Loans underlying the CitiMortgageCertificates or the Certificates may have a different range of remaining maturities from those represented by the tables below. Furthermore, general economic conditions generally affect levels of delinquencies, defaults and foreclosures. Historically, delinquencies, defaults and foreclosures do not reach their peak until sometime after the lowest point in an economic cycle. Finally, the residential real estate market in a particular area could experience an overall decline in property values such that the then-current loan-to-value ratios of the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates could be higher, and could be substantially higher, than such ratios at origination. In addition, property values could decline to the point that the amounts owing on the Mortgage Loans underlying all or part of the CitiMortgageCertificates or the Certificates and any secondary financing on the related mortgaged properties could become equal to or greater than the value of such mortgaged properties. In that event, the actual rate of delinquencies and the number of foreclosures could be higher than those previously experienced. In addition, the costs and expenses of foreclosure, together with any damage to or deterioration of the Mortgaged Property, may result in a determination by the Servicer that foreclosure would not increase the net proceeds of liquidation available for distribution to Certificateholders. The Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase such net proceeds and its expenditures will be recoverable.

         In recent years, California, the New York Metropolitan Area and several other regions have experienced significant declines in housing prices. In addition, California and certain other regions have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which have adversely affected property values in the affected areas. Any direct damage to a mortgaged property securing a Mortgage Loan caused by such disasters, as well as any deterioration in housing prices or values or the existence of adverse economic conditions which adversely affect the ability of mortgagors to make timely and full payments on Mortgage Loans, may increase the likelihood of delinquencies, and the likelihood and magnitude of losses, on the Mortgage Loans, which may result in losses on the Certificates to the extent such losses are not covered by insurance or any credit enhancement. Such delinquencies or losses, if occurring, may increase the likelihood of foreclosures and prepayments on Mortgage Loans, which may in turn have an adverse effect on the yield of the Certificates or of certain classes of the CitiCertificates.

         The Mortgaged Properties may be located in "anti-deficiency" states where, in general, a lender providing credit on a one- to four-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Each Affiliated Originator's and each Third Party Originator's underwriting standards in all states (including such anti-deficiency states) require underwriting officers to be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports the outstanding loan balance. See APPENDIX A: "THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." However, there can be no assurance that property values will not decline after the Mortgage Loan is originated.

  DELINQUENCY AND FORECLOSURE EXPERIENCE OF AFFILIATED
    ORIGINATORS' SERVICED PORTFOLIO

         The delinquency and foreclosure experience on the portfolio of one- to four-family conventional residential first mortgage loans originated or acquired by the Affiliated Originators and certain other affiliates of CMI and serviced by CMI for the periods indicated is set forth in the following table. During the period covered in the table, this portfolio increased from $34.1 billion on December 31, 1996 to $42.4 billion on March 31, 1999. CMI's total serviced portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. There can be no assurance that the delinquency and foreclosure experience set forth below with respect to CMI's total serviced portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates.


                           DELINQUENCY AND FORECLOSURE EXPERIENCE OF SERVICED PORTFOLIO
                               OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS (1)

                                       AS OF                    AS OF                    AS OF                     AS OF
                                 DECEMBER 31, 1996        DECEMBER 31, 1997        DECEMBER 31, 1998          MARCH 31, 1999
                                 -----------------        -----------------        -----------------          --------------
                                            BY DOLLAR               BY DOLLAR               BY DOLLAR                BY DOLLAR
                                            AMOUNT OF               AMOUNT OF               AMOUNT OF                AMOUNT OF
                               BY NO. OF      LOANS     BY NO. OF     LOANS     BY NO. OF     LOANS      BY NO. OF     LOANS
                                 LOANS    (IN MILLIONS)   LOANS   (IN MILLIONS)   LOANS   (IN MILLIONS)    LOANS   (IN MILLIONS)
                                 -----    -------------   -----   -------------   -----   -------------    -----   -------------

Total Portfolio                 309,754    $34,084.8     303,896    $35,955.8    310,628    $41,115.1     312,342    $42,428.3
Period of Delinquency(2)
 30-59 Days                      10,487    $ 1,014.9       9,368    $   906.9      7,466    $   766.9       6,199    $   617.8
 60-89 Days                       2,444    $   253.1       1,947    $   194.3      1,603    $   160.1       1,270    $   123.9
 90 Days or more                  3,291    $   371.8       2,646    $   286.1      2,074    $   226.8       1,918    $   209.3
Total Loans Delinquent           16,222    $ 1,639.8      13,961    $ 1,387.3     11,143    $ 1,153.8       9,387    $   951.0
Delinquency Ratio                  5.24%        4.81%       4.59%        3.86%      3.59%        2.81%       3.01%        2.24%
Foreclosures(3)                   5,822    $   696.0       3,539    $   406.3      2,726    $   293.7       2,532    $   272.5
Foreclosure Ratio                  1.88%        2.04%       1.16%        1.13%      0.88%        0.71%       0.81%        0.64%

----------

(1) The table includes mortgage loans serviced by CMI and held by an Originator, in its own portfolio, and certain affiliates' portfolios. The table also includes mortgage loans serviced by CMI which have been packaged and sold to FNMA and FHLMC, in transactions pursuant to registration statements under the Securities Act and in transactions exempt from the registration requirements of the Securities Act. The table does not include loans purchased strictly for servicing revenue or, in the case of the Florida branches of CFSB, loans originated prior to the acquisition by the Citicorp group of the Florida branches of CFSB in January 1984. The portfolio includes cooperative loans. Since June 20, 1997, CMI has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.

(2) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.

(3) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

         Unless otherwise specified in the Prospectus Supplement, CMI will act as subservicer of the Mortgage Loans in the CMI Pools, CFSB Pools and Citibank Pools.

                  DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE
                OF AFFILIATED ORIGINATORS' SECURITIZED PORTFOLIO

         The delinquency, foreclosure and loss experience on the one- to four-family conventional residential first mortgage loans that were originated or acquired and subsequently sold by the Affiliated Originators, CMSI and certain other affiliates of CMI pursuant to registration statements under the Securities Act and serviced by CMI is set forth in the following tables for the periods indicated. During the period covered in the tables, this group of securitized mortgage loans increased from $5.5 billion on December 31, 1996 to $6.8 billion on March 31, 1999. CMI's total securitized portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans.


                               DELINQUENCY AND FORECLOSURE EXPERIENCE OF SECURITIZED
                                   ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS


                                       AS OF                    AS OF                    AS OF                     AS OF
                                 DECEMBER 31, 1996        DECEMBER 31, 1997        DECEMBER 31, 1998          MARCH 31, 1999
                                 -----------------        -----------------        -----------------          --------------
                                            BY DOLLAR               BY DOLLAR               BY DOLLAR                BY DOLLAR
                                            AMOUNT OF               AMOUNT OF               AMOUNT OF                AMOUNT OF
                               BY NO. OF      LOANS     BY NO. OF     LOANS     BY NO. OF     LOANS      BY NO. OF     LOANS
                                 LOANS    (IN MILLIONS)   LOANS   (IN MILLIONS)   LOANS   (IN MILLIONS)    LOANS   (IN MILLIONS)
                                 -----    -------------   -----   -------------   -----   -------------    -----   -------------


Total Portfolio                40,489       $5,503.2     37,050    $5,738.4       34,350    $7,056.0     32,442     $ 6,760.4
Period of Delinquency(1)
 30-59 Days                     1,339       $  151.6      1,073    $  126.0          715    $   93.9        580     $    79.7
 60-89 Days                       321       $   40.3        237    $   26.7          152    $   21.2        114     $    15.2
 90 Days or more                  411       $   58.7        313    $   45.8          200    $   28.7        195     $    28.0
Total Loans Delinquent          2,071       $  250.6      1,623    $  198.5        1,067    $  143.8        889     $   122.9
Delinquency Ratio                5.11%          4.55%      4.38%       3.46%        3.11%       2.04%      2.74%         1.82%
Foreclosures(2)                   993       $  146.6        653    $   90.5          392    $   53.7        366     $    49.7
Foreclosure Ratio                2.45%          2.66%      1.76%       1.58%        1.14%       0.76%      1.13%         0.74%

----------

(1) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.

(2) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

         The following table indicates the level of cumulative net losses with respect to securities sold pursuant to the Registration Statements. The amount of net losses was computed by aggregating the amount of draws for net losses against applicable credit enhancement and the amount of net losses not covered by credit enhancement, as indicated in the reports to Certificateholders for the securities sold under the Registration Statements.

                                       LOSS EXPERIENCE OF SECURITIES ISSUED
                                      PURSUANT TO THE REGISTRATION STATEMENTS

                                                   CUMULATIVE              AGGREGATE PRINCIPAL AMOUNT OF
                                            NET LOSSES (MILLIONS)(1)     SECURITIES ISSUED (MILLIONS)(1)(2)     LOSS RATIO(3)
                                            ------------------------     ----------------------------------     -------------

  As of December 31, 1996                            $413.8                        $25,857.4                        1.60%
  As of December 31, 1997                             469.8                         27,214.6                        1.73%
  As of December 31, 1998                             501.2                         31,040.7                        1.61%
  As of March 31, 1999                                505.6                         31,040.7                        1.63%

----------

(1)   Rounded to the nearest hundred thousand.

(2) The Aggregate Principal Amount of Securities Issued represents securities issued which have had at least one Distribution Date.

(3) Loss Ratio represents cumulative net losses as a percentage of the Aggregate Principal Amount of Securities Issued under the Registration Statements.

         There can be no assurance that the delinquency, foreclosure or historical loss experience indicated in the preceding tables with respect to CMI's total securitized portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates.

  DELINQUENCY AND FORECLOSURE EXPERIENCE OF
    THIRD PARTY ORIGINATORS' PORTFOLIOS

         If Third Party Loans originated by any one Third Party Originator have an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of the Mortgage Loans in a Pool, the related Prospectus Supplement will describe the delinquency and foreclosure experience of such Third Party Originator.

                                    CITICORP

         Citicorp is a holding company incorporated under the laws of Delaware whose principal subsidiary is Citibank, N.A. Citicorp is a direct wholly owned subsidiary of Citigroup Inc., a Delaware corporation. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000.

         Through its subsidiaries and affiliates, including the Issuer, CMI, CFSB and Citibank, Citicorp is a multinational financial services organization serving the financial needs of businesses, governments, financial institutions and individuals in the United States and throughout the world.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Issuer from the sale of the Certificates are intended to be used for the purpose of originating or purchasing new residential mortgage loans from the Originators and for other general corporate purposes, which may include the repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties. Certificates will be sold in Series from time to time. The timing and amount of such sales will be dependent upon a number of factors, including the volume of mortgage loans acquired by the Issuer, prevailing interest rates, availability of funds and general market conditions.

                             THE POOLING AGREEMENTS

   REPORTS TO CERTIFICATEHOLDERS

         For each Series, the Trustee will include with each distribution to holders of CitiCertificates, and will send to holders of Residual Certificates, a statement prepared by the Issuer setting forth the following information (per Single Certificate, as to (i) through (iii) below):

         (i) to each Certificateholder of a Class of CitiCertificates on which distributions in reduction of the Principal Amount are then being made, the amount of such payment which represents a reduction in the Principal Amount and the amount which represents interest, the amount, if any, which represents losses and the Principal Amount of a Single Certificate of each Class after giving effect to the reduction of Principal Amount on such Distribution Date;

         (ii) to each Certificateholder of a Class of CitiCertificates on which a distribution of interest only is then being made, the amount of such interest payment and the aggregate Principal Amount of Certificates outstanding of each Class after giving effect to reductions of Principal Amount, if any, made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Principal Amount of Accrual CitiCertificates outstanding the amount of any accrued interest added to the Principal Amount thereof on such Distribution Date.

         (iii) to each holder of an Accrual CitiCertificate (but only if such holder shall not have received on such Distribution Date a distribution of interest equal to the entire amount of interest accrued on such CitiCertificate during the Interest Accrual Period with respect to such Distribution Date):

               (A) the information contained in the report delivered pursuant to clause (ii) above,

               (B) the interest accrued on a Single Certificate of such Class of Accrual CitiCertificates during the Interest Accrual Period with respect to such Distribution Date and added to the Principal Amount of such Accrual CitiCertificate, and

               (C) the Principal Amount of a Single Certificate of such Class of Accrual CitiCertificate after giving effect to the addition thereto of all interest accrued thereon during such Interest Accrual Period;

         (iv) the amount of servicing compensation received by the Issuer during the preceding Reporting Period and such other customary information as the Issuer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

               (v) the book value of any real estate acquired by the Pool through foreclosure or otherwise;

               (vi) the number and aggregate principal amount of Mortgage Loans delinquent 30 days and 60 or more days;

         (vii) the amount remaining under any form of credit support after giving effect to the declining Amount Available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date;

         (viii) the aggregate amount received in respect of Mortgage Loans and Mortgage Certificates during the related Due Period; and

         (ix) the aggregate Adjusted Balance of the Mortgage Loans as of the last day of the month next preceding the month of such distribution after giving effect to payments on the Mortgage Loans due on the related Due Date and Principal Prepayments distributed on the Distribution Date.

         The Issuer will provide Certificateholders that are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans evidenced by such Series sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision (the "OTS"), the successor to the Federal Home Loan Bank Board. (Section 3.05)

         In addition to the foregoing, the Trustee shall file with the Internal Revenue Service and applicable state and local taxing authorities and furnish or make available to Certificateholders such statements or information at the times and in the manner as may be required by the Code or other tax laws and regulations in accordance with the Pooling Agreement.

   EVIDENCE AS TO COMPLIANCE

         The Pooling Agreement for each Series will provide that a firm of independent public accountants will furnish to the Trustee and to holders of a certain percentage of Certificates outstanding on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issuance of Certificates of that Series, a statement as to compliance with the Pooling Agreement relating to the servicing of the Affiliated Mortgage Loans. A similar compliance statement relating to the servicing of Third Party Loans will be provided by the Third Party Master Servicer on an annual basis. (Section 3.09) The Pooling Agreement will also provide for delivery to the Trustee and to holders of a certain percentage of Certificates outstanding on or before March 31 beginning with March 31 in the year which begins not less than three months after the date of the initial issuance of Certificates of that Series, a statement signed by an officer of the Issuer to the effect that the Issuer has fulfilled its obligations under such Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 11.01)

         Certificateholders may obtain copies of such statements by request in writing addressed to the Trustee.

  CERTAIN MATTERS REGARDING THE ISSUER AND CITICORP

         The Pooling Agreement for each Series will provide that the Issuer may not resign from its obligations and duties as servicer thereunder, except upon a determination evidenced by an opinion of counsel that the Issuer's performance of such duties is no longer permissible under applicable law or upon the consent of the Trustee and holders of more than 662 @ 3% of the Stated Amount of the Certificates and of more than 662 @ 3% of the Percentage Interests of Residual Certificates then outstanding. No such resignation will become effective until the Trustee or a successor servicer has assumed the Issuer's obligations and duties under such Pooling Agreement. Citicorp's obligations under the Guaranty for any Series for which a Guaranty is provided for in the related Prospectus Supplement will, upon issuance thereof, be irrevocable; provided, however, that the Issuer may substitute in whole or in part another form of credit support for Citicorp's Guaranty, as described herein. See "--Amendment" below. (Section 6.04)

         The Pooling Agreement will further provide that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, nor any of their respective directors, officers, employees and agents, shall be under any liability to the Pool or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Issuer nor Citicorp, if Citicorp has issued a Guaranty, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Issuer's servicing responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Issuer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Pool and the Issuer and Citicorp will be entitled to be reimbursed therefor out of the Certificate Account. (Section 6.03)

         The Issuer or Citicorp, if Citicorp has issued a Guaranty, and any of its directors, officers, employees or agents will be indemnified and held harmless by the Pool against any loss, liability or expense incurred in connection with any suit in equity, action at law or other proceedings, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties under the Pooling Agreement. (Section 6.03) Any corporation into which the Issuer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Issuer is a party, or any corporation succeeding to the business of the Issuer, or any entity, more than 50% of which is owned, directly or indirectly, by Citicorp, which assumes the obligations of the Issuer, will be the successor of the Issuer under the Pooling Agreement; provided that, in the event any such assumption is made, the Issuer will not be released from any of its obligations thereunder. (Section 6.02) The Issuer may at any time subcontract any duties under the Pooling Agreement to any entity, including an entity more than 50% of which is owned, directly or indirectly, by Citicorp. In the event of any such subcontract, the Issuer will remain responsible for the subcontractor's performance in accordance with the Pooling Agreement. (Section 6.06)

   EVENTS OF DEFAULT

         Events of Default under the Pooling Agreement for each Series will consist of (i) any failure by the Issuer (a) to distribute to Certificateholders of that Series any required payment (assuming the Issuer is the paying agent) or (b) to pay over to the paying agent for distribution to Certificateholders of that Series any required payment (assuming the Issuer is not the paying agent), provided that any such failure in (a) or (b) may be remedied by making the required distribution to Certificateholders (A) within ten business days of receiving notice of any such failure if the Issuer distributed to Certificateholders or paid over to the paying agent less than the amount of such required payment due to an error in calculating the amount of such required payment and (B) within three business days of receiving notice if the Issuer did not distribute to Certificateholders or pay over to the paying agent the full amount in respect of such required payment for any reason other than that set forth in clause (A) above; (ii) any failure by the Issuer to repurchase any Mortgage Loan or Mortgage Certificate as required under the Pooling Agreement which continues unremedied for 60 business days after the giving of written notice of such failure to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of Certificates evidencing ownership interests aggregating not less than 662 @ 3% of the Principal Amount of the Certificates; (iii) any failure by the Issuer duly to observe or perform in any material respect any of its other covenants or agreements in such Pooling Agreement, if such failure materially affects the rights of Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of not less than 662 @ 3% of the Principal Amount of the Certificates; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Issuer indicating its insolvency, reorganization or inability to pay its obligations. (Section 7.01)

   RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of not less than 662 @ 3% of the Principal Amount of the Certificates may terminate all of the rights and obligations of the Issuer under such Pooling Agreement whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Issuer under such Pooling Agreement and will be entitled to similar compensation arrangements. The Issuer shall be entitled to payment of certain amounts payable to it under the Pooling Agreement in respect of services rendered notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the issuer's obligations under any credit support. In the event that the Trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $5,000,000 to act as successor servicer under such Pooling Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the Servicing Compensation to the Issuer under such Pooling Agreement. (Sections 7.01and 7.02)

         No Certificateholder of any Series will have the right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing ownership interests aggregating not less than 662 @ 3% of the Principal Amount of the Certificates have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. (Section 10.03) However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)

  AMENDMENT

         The Pooling Agreement and any form of credit support for each Series may be amended by the Issuer, the issuer of credit support and the Trustee, without Certificateholder consent, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or credit support which are not inconsistent with the provisions of such Pooling Agreement or credit support, as the case may be, including replacing such credit support (other than any Class or Classes of subordinated Certificates) in whole or in part by other forms of credit support as described herein or in the related Prospectus Supplement, (iv) to comply with any requirements imposed by the Code or any regulations thereunder, including any requirement relating to maintaining the status of the Trust (as defined in the related Prospectus Supplement) or applicable portion or portions of the property thereof as one or more REMICs, as the case may be, or (v) to establish a "qualified reserve fund" within the meaning of Code Section 860G(a)(7)(B). The Pooling Agreement and any form of credit support for each Series may also be amended by the Issuer, the issuer of the credit support and the Trustee, without Certificateholder consent, if the Issuer delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not materially adversely affect the interests of the Certificateholders. The Pooling Agreement and any form of credit support for each Series may also be amended by the Issuer and the Trustee with the consent of the holders of not less than 662 @ 3% of the Principal Amount of the Certificates affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or form of credit support or modifying in any manner the rights of Certificateholders of that Series; provided, however, that (i) if any Class of Certificates is affected differently in any material respect by such amendment than the other Classes, the consent of the holders of 662 @ 3% of the Principal Amount of the Certificates of such differently affected Class shall be required and (ii) no such amendment may (i) decrease in any manner the amount of, or delay the timing of, payments or distributions received on Mortgage Loans or Mortgage Certificates which are required to be distributed in respect of any such Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of each Affected Class then outstanding. (Section 10.01)

  LIST OF CERTIFICATEHOLDERS

         If the Trustee is not then the Certificate Registrar, the Issuer will provide or cause to be provided to the Trustee within 15 days after receipt of its written request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent record date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Issuer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. (Section 5.05)

         No Pooling Agreement will provide for the holding of any annual or other meeting of Certificateholders.

  TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

         The obligations of the Issuer and the Trustee created by the Pooling Agreement for each Series will terminate upon the earlier of (a) a complete liquidation of the Pool as described in the Pooling Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any such Mortgage Loan or Mortgage Certificate and (ii) the payment to Certificateholders of that Series of all amounts in the Certificate Account required to be paid to them pursuant to such Pooling Agreement. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of a certain person specified in such Pooling Agreement living at the date of such Pooling Agreement. For each series the Issuer will give or cause to be given written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and the cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination. (Section 9.01) Interest shall not accrue for the period of any delay in the payment of a Certificate resulting from the failure of a holder to surrender the Certificate in accordance with such notice.

         The Pooling Agreement for each Series may permit, but not require, the Issuer or the holders of Residual Certificates to repurchase from the Pool for such Series, as part of a plan to complete liquidation of the Pool, all remaining Mortgage Loans and Mortgage Certificates and all property acquired in respect of such Mortgage Loans and Mortgage Certificates at a price equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loans or Mortgage Certificates on the first day of the month of repurchase (after giving effect to payments of principal due on such first day), together with accrued interest thereon at the then applicable Pass-Through Rate to but not including the Due Date in the month in which the related distribution is made to Certificateholders, in the case of a repurchase by the Issuer after subtracting any unreimbursed payments under the credit support for such Series and any unreimbursed Voluntary Advances with respect to such Mortgage Loans (other than such payments or advances with respect to Liquidating Loans and interest in excess of the applicable Pass-Through Rate), and (ii) the current appraised value of acquired property. The exercise of such right and the related liquidation will effect early retirement of the Certificates of that Series, but such right so to repurchase is subject to (i) the aggregate Adjusted Balance of the Mortgage Loans or Mortgage Certificates for such Series at the time of repurchase being equal to or less than the percentage (generally 5%), specified in the applicable Prospectus Supplement and Pooling Agreement, of the aggregate Adjusted Balance of such Mortgage Loans or Mortgage Certificates as of the Cut-Off Date for that Series and (ii) such repurchase and related distributions (X) constituting a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), (Y) not adversely affecting the REMIC status of each Pool and (Z) not otherwise causing each such Pool to be subject to tax for the taxable year in which the repurchase occurs or any prior taxable year. (Section 9.01)

   DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates or of any Mortgage Loan or Mortgage Certificate or related document, and is not accountable for the use or application by the Issuer of any funds paid to it in respect of the Certificates, the Mortgage Loans or the Mortgage Certificates, or deposited into or withdrawn from the Certificate Account or the Servicing Account by the Issuer. The Trustee shall have no liability for any losses incurred as a result of (i) any failure of each Pool to qualify as a REMIC under the Code,
  (ii) any termination, inadvertent or otherwise, of each Pool's status as a REMIC or (iii) any "prohibited transaction" as defined in Code Section 860F(a) unless such losses were as a result of the Trustee's negligence, bad faith or failure to perform its duties under the Pooling Agreement. (Section 8.03) If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they conform to the requirements of the Pooling Agreement. (Section 8.01)

   THE TRUSTEE

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the applicable Prospectus Supplement. The commercial bank, savings and loan association or trust company serving as Trustee may have normal banking relationships with the Issuer or the Originators. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Issuer and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Pool relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling Agreement relating to such Series shall be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 8.10) The Trustee may also appoint agents (which may include the Issuer and its affiliates) to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling Agreement.

         The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time (i) by the Issuer, (a) if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under the Pooling Agreement which materially adversely affects the Certificateholders, (c) if through the performance or non-performance of certain actions by the Trustee, the rating assigned to the CitiCertificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the CitiCertificates to be lowered or (ii) by the holders of Certificates evidencing more than 50% of the current Stated Amount of CitiCertificates then outstanding and 50% of the Percentage Interests of the Residual Certificates. Upon becoming aware of such circumstances, the Issuer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 8.07)

                          CERTAIN ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. For purposes of the discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") would be regarded as a fiduciary and the IRA as a Plan.

         An investment in Certificates by a Plan might result in the assets of the related Pool being deemed to constitute in whole or in part Plan assets, which in turn might mean that the Plan fiduciary who decided to invest in the Certificates had delegated asset management responsibility, and that certain underlying aspects of such investment, including the operation of such Pool, might be deemed prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines "plan assets." The U.S. Department of Labor has published regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Pool) for purposes of certain reporting, disclosure and fiduciary responsibility requirements, including the prohibited transaction provisions found in ERISA and the Code, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Issuer cannot predict in advance whether under the rules set forth in the Regulations an investing Plan's assets would be deemed to include an interest in the assets of a Pool or be deemed merely to include its interest in the Certificates, because of the factual nature of certain of these rules. For example, the Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans).

         The Regulations provide that if a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not include any of the mortgages underlying such certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of FHLMC Certificates, GNMA Certificates and FNMA Certificates which may be included in a Pool underlying a Series of Certificates. Accordingly, even if such Mortgage Certificates included in a Pool were deemed to be in whole or in part assets of Plan investors, the mortgages underlying such Mortgage Certificates would not be treated as assets of such

  Plans and the operation of the pools containing such underlying mortgages would not give rise to prohibited transactions.

         U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") exempts certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the direct or indirect acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, from treatment as potential prohibited transactions, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. The Issuer believes that such "general conditions" set forth in Section II of PTE 83-1 would be met with respect to the purchase and holding of Senior Certificates evidencing ownership interests in a Pool consisting of Real Estate Loans.

         It appears that PTE 83-1 might not apply to the purchase and holding of Senior Certificates evidencing ownership interests in a Pool consisting of Cooperative Loans as well as Real Estate Loans, of Certificates which constitute Residual Certificates, or of Senior Certificates which do not pass through both principal and interest.

         It is not clear whether PTE 83-1 applies to Senior Certificates evidencing an interest in a Pool of Mortgage Certificates as opposed to Real Estate Loans; when offering a Series of such Certificates, if it appears no other ERISA prohibited transaction exemption is applicable, the Issuer intends to only include in a Pool Mortgage Certificates which are "guaranteed governmental mortgage pool certificates," or Mortgage Certificates which themselves would meet the general conditions of PTE 83-1 if purchased directly by a Plan. Further, in such circumstances, the Issuer intends to structure the offering of any such Series of Certificates and the operations of the Pool and to take such other actions as are both reasonable and appropriate so as to reduce the risk of the occurrence of ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such Certificates.

         Most underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

         In view of the foregoing, before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies to the creation, maintenance and termination of the Pool and the acquisition and holding of the Certificates, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1 as well as the "general conditions" of Section II would be met, and should consult the applicable Prospectus Supplement relating to such Series of Certificates, especially, but not only, the ERISA discussion, if any. If it is unclear to a Plan fiduciary and its counsel that PTE 83-1 would apply to the purchase and holding of the Certificates, because, for example, the Pool includes Mortgage Certificates, such fiduciary and its counsel should consider whether such Mortgage Certificates are "guaranteed governmental mortgage pool certificates," whether in such case PTE 83-1 would be applicable to the indirect acquisition and holding of the Mortgage Certificates, and whether any other ERISA prohibited transaction exemption is applicable or necessary.

         Certain affiliates of the Issuer, such as Citicorp or Salomon Smith Barney Inc., might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, special caution ought to be exercised before a Plan purchases a Certificate in such circumstances. Certificates may not be purchased with the assets of a Plan if an affiliate of the Issuer or of the Trustee of a Pool either: (a) has investment discretion with respect to the investment of such assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan; or
  (c) is an employer maintaining or contributing to such Plan. By agreeing to acquire a Certificate for a Plan, the fiduciary of any such Plan is representing and warranting to the related underwriter and the Issuer that the assets of the Plan to be used in connection with such purchase do not come within (a), (b) or (c) above.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA of Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         The purchase of a Residual Certificate by most varieties of ERISA Plans, governmental plans, and certain church plans (as defined in section 3(33) of ERISA) may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to a transferor that it is not a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Taxation of Residual Certificates--Tax-Related Restrictions oN Transfer of Residual Certificates--Disqualified Organizations."

         Due to the complexity of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates. Unless otherwise specified in the related Prospectus Supplement, no assets of a Plan which is subject to ERISA may be invested in Subordinated Certificates.

                                LEGAL INVESTMENT

         The Senior Certificates, and if so specified in the related Prospectus Supplement, the Subordinated Certificates and the Residual Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," they will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies and pension funds), created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of States enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federaL regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of crediT information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "residentiaL mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit unionhas obtained written approval from the NCUA to participate in the "investment pilot program" described in12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the

  Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series, Classes or Subclasses (in particular, Certificates which are entitled solely or disporportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class or Subclass constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of CitiCertificates and Residual Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership and disposition of CitiCertificates and Residual Certificates. For purposes of this tax discussion, references to "Certificateholder" or "holder" generally mean the beneficial owner of a CitiCertificate or Residual Certificate.

         With respect to each Series of CitiCertificates and Residual Certificates, an election will be made to treat the related Trust or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. If an election is made to treat one or more segregated pools of assets within the Trust property as a REMIC, references to the "Trust" or the "REMIC" herein shall be deemed to refer to such portion or portions of the Trust property. An election may also be made to treat the trust in which CitiMortgageCertificates with respect to a Series represent an undivided interest as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of CitiCertificates and Residual Certificates (and, if applicable, CitiMortgageCertificates), Rona Daniels, Vice President and Tax Counsel of Citibank, N.A., has advised the Issuer that in her opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, the Trust (and, if applicable, the trust relating to the CitiMortgageCertificates) will qualify as a REMIC. In such case, the CitiCertificates will be considered to be "regular interests" in the REMIC and generally will be taxed as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether more than one REMIC election with respect to the property included in the related Trust will be made.

  STATUS OF CITICERTIFICATES AND RESIDUAL CERTIFICATES

         Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the CitiCertificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be so treated. If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing treatments, the Certificates will qualify for the corresponding status in their entirety. It is anticipated that the Certificates will qualify for the foregoing treatments in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. Where two REMICs are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code
  Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buydown subsidy accounts. Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code
  Section 851(b)(3)(A)(i). Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

  QUALIFICATION AS A REMIC

         In order for the Trust to qualify as a REMIC, there must be ongoing compliance on the part of the Trust with the requirements set forth in the Code. First, the Trust must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the Trust (as of the close of the third calendar month beginning after the Startup Day and at all times thereafter) may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if, at all times, the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC must also adopt "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" and must furnish applicable tax information to transferors that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on TransfeR of Residual Certificates--Disqualified Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans or stripped portions thereof, certificates of beneficial ownership in a grantor trust that holds mortgage loans, such as the

  Mortgage Certificates, and regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter, or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged within 90 days of discovery, ceases to be a qualified mortgage after such 90 day period.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or to provide additional security for payments due on the regular or residual interests that otherwise may be delayed or defaulted upon because of a default or delinquency on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year of acquisition, with a possible extension granted by the Internal Revenue Service.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest or the difference between fixed and qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the CitiCertificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates of that Series will constitute a single class of residual interests on which distributions are made pro rata.

         If an entity, such as the Trust, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the CitiCertificates may be treated as equity interests therein. The Code authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. Investors should be aware, however, that the

  Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the regulatory relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

   TAXATION OF CITICERTIFICATES

    General

         In general, interest, original issue discount, and market discount on a CitiCertificate will be treated as ordinary income to a Certificateholder, and distributions in reduction of Principal Amount of a CitiCertificate will be treated as a return of capital to the extent of the Certificateholder's basis in the CitiCertificate. Each Certificateholder must use the accrual method of accounting with regard to CitiCertificates, regardless of the method of accounting otherwise used by such Certificateholder.

    Original Issue Discount

         All Accrual CitiCertificates will be, and certain of the CitiCertificates of other Classes of a Series may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of CitiCertificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on April 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Holders of CitiCertificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the CitiCertificates. To the extent such issues are not addressed in such regulations, the Issuer intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the CitiCertificates.

         Each CitiCertificate (except to the extent described below with respect to a CitiCertificate on which distributions in reduction of Stated Amount are made in a single installment by lots of a specified Principal Amount upon the request of a Certificateholder or by random lot (a "Retail Class CitiCertificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Certificateholder's income. The total amount of original issue discount on a CitiCertificate is the excess of the "stated redemption price at maturity" of the CitiCertificate over its "issue price." The issue price of a Class of CitiCertificates generally is the first price at which a substantial amount of CitiCertificates of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Issuer intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Issuer as the fair market value of that Class as of the issue date. The issue price of a CitiCertificate also includes any amount paid by the initial Certificateholder for accrued interest that relates to a period prior to the issue date of the CitiCertificate, unless the CitiCertificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a CitiCertificate always includes its Initial Stated Amount. The stated redemption price at maturity generally will not include distributions of interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the CitiCertificates. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a CitiCertificate, it is possible that no interest on any Class of CitiCertificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Issuer intends to treat interest with respect to the CitiCertificates as qualified stated interest. No distributions on an Accrual CitiCertificate, or on other

  CitiCertificates with respect to which interest distributions may be deferred and added to the Principal Amount, will constitute qualified stated interest and, accordingly, the stated redemption price at maturity of such CitiCertificates includes not only their Initial Principal Amount but also all other distributions (whether denominated as accrued interest or current interest) to be received thereon. Likewise, the Issuer intends to treat an "interest only" class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a CitiCertificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a de minimis rule, original issue discount on a CitiCertificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the CitiCertificate multiplied by the weighted average maturity of the CitiCertificate. For this purpose, the weighted average maturity of the CitiCertificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each return of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each return of stated redemption price at maturity and the denominator of which is the stated redemption price at maturity of the CitiCertificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and Mortgage Certificates included in the Trust (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, used in pricing the CitiCertificates. The Prepayment Assumption with respect to a Series of CitiCertificates will be set forth in the related Prospectus Supplement. Holders of CitiCertificates generally must report de minimis original issue discount pro rata as distributions of stated redemption price at maturity are received, and such income will be capital gain if the CitiCertificate is held as a capital asset. However, holders of CitiCertificates may elect to accrue all de minimis original issue discount, as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

         A holder of a CitiCertificate generally must include in gross income for any taxable year the sum of the "daily portions", as defined below, of the original issue discount on the CitiCertificate accrued during an accrual period for each day on which it holds the CitiCertificate, including the date of purchase but excluding the date of disposition. The Issuer will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each CitiCertificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the CitiCertificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period on a CitiCertificate would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the CitiCertificate as of the end of that accrual period and (b) the distributions made on the CitiCertificate during the accrual period that are included in the CitiCertificate's stated redemption price at maturity, over (ii) the adjusted issue price of the CitiCertificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the CitiCertificate as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
  (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a CitiCertificate at the beginning of any accrual period equals the issue price of the CitiCertificate, increased by the aggregate amount of original issue discount with respect to the CitiCertificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the CitiCertificate's stated redemption price at maturity that were made on the CitiCertificate attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period that is shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a holder of a CitiCertificate generally will increase to take into account prepayments on the CitiCertificates as a result of prepayments on the Mortgage Loans underlying the Mortgage Certificates or Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments on the Mortgage Loans underlying the Mortgage Certificates or Mortgage Loans are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series can result in both a change in the priority of principal payments with respect to certain Classes of CitiCertificates and either an increase or decrease in the daily portions of original issue discount with respect to such CitiCertificates.

         In the case of a Retail Class CitiCertificate, the Issuer intends to determine the yield to maturity of such CitiCertificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class CitiCertificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in reduction of the entire Stated Amount of any Retail Class CitiCertificate (or portion of such Stated Amount), (a) the remaining unaccrued original issue discount allocable to such CitiCertificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining CitiCertificate of such Class (or the remaining Principal Amount of a Retail Class CitiCertificate after a distribution in reduction of Stated Amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the Principal Amount that was distributed. The Issuer believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

    Acquisition Premium

         A purchaser of a CitiCertificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the CitiCertificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

    Variable Rate CitiCertificates

         CitiCertificates may provide for interest based on a variable rate ("Variable Rate CitiCertificates"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and
  (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of CitiCertificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to CitiCertificates. However, if final regulations dealing with contingent interest with respect to CitiCertificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest CitiCertificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any CitiCertificates that do not pay interest at a fixed rate or variable rate as described in this paragraph.

         Under the REMIC Regulations, a CitiCertificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the Mortgage Loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Unless otherwise indicated in the applicable Prospectus Supplement, the Issuer intends to treat CitiCertificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

         The amount of original issue discount with respect to a CitiCertificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount", with the yield to maturity and future distributions on such CitiCertificate generally to be determined by assuming that interest will be payable for the life of the CitiCertificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date). Unless otherwise specified in the applicable Prospectus Supplement, the Issuer intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Although unclear under the OID Regulations, the Issuer intends to treat CitiCertificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having fixed or adjustable rates as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Certificate Rate on the CitiCertificates.

    Deferred Interest

         Any Deferred Interest (as defined in the Prospectus Supplement with respect to a Series) that accrues with respect to a Class of CitiCertificates will constitute income to the holders of such CitiCertificates prior to the time distributions of cash with respect to such Deferred Interest are made. Under the OID Regulations, all interest payments on CitiCertificates that may have Deferred Interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the CitiCertificates in computing original issue discount thereon.

    Market Discount

         A purchaser of a CitiCertificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the CitiCertificate (i) is exceeded by the then-current principal amount of the CitiCertificate, or (ii) in the case of a CitiCertificate having original issue discount, is exceeded by the adjusted issue price of such CitiCertificate at the time of purchase, as described above. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such CitiCertificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report of the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a CitiCertificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the CitiCertificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the CitiCertificate. The deferred portion of the interest expense would not exceed the accrued market discount on the CitiCertificate for the taxable year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the CitiCertificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

         By analogy to the OID Regulations, market discount with respect to a CitiCertificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such CitiCertificate multiplied by the weighted average maturity of the CitiCertificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

    Premium

         A CitiCertificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such CitiCertificate as a "capital asset" within the meaning of Code Section 1221, the holder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a CitiCertificate held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instrument such as the CitiCertificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the CitiCertificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a CitiCertificate, rather than a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

    Treatment of Losses

         Holders of CitiCertificates will be required to report income with respect to the CitiCertificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a CitiCertificate, particularly a Subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

         Under Code Section 166, holders of CitiCertificates that are corporations or that otherwise hold the CitiCertificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such CitiCertificates becoming wholly or partially worthless, and that, in general, holders of CitiCertificates that are not corporations and do not hold the CitiCertificates in connection with a trade or business should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of a portion of any such CitiCertificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of CitiCertificates should be allowed a bad debt deduction at such time as a loss is allocated to such Class of CitiCertificates to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust have been liquidated or the applicable Class of CitiCertificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the CitiCertificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of CitiCertificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such CitiCertificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on CitiCertificates.

    Election to Treat All Interest Under the Constant Yield Method

         A holder of a debt instrument such as a CitiCertificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

    Sale or Exchange of CitiCertificates

         If a holder sells or exchanges a CitiCertificate, the holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the CitiCertificate. The adjusted basis of a CitiCertificate generally will equal the cost of the CitiCertificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the CitiCertificate, and reduced by the distributions in reduction of the Principal Amount of the CitiCertificate that were previously received by the seller, by any amortized premium and by any deductible losses.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a CitiCertificate realized by an investor who holds the CitiCertificate as a capital asset (within the meaning of Code Section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the CitiCertificate has been held for more than one year. Such gain will be treated as ordinary income (i) if a CitiCertificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such CitiCertificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such CitiCertificate. In addition, gain or loss recognized from the sale of a CitiCertificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In general, short-term capital gains of certain non-corporate taxpayers are subject to the same maximum tax rate of 39.6% as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  TAXATION OF RESIDUAL CERTIFICATES

    Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible directly on the federal income tax return of holders of Residual Certificates ("Residual Holders") as ordinary income or loss, and will not be taxed separately to the REMIC. The daily portions of REMIC taxable income or net loss for a Residual Holder are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates owned by the REMIC, reduced by amortization of any premium on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, plus amortization of premium on CitiCertificates issued at a premium, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the CitiCertificates. The REMIC's deductions include interest and original issue discount expense on the CitiCertificates, servicing fees on the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, other administrative expenses and realized losses on the Mortgage Loans or Mortgage Certificates. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any Class of the related Series outstanding.

         The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to Mortgage Loans or the mortgage loans underlying the Mortgage Certificates, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the CitiCertificates, on the other hand. In the event that an interest in the Mortgage Loans or in the mortgage loans underlying a Mortgage Certificate is acquired by the REMIC at a discount, and one or more of such loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of Principal Amount of CitiCertificates, and
  (ii) the discount on the Mortgage Loans or underlying mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those CitiCertificates on account of any unaccrued original issue discount relating to those CitiCertificates. When there is more than one Class of CitiCertificates on which distributions in reduction of Principal Amount are made sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the CitiCertificates when distributions in reduction of Stated Amount are being made in respect of the earlier Classes of CitiCertificates to the extent such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, corresponding losses would be allowed in later years as distributions on the later Classes of CitiCertificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding Principal Amount of the CitiCertificates, may increase over time as distributions in reduction of Stated Amount are made on the lower yielding Classes of CitiCertificates, whereas interest income with respect to any given Mortgage Loan or mortgage loans underlying a Mortgage Certificate will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the rules on "excess inclusions" discussed below. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of CitiCertificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in such Certificates.

    Basis and Losses

         The amount of any net loss of the REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC and, second, by the amount of loss of the REMIC reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

         A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         A Residual Certificate may have a negative value if the net present value of anticipated tax liability exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by the transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

         To the extent that the initial adjusted basis of a Residual Holder (other than the original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans or Mortgage Certificates, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless otherwise provided in subsequent legislation or future Treasury regulations. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense-Market Discount" below regarding the basis of Mortgage Loans or Mortgage Certificates to the REMIC and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

    Treatment of Certain Items of REMIC Income and Expense

         Although the Issuer intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Issuer makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the CitiCertificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC's deductions for original issue discount and income or offset to interest (expense) from amortization of issue premium will be determined in the same manner as original issue discount income and premium amortization on CitiCertificates as described above under "--Taxation of CitiCertificates--Original Issue Discount," "--Variable Rate CitiCertificates" aNd "--Deferred Interest" without regard to the de minimis rule described therein, and "--Premium."

         Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to CitiCertificates as described above under "Taxation of CitiCertificates--Deferred Interest".

         Market Discount. The REMIC will have market discount income in respect of mortgage loans directly held by the REMIC or underlying a Mortgage Certificate if, in general, the basis of the REMIC allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC's basis in such mortgage loans is their fair market value immediately after their transfer to the REMIC. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC (or the fair market value thereof at the Closing Date in the case of a retained class). The accrued portion of such market discount would be recognized currently as an item of REMIC ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of CitiCertificates-Market Discount."

         Premium. Generally, if the basis of the REMIC in mortgage loans held directly by the REMIC or underlying a Mortgage Certificate exceeds the unpaid principal balances of the mortgage loans, the REMIC will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in such mortgage loans is their fair market value immediately after their transfer to the REMIC, based on the aggregate of the issue prices (or the fair market values of retained classes) of the regular and residual interests in the REMIC. As described above under "Taxation of CitiCertificates--Premium," a person who holds mortgage loans as capital assets under Code Section 1221 may elect under Code Section 171 to amortize premium on the mortgage loans described above that were originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the mortgage loans described above are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

    Limitations on Offset or Exemption of REMIC Income

         A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

         The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates-Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors-Residual Certificates" below. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

    Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax will be imposed on such entity equal to the product of
  (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such government entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" is a partnership which had 100 or more members during the preceeding taxable year, other than certain service partnerships and commodity pools, and elects to apply the simplified reporting provisions of the Code.

         The Pooling Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the transferor, CMSI and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and that it is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to CMSI and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each holder of a Residual Certificate will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and CMSI or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations permit the Internal Revenue Service to disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue (and prior to the end of the succeeding taxable year) for the accumulated withholding tax liability to be paid. If the non-U.S.

  Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Pooling Agreement and, if applicable, the Prospectus Supplement relating to a Series, may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for Federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust, if, a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

    Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual CertificatE at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of its Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the Residual Holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
  Section 582(c).

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the residual interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

    Mark to Market Regulations

         Prospective purchasers of the Residual Certificates should be aware that the Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

  TAXES THAT MAY BE IMPOSED ON THE REMIC

    Prohibited Transactions

         Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or the repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time), or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or reasonably foreseeable default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on a regular interest as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination made to save administrative costs when no more than a small percentage of the CitiCertificates is outstanding). The REMIC Regulations indicate that a substantial modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

    Contributions to the REMIC After the Startup Day

         In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

    Net Income from Foreclosure Property

         A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   LIQUIDATION OF THE REMIC

         If a REMIC adopts a plan of complete liquidation within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on such date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all Certificates within the 90-day period. An early termination of the Trust effected by a repurchase by the Issuer of all remaining Mortgage Loans or Mortgage Certificates when the adjusted balances thereof have declined to the percentage specified for a particular Series, and the distribution to holders of Certificates of the proceeds of such sale and any remaining assets of the REMIC, is contingent upon receipt of an opinion of counsel or other evidence that such repurchase and distribution will constitute a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A) and will not adversely affect the REMIC status of the Trust.

   ADMINISTRATIVE MATTERS

         As a REMIC, the Trust must maintain its books on a calendar year basis and must file federal income tax returns in a manner similar to a partnership for federal income tax purposes. The form for such returns is Form 1066, U.S.

  Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee with respect to a Series will be required to sign the REMIC's annual returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit by the Internal Revenue Service in a unified administrative proceeding. As long as the Issuer remains a Residual Holder with respect to any portion of a Class of Residual Certificates, the Issuer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the related Series. If the Issuer or an affiliate is not a Residual Holder, the Residual Holder holding the largest percentage of the Residual Certificates will be obligated to act as tax matters person and, by purchase of a Residual Certificate, will irrevocably designate the Issuer as its agent to act as tax matters person and agree to execute any documents required to effectuate the actions of the Issuer in its capacity as tax matters person. The tax matters person with respect to a Series will be, in order of priority, (i) the Issuer or an affiliate thereof, in its capacity as a holder of a Residual Certificate or as the agent of the holders of the Residual Certificates, and (ii) if the Issuer or an affiliate thereof is not a Residual Holder and is not permitted to act as tax matters person or as agent of the holders of Residual Certificates under applicable Treasury regulations, a Residual Holder or such other person as may be specified pursuant to Treasury regulations.

  LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
  Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code
  Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC, such deductions may include Servicing Compensation (exclusive of Additional Servicing Compensation, if any) for the related Series, servicing fees paid to the Servicer, to the servicer of the Mortgage Loans, or to the issuer or guarantor of the Mortgage Certificates, or any similar expenses allocated to the REMIC with respect to a regular interest it holds in another REMIC. Such investors who hold Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitations on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that such expenses and a corresponding additional amount of gross income generally are to be allocated entirely to holders of the Residual Certificates in the case of a REMIC that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional income and limitations on deductions will apply to the allocable portion of such expenses to holders of CitiCertificates, as well as to holders of Residual Certificates, where such CitiCertificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a holder's income from the CitiCertificate, determined on a daily basis, bears to the income of all holders of CitiCertificates and Residual Certificates with respect to a REMIC. As a result, individuals, estates, or trusts holding CitiCertificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Stated Rate on such CitiCertificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of the amount of cash received for the related period on Residual Certificates. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

  TAXATION OF CERTAIN FOREIGN INVESTORS

    CitiCertificates

         Interest, including original issue discount, distributable to holders of CitiCertificates who are non-resident aliens, foreign corporations or other Non-U.S. Persons (i.e., any person who is not a U.S. Person), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the CitiCertificate is a Non-U.S. Person. If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a CitiCertificate.

         The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, in the case of CitiCertificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

    Residual Certificates

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "CitiCertificates" above, but only to the extent that (i) the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates were issued after July 18, 1984 and (ii) the Trust or the segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificates relate, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but Mortgage Certificates or CitiCertificates representing either regular interests in another Trust or a segregated pool of assets within the Trust will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amountS distributed to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of under rules similar to withholding upon disposition of debt instruments that have original issue discount). See "--Taxation of Residual Certificates--Tax-Related Restrictions oN Transfer of Residual Certificates--Foreign Investors," above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Residual Certificate.

  BACKUP WITHHOLDING

         Distributions made on the CitiCertificates and proceeds from the sale of the CitiCertificates to or through certain brokers may be subject to a "backup" withholding tax under Code Section 3406 of 31% of "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, distributions in reduction of Stated Amount) unless, in general, the holder of the CitiCertificate complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the CitiCertificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts so withheld from distributions on the CitiCertificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

  REPORTING REQUIREMENTS

         Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of CitiCertificates or beneficial owners who own CitiCertificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of CitiCertificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Certificates. Holders through nominees must request such information from the nominee.

         The Internal Revenue Service's Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Holder by the last day of the month following each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders and, if applicable, furnished annually to holders of CitiCertificates and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of CitiCertificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "Status of CitiCertificates and Residual Certificates."

                              PLANS OF DISTRIBUTION

         Certificates are being offered hereby in Series (each Series evidencing a separate Pool) through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of such Series, or the method by which such price is to be determined, and the net proceeds from such sale.

         The Issuer intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through one or more of these methods:

         1. By negotiated firm commitment underwriting and public re-offering by underwriters;

         2. By placements by the Issuer with investors through dealers or agents; and

         3. By secondary offerings by an affiliate thereof in any of the manners set forth above.

         If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public re-offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers or agents. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of Certificates will be obligated to purchase all such Certificates if any are purchased. The Issuer and

  Citicorp will indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act.

         The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and dealers for the Certificates of such Series.

         Affiliates of the Issuer may act as agents or underwriters in connection with the sale of a Series of Certificates. Any affiliate of the Issuer so acting will be named, and its affiliation with the Issuer and Citicorp described, in the Prospectus Supplement with respect to such Series.

         The Issuer anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

                                     EXPERTS

         Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                                                      APPENDIX A

                 THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES

         This Appendix describes the Mortgage Loans contained in a Pool (including a pool underlying a CitiMortgageCertificate), certain pooling and servicing arrangements with respect to a Pool, the insurance arrangements in respect of such Mortgage Loans and additional material in connection therewith.

         Certain statements contained in this Appendix may be wholly or partly inapplicable to a particular Series of Certificates. Any material divergence from the following descriptions of the Mortgage Loans will be discussed in the applicable Prospectus Supplement. Section references herein preceded by "PA" refer to Pooling Agreement sections.

  THE MORTGAGE LOANS

    General

         When used in this APPENDIX A, the term "Pool" refers to either a Pool consisting of Mortgage Loans or a pool of Mortgage Loans underlying a CitiMortgageCertificate. A Pool consisting in whole or in part of Mortgage Loans originated by Citibank as well as a pool of Mortgage Loans originated by Citibank and which underlie a CitiMortgageCertificate are each herein referred to as a "Citibank Pool." A Pool consisting in whole or in part of Mortgage Loans originated or acquired by CMI as well as a pool of Mortgage Loans originated or acquired by CMI and which underlie a CitiMortgageCertificate is herein referred to as a "CMI Pool." A Pool consisting in whole or in part of Mortgage Loans acquired by CMSI from other affiliates as well as a pool of Mortgage Loans acquired by CMSI from other affiliates and which underlie a CitiMortgageCertificate is herein referred to as a "CMSI Pool." A Pool consisting in whole or in part of Mortgage Loans originated or acquired by CFSB as well as a pool of Mortgage Loans originated or acquired by CFSB and which underlie a CitiMortgageCertificate is herein referred to as a "CFSB Pool." A Pool consisting in whole or in part of Mortgage Loans originated by Third Party Originators as well as a pool of Mortgage Loans originated by Third Party Originators and which underlie a CitiMortgageCertificate is herein referred to as a "Third Party Pool." Each Pool may include either fixed interest rate Mortgage Loans (each such Pool, a "Fixed Rate Pool") or adjustable interest rate Mortgage Loans (each such Pool, an "ARM Pool"). A portion of the interest component of a Mortgage Loan may be retained by an Originator and not transferred to a Pool. The information contained herein in respect of CMI Pools applies generally to Mortgage Loans originated by other affiliates and contained in CMSI Pools and CMI Pools. Such Mortgage Loans may include mortgage loans originated or acquired by CFSB or originated by Citibank. Each Pool will include loans (the "Real Estate Loans") evidenced by promissory notes secured by first mortgages or deeds of trust on one- to four-family residences. A Pool may also contain, in addition to Real Estate Loans, cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings (the one- to four-family residences and the shares issued by cooperatives are hereinafter referred to as the "Mortgaged Properties"). Unless otherwise provided in the Prospectus Supplement, the buildings owned by such cooperatives will be located in the New York Metropolitan Area in the States of New York and New Jersey, the Chicago Metropolitan Area in the State of Illinois and the Washington Metropolitan Area in the District of Columbia and the State of Maryland. The Mortgaged Properties may consist of (i) detached homes, (ii) attached homes (one- to four-family units having a common wall), (iii) units located in condominiums or planned unit developments and (iv) such other types of homes or units as are set forth in the Prospectus Supplement. The Mortgaged Properties may include investment properties and vacation and second homes, and may include leasehold interests. The Mortgaged Properties will be located in states as set forth in the Prospectus Supplement. Each Mortgage Loan will be selected by the Issuer from among those originated or acquired by the relevant Originator in the ordinary course of its business activities or acquired by the relevant Originator from another Originator.

         All Mortgage Loans will (i) have individual principal balances at origination of not more than $2,500,000,(ii) have monthly payments due on the first day of each month, (iii) be secured by Mortgaged Properties located in one of the fifty states of the United States, the District of Columbia, or the Commonwealth of Puerto Rico, (iv) be fixed rate or adjustable rate loans which may provide for full amortization of principal, deferral of a portion of interest, balloon payments of principal or have such other characteristics as set forth in the related Prospectus Supplement and

  (v) have original maturities as specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan will not be more than 95% of the Original Value of the related Mortgaged Property. The principal amount of the "loan," for purposes of computation of loan-to-value ratios, includes the amount of any part of an origination fee that is financed. The financed portion of the origination fee will be less than 5% of the loan amount in each case.

         Unless otherwise stated in the applicable Prospectus Supplement, a Pool may contain Real Estate Loans, the original terms of which were modified prior to their inclusion in such Pool pursuant to modification agreements (the "Modification Agreements") or pursuant to modification, consolidation and extension agreements (the "Consolidation Agreements"). A Modification Agreement generally alters only the stated annual interest rate and (as a result) the monthly payment amount for a Mortgage Loan. The terms of a Consolidation Agreement may alter any one or more of the following: the type of Mortgage Loan, the identity of a borrower or borrowers, the stated annual interest rate or manner of determining such rate, the maturity date, the monthly payment amount or the principal amount of the obligation secured by the mortgage. The Consolidation Agreement amends the existing mortgage and the obligation secured thereby. If additional principal was advanced at the time of amendment, the Consolidation Agreement consolidates the new mortgage relating to the additional principal with the existing mortgage. With respect to Real Estate Loans, the terms of which were modified pursuant to Modification Agreements or Consolidation Agreements, whenever the terms "original," "originated" or "origination" are used in this Prospectus or any Prospectus Supplement to describe certain characteristics of the Mortgage Loans on a particular date, generally such terms shall refer to such characteristics (a) in the case of Modification Agreements, at the original date of the extension of credit under such Mortgage Loan except for the stated annual interest rate and monthly payment as stated above and (b) in the case of Consolidation Agreements, at the date of the applicable Consolidation Agreement and as modified thereby.

         It is anticipated that each Pool will consist predominantly of Mortgage Loans determined by the Issuer to be secured by the primary residence of the borrower (the "Mortgagor"). The sole basis for such determination will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the underlying property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Originator's records. The aggregate Adjusted Balance of Mortgage Loans for which such determination shall have been made will be disclosed in the applicable Prospectus Supplement or, if not known at the time a Series is offered, set forth in a report on Form 8-K which will be filed with the Commission and made available to Certificateholders within 15 days of the initial issuance of a Series. In the case of Mortgage Loans which were assumed by a new borrower after origination, the representation made or the information given by the original Mortgagor at origination in respect of (i) and (ii) above is used to determine such disclosure in the related Prospectus Supplement and as set forth in a report on Form 8-K.

         The Issuer will represent that no Mortgage Loan in a Pool will be 30 days or more past due as of the first day of the month during which the related Series is issued or has been 30 days or more past due more than once in the 12-month period immediately preceding such day and, in the event that such Pool consists in whole or in part of Issuer Certificates, the Issuer will make a representation as to delinquency information available with respect to the Mortgage Loans in which such Issuer Certificates evidence interests. For other representations to be made by the Issuer concerning the Mortgage Loans, see "--Assignment of Mortgage Loans." In addition, at the date of initial issuance of any Series, the aggregate Adjusted Balance of the Mortgage Loans included in the related Pools will not be less than $20,000,000. As used herein, references to aggregate principal balances to be used for determining weighted averages, percentages for termination of the Pools, or credit support amounts (but not repurchase prices) shall mean the scheduled principal balances thereof as of the close of business on the first day of the applicable month (whether or not any scheduled payments have been received on subsequent days) less Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the business day preceding such first day (or, in the case of the Cut-Off Date, any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the Cut-Off Date) (the "Adjusted Balance").

         Property securing a Mortgage Loan may be encumbered by a subordinated mortgage loan. Any such subordinated mortgage loan may have been originated by an Affiliated Originator, either at the time of origination of the Mortgage Loan or otherwise. The Prospectus Supplement will not include the amount of the subordinated loan in the loan-to-value calculation included therein. It is the policy of each Affiliated Originator to provide a subordinate loan in connection with the origination of the first priority Mortgage Loan only if the combined amount of such loans would result in a loan-to-value ratio of 90% or less. Primary mortgage insurance is generally not required for these loans. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "--Certain Legal Aspects of the Mortgage Loans--Cooperatives."

         Mortgage Loans originated by Affiliated Originators and having original principal amounts exceeding 90% of Original Value will be covered, and Mortgage Loans having original principal balances exceeding 80% but not more than 90% of Original Value may be covered, by primary mortgage insurance against default until the outstanding principal amount is reduced to at least 80% of Original Value through principal payments made by the Mortgagor or, in the case of CFSB Pools containing Mortgage Loans originated or acquired by the California and Florida branches of CFSB, until the outstanding principal amount thereof is less than or equal to 80% of either the Original Value through principal payments made by the Mortgagor or the value thereof as determined by a new appraisal delivered subsequent to origination. So long as it is in effect, such primary mortgage insurance will cover losses arising from a default up to an amount ranging from 12% to 30% of the principal amount of the Mortgage Loan outstanding from time to time. Prior to 1986, the Affiliated Originators did not generally make one- to four-family real estate loans with loan-to-value ratios above 80% unless such Originator had obtained primary mortgage insurance coverage. From 1986 through January 1993, each Affiliated Originator originated mortgage loans with loan-to-value ratios in excess of 80% but not more than 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each Affiliated Originator not to make one- to four-family real estate loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.

         Each Prospectus Supplement will include, among other things, information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer, as to (i) the aggregate Adjusted Balance of the Mortgage Loans to be delivered into the related Pool and the years of origination thereof, (ii) if Converted Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of any such Converted Mortgage Loans, (iii) the original loan-to-value ratios of the Mortgage Loans (which will not include the amount of any subordinated loan in such loan-to-value calculation), (iv) the types of Mortgaged Properties securing the Mortgage Loans, (v) the geographic distribution of the Mortgaged Properties, prepared on a state-by-state basis for states where Mortgage Loans having an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of Mortgage Loans in the related Pool are located, (vi) if Buydown Mortgage Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of Buydown Mortgage Loans in the related Pool, (vii) if Leasehold Loans with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of Leasehold Loans in the related Pool and (viii) if 15-year, fixed rate tiered-payment Mortgage Loans originated by CFSB's California branches and providing for a prepayment penalty during the first 12 months following origination with an aggregate Adjusted Balance exceeding 10% of the aggregate Adjusted Balance of all Mortgage Loans in the related Pool are to be delivered, the aggregate Adjusted Balance of such Mortgage Loans in the related Pool. In the event specific information with respect to the Pool is not known at the time a Series is offered, more general information of the nature described above will be provided in such Prospectus Supplement and the specific information described above will be set forth in a report on Form 8-K which will be filed with the Commission and made available to Certificateholders of the Series within 15 days of the initial issuance of such Series.

         The Issuer will be responsible for administering and servicing the Mortgage Loans purchased, directly or indirectly, by the Trust from CMI, Citibank or CFSB or their affiliates (the "Affiliated Originators") and will act as master servicer with respect to Mortgage Loans purchased, directly or indirectly, by the Trust from Third Party Originators, and will perform such functions as are described in the Pooling Agreement. The Issuer may delegate any of its duties under the Pooling Agreement to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. Unless otherwise disclosed in the related Prospectus Supplement, if the Mortgage Loans are included directly in the Pool, the Issuer will subcontract its duties as servicer of the Affiliated Mortgage Loans to CMI (or its designated subservicer) and its duties as master servicer with respect to the Third Party Loans sold by Third Party Originators on a servicing-retained basis, to a Third Party Master Servicer, who will in turn subcontract its duties to the then-current servicers of such Third Party Loans (which will be qualified to so service the Third Party Loans in accordance with CMI's servicing guidelines). Such subcontracting and delegation does not relieve the Issuer of its responsibility with respect to such duties (the Issuer and CMI in such capacity, the "Servicer" and such servicers of Third Party Loans, in such capacity, "Subservicer" or "Master Servicer"). The Servicer may at any time delegate or subcontract or assign any of its duties as servicer under any Pooling Agreement to any corporation, including a corporation more than 50% of the stock of which is owned, directly or indirectly, by Citicorp. In the event of any such delegation or subcontract, the Servicer will remain responsible for the delegee's or subcontractor's performance in accordance with the Pooling Agreement. A servicing fee will be paid to the Servicer with respect to each payment of interest received with respect to each Mortgage Loan. Such servicing fee paid to the Servicer may be in an amount equal to a fixed annual percentage as specified in the related Prospectus Supplement for all Mortgage Loans in such Pool of the outstanding principal balance of such Mortgage Loan on which interest is payable. In such event, the remainder of such interest, constituting interest at the mortgage rate for such Mortgage Loan (the "Note Rate") less such rate of servicing compensation (the "Pass-Through Rate" for such Mortgage Loan), is available for distributions of interest at the Stated Rate and distributions of principal to holders of the related CitiMortgageCertificates, CitiCertificates and Residual Certificates, as applicable, and to pay any REMIC Servicing Fee or fee to the issuer of credit support. Alternatively, if so specified in the related Prospectus Supplement, the Pass-Through Rate may be the same (or calculated in the same manner) for each Mortgage Loan in the Pool, and the rate of servicing compensation with respect to each Mortgage Loan (equal to the difference between the Note Rate for such Mortgage Loan and such Pass-Through Rate) may differ among different Mortgage Loans. The Servicer will be entitled to retain all late payment charges, assumption fees and similar charges, and all income or gain on funds held in the related Certificate Account referred to below, as additional servicing compensation. The Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans, including the fees of any subcontractor. See "--Servicing and Other Compensation and Payment of Expenses" below.

         There can be no assurance that the foreclosure and delinquency experience on the Mortgage Loans underlying the CitiCertificates or the Certificates will be comparable to that set forth under "DELINQUENCY, FORECLOSURE AND LOSS CONSIDERATIONS AND EXPERIENCE." If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties or interests in cooperatives in a particular Pool become equal to or greater than the value of the Mortgaged Properties or interests in cooperatives subject to the Mortgage Loans included in such Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by obligations under any form of credit support, they will be borne by the holders of the related CitiCertificates.

         Because the principal amounts of Mortgage Loans (other than ARMs which provide for a portion of interest to be deferred and added to the principal balance of such ARMs) will decline monthly as principal payments, including prepayments, are received, the principal balance of each CitiMortgageCertificate in a series will decline correspondingly. The Stated Amount of each CitiCertificate will decline as described under "DESCRIPTION OF CERTIFICATES" in the body of this Prospectus or in the related Prospectus Supplement.

    Fixed Rate Pools

         A Fixed Rate Pool may contain any one or more of the following types of fixed interest rate Mortgage Loans:

         (i) fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;

         (ii) growing equity Mortgage Loans providing for initial monthly payments based on a 10 to 30 year amortization schedule, with further provisions for scheduled annual payment increases at rates, unless otherwise specified in the applicable Prospectus Supplement, of not less than 3% or more than 8.25% of the scheduled monthly payments during the preceding year, with the full amount of such increases being applied to principal;

         (iii) tiered payment Mortgage Loans initially providing only for full payment of interest and payment of little or no principal for up to three years, with further provisions for annual Mortgagor payment increases, beginning in the second year, unless otherwise specified in the applicable Prospectus Supplement, of up to 7.5% of the monthly Mortgagor payments during the preceding year and continuing annually until monthly Mortgagor payments are adequate to amortize fully such Mortgage Loans over the remainder of the original terms;

         (iv) Mortgage Loans amortizing over a fixed number of years but which have a shorter term to maturity that causes the outstanding principal balance of the Mortgage Loan to be due and payable at the end of a certain specified period;

         (v) fully amortizing graduated-payment Mortgage Loans ("GPMs"), other than those described above, which provide for lower periodic payments, or for payments of interest only, during the early years of the term, followed by periodic payments of principal and interest that increase periodically at a predetermined rate until the Mortgage Loan is repaid or for a specified number of years, after which level periodic payments begin; or

         (vi) other fixed rate Mortgage Loans having the characteristics set forth in the related Prospectus Supplement.

         A Fixed Rate Pool may contain one or more Mortgage Loans each of which was originated as an adjustable interest rate Mortgage Loan but has been converted, at the sole option of the Mortgagor, into a fixed interest rate, fully amortizing Mortgage Loan providing for level monthly payments over a term not exceeding its remaining term to maturity (a "Converted Mortgage Loan"). Except as otherwise provided in this Prospectus and in the applicable Prospectus Supplement, a Converted Mortgage Loan at origination is subject to the same origination and underwriting guidelines as a comparable adjustable rate mortgage and such a Converted Mortgage Loan is not underwritten again at the time of its conversion. The Note Rate (and, accordingly, the scheduled monthly payments) on such a Converted Mortgage Loan may be higher or lower than the mortgage note rate at the time of origination of such Converted Mortgage Loan. No Fixed Rate Pool will contain Mortgage Loans which provide for negative amortization.

    ARM Pools

         ARM Pools will include only adjustable interest rate Mortgage Loans ("ARMs"), each bearing interest at a Note Rate which adjusts periodically to a rate equal to the applicable Index plus the number of basis points specified in the Pooling Agreement or in the related mortgage note (the "Mortgage Margin" for such ARM), subject to any periodic rate ceiling ("Periodic Ceiling") and periodic rate floor ("Periodic Floor") and any lifetime maximum note rate ("Maximum Note Rate") or a Maximum Note Rate and a lifetime minimum note rate ("Minimum Note Rate"), if applicable, as described below. Each adjusted Note Rate is generally rounded to the nearest 0.125%, subject to the applicability of a Minimum Note Rate and a Maximum Note Rate. A Periodic Ceiling limits the amount of any single periodic increase in the Note Rate and a Periodic Floor limits the amount of any single periodic decrease in the Note Rate. A Maximum Note Rate limits the amount of increases in the Note Rate over the life of an ARM and a Minimum Note Rate limits the amount of decreases in the Note Rate over the life of an ARM. Except with respect to ARMs with Minimum Note Rates, there is no minimum Note Rate to which the Note Rate in an ARM may adjust. The Note Rates of the ARMs in a given ARM Pool will adjust as described in the applicable Prospectus Supplement and an ARM Pool may contain ARMs with different adjustment dates. Certain ARMs may provide for periodic adjustments of scheduled monthly payments in order to amortize fully the Mortgage Loan by its stated maturity while other ARMs may permit that maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest in accordance with the periodic Note Rate adjustments.

         Where an ARM provides for limitations on the amount by which monthly payments may be increased or changes to the Note Rate of the ARM are made more frequently than payment changes, it is possible that an increase in the Note Rate will not be covered by the amount of the scheduled monthly payment. In that case, the uncollected portion of interest will be deferred and added to the principal balance of the ARM.

         The amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization". Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. If a Pool includes Mortgage Loans that provide for negative amortization, the related Supplement will describe certain of the effects on holders of Certificates as of the preceding Record Date of such Series.

         Prior to the first adjustment of the Note Rate on an ARM, the scheduled monthly payment by the Mortgagor is the amount which will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the initial Note Rate. In the case of ARMs which provide for periodic adjustments of scheduled monthly payments, on the first day of the month following the month in which a Note Rate adjusts, the Mortgagor is required to begin making scheduled monthly payments in amounts which will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted Note Rate except in the case of certain

  ARMs which provide for a deferral of a portion of interest, as described in the preceding paragraph. The Mortgagor under an ARM may have been qualified at an interest rate which is lower than the current interest rate at origination. Accordingly, the repayment of such ARM is dependent on the ability of the Mortgagor to make larger monthly payments after the initial Note Rate adjustment date.

         The applicable Prospectus Supplement will contain information respecting the index (the "Index") utilized to adjust the Note Rates of ARMs, the Mortgage Margin, the frequency of interest rate and payment adjustments, the Periodic Ceiling, the Periodic Floor, the Maximum Note Rate, the Minimum Note Rate, if applicable, and provisions for deferred interest, if any. The ARMs included in a particular ARM Pool will be more fully described in the related Prospectus Supplement.

  YIELD CONSIDERATIONS

         A description of yield considerations with respect to any Series of CitiCertificates, to the extent such considerations differ from those described below, will be set forth in the related Prospectus Supplement.

         The yield on any CitiCertificate or CitiMortgageCertificate will depend on the price paid, the effective interest rate of the CitiCertificate or CitiMortgageCertificate and the prepayment experience with respect to the Mortgage Loans underlying the related Series.

    Price

         Subject to the effect of the amount of interest payable in connection with prepayments as described below, prepayments of principal on the Mortgage Loans in a Pool will increase the yield on a related CitiCertificate or CitiMortgageCertificate purchased at a price less than the aggregate Adjusted Balance of the Mortgage Loans in a Pool represented by such CitiCertificate or CitiMortgageCertificate and will decrease the yield on a related CitiCertificate or CitiMortgageCertificate purchased at a price greater than the aggregate Adjusted Balance of the Mortgage Loans represented by such CitiCertificate or CitiMortgageCertificate.

    Effective Interest Rate

         Interest on each Mortgage Loan is payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Note Rate multiplied by the unpaid principal balance of such Mortgage Loan outstanding as of the first day of the month. The amount of such payments distributed monthly with respect to each Mortgage Loan will be similarly calculated on the basis of the Pass-Through Rate for such Mortgage Loan. The difference between the Note Rate and the Pass-Through Rate for a Mortgage Loan will be retained by the servicer as servicing compensation. See "--Servicing and Other Compensation and Payment of Expenses" below. If so indicated in the related Prospectus Supplement, a portion of the Note Rate may be retained by the applicable Originator or the Subservicer.

         The yield on a CitiCertificate or CitiMortgageCertificate will be slightly lower than the yield otherwise produced by the applicable fixed Stated Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest at the applicable fixed Stated Rate will not be made until the applicable Distribution Date in the month following the end of the related period during which interest has accrued. Full or partial prepayments received and posted during any calendar month are passed through to holders of CitiCertificates or CitiMortgageCertificates on the applicable Distribution Date immediately following such calendar month. In the case of the Affiliated Mortgage Loans, interest on such a full or partial prepayment will be paid at the Stated Rate for such entire calendar month (regardless of when during such month such prepayment is received) to the extent of Servicing Compensation (exclusive of any amount designated as "additional servicing compensation" in the related Prospectus Supplement, and subject to any limit described in the related Prospectus Supplement) for such calendar month. In the case of the CitiMae Mortgage Loans, such an interest will be paid to the extent of the Master Servicing Fee. Therefore, to the extent such Servicing Compensation or the Master Servicing Fee, as applicable, equals or exceeds any shortfall in collections of interest on account of full or partial prepayments, principal prepayments will not affect the yield to holders of CitiCertificates or CitiMortgageCertificates, except as provided in the preceding sentence and under the heading "Price" above. Payment of interest on prepayments on Third Party Loans will be made as described in the related Prospectus Supplement.

         To the extent the loan servicing and collection practices of any subcontractor or the timing and accruals of interest on principal prepayments vary from those disclosed in this paragraph, the applicable Prospectus Supplement will describe such differences.

    Other Yield Considerations

         The Note Rates on ARMs adjust periodically in response to movements in the Index. In connection with ARM Pools which provide for periodic adjustments to scheduled monthly payments, the first distribution on the related CitiCertificates or CitiMortgageCertificates reflecting a periodic adjustment to scheduled monthly payments on the underlying ARMs will be passed through to holders on the Distribution Date in the month following the month in which the Note Rate on an ARM is adjusted. Furthermore, unless otherwise described in the related Prospectus Supplement, adjustments in the Note Rates are based on the relevant Index most recently available as of the date 45 days prior to the date of the Note Rate adjustment. Accordingly, the yield to certificateholders of ARM pools will be adjusted on a delayed basis relative to movements in the Index. Furthermore, adjustments to the Note Rate on an ARM may be limited by a Minimum Note Rate, Maximum Note Rate, Periodic Floor and Periodic Ceiling. The following table illustrates the timing of the adjustments and receipt by Certificateholders of related distributions for a hypothetical ARM Pool containing ARMs having an adjustment date of July 1. All dates are assumed to be business days.

  May 1 ............. Index is published.

  July 1 ............ Note Rates are adjusted based on the May
                      15 Index.

  August 1 .......... Mortgagors make the first adjusted
                      monthly payments at the adjusted Note
                      Rates.

  August 18 ......... Determination Date.

  August 25 ......... First payment to Certificateholders
                      including interest at the adjusted
                      Pass-Through Rate which payment reflects the adjusted scheduled monthly payments on the underlying ARMs.

  PREPAYMENT EXPERIENCE

         The Mortgage Loans may be prepaid in full or in part at any time. The prepayment experience of the Mortgage Loans will affect the weighted average life of a series of CitiCertificates or CitiMortgageCertificates. Based on the Originators' experience with their own conventional fixed interest rate mortgage loan portfolios and public information with respect to the mortgage lending industry, the Issuer anticipates that a significant number of Mortgage Loans will be paid in full prior to their scheduled maturities. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, any prepayment penalty contained in the Mortgage Loans, mortgage market interest rates and the availability of mortgage funds, may influence prepayments. In general, due-on-sale clauses for Mortgage Loans will be enforced in a manner consistent with applicable law whenever such due-on-sale clauses are contained in the mortgage documents and such enforcement would not violate the contractual arrangements with the Mortgagors. See "--Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions, Prepayment Charges and Prepayments" below.

         Unless the Prospectus Supplement indicates otherwise, Mortgage Loans representing at least 90% of the aggregate Adjusted Balance of the Mortgage Loans in a Fixed Rate Pool will contain a due-on-sale clause permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the Mortgaged Property. Generally, ARMs in an ARM Pool will contain a due-on-sale clause permitting the mortgagee to accelerate only in situations where its security may be impaired.

         Servicing institutions for loan pools are sometimes asked to refinance existing loans by accepting prepayments of loans and making new loans secured by the same property or assigning existing loans to new lenders, or by otherwise modifying the terms of existing mortgage loans. A mortgagor may be legally entitled to require a lender to grant such an assignment of a real estate loan. See "--Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions, Prepayment Charges and Prepayments" below. The Issuer reserves the right to offer incentives such as favorable loan terms or reduced fees to encourage borrowers to refinance existing Mortgage Loans. The Issuer also reserves the right to offer to mortgagors, at the request of mortgagors, modifications of the terms of existing Mortgage Loans as an alternative to refinancing, consistent with the REMIC provisions of the Code and the terms of the applicable Pooling Agreement. Upon any such modification, the Issuer will repurchase such Mortgage Loan from the Pool. The Issuer reserves the right to accept prepayments of Mortgage Loans in any Pool and to make new loans to the same borrowers or to refinance Real Estate Loans in any Pool pursuant to a Consolidation Agreement. Upon any such refinancing or modification, either pursuant to a Consolidation Agreement or a Modification Agreement or through the extension of a new loan to the borrower, the refinanced or modified Mortgage Loan will be treated as fully prepaid and removed from the Pool. The principal balance of any such refinanced or modified Mortgage Loan together with interest accrued thereon at the applicable Pass-Through Rate through the last day of the month in which such refinancing or modification occurred will be distributed to CitiCertificateholders or holders of the CitiMortgageCertificate, as the case may be, in the month following the refinancing or modification.

         The Servicer permits Mortgagors to participate in certain "prepayment programs" with unaffiliated service agencies. Under those programs, generally a Mortgagor makes 26 bi-weekly payments during a calendar year, each payment being in the amount of one-half of the Mortgagor's scheduled monthly principal and interest payment, resulting in 13 monthly payments being made per year. Twelve of these monthly payments are applied as such on each applicable Due Date. All of the thirteenth payment is applied as a curtailment in reduction of the outstanding principal balance of the Mortgage Loan, thus effecting a more rapid repayment of the Mortgage Loan and reducing the aggregate amount of accrued interest payable on such Mortgage Loan.

         See also "THE POOLING AGREEMENTS--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the body of this Prospectus for a description of the option to repurchase the Mortgage Loans or Mortgage Certificates in any Pool when the aggregate principal balance thereof is less than the percentage (generally 5%) specified in the applicable Prospectus Supplement of the aggregate Adjusted Balance thereof as of the Cut-Off Date for the related Series.

  ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of each Series of Certificates, the affiliate of the Issuer originating or acquiring the Mortgage Loans in a Pool, other than a Pool which consists wholly of Issuer Certificates, will assign the Mortgage Loans to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans (if specified in the applicable Prospectus Supplement, a portion of the interest received on a Mortgage Loan may be retained by an Originator or a Subservicer) after the first day of the month of issuance of such Certificates (the "Cut-Off Date") other than principal and interest due and payable on or before the Cut-Off Date. Mortgage Loans underlying Issuer Certificates will have been so assigned to the Underlying Trustee at the time of issuance of such Issuer Certificates. The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include information as to the Adjusted Balance of each Mortgage Loan as of the close of business on the Cut-Off Date, as well as information with respect to the Note Rate, the scheduled monthly payment of principal and interest, the maturity date or term and, if such Pool contains Cooperative Loans, the number of Mortgage Loans which are Cooperative Loans. (PA Section 2.01)

         In addition, the Issuer or the affiliate of the Issuer originating or acquiring the Real Estate Loans in a Pool, other than a Pool which consists wholly of Issuer Certificates, will, as to each Real Estate Loan in such Pool, deliver to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed either manually or by facsimile signature, any assumption, modification, buydown or conversion to fixed interest rate agreement, any certificate of primary mortgage insurance, a mortgage assignment in recordable form (except as provided below) and the original recorded Mortgage or, in the case of Cooperative Loans, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement (if required at origination under applicable law) and the relevant stock certificate and related blank stock powers; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, the originator may deliver copies thereof and deliver the original recorded documents promptly upon receipt. In addition, in lieu of delivering a mortgage assignment in recordable form, the originator may instead deliver a blanket assignment which will not be in recordable form, together with a power of attorney appointing the Trustee its attorney-in-fact to act for and on behalf of such originator in preparing, executing, delivering and recording in the name of the Trustee any and all instruments of assignment with respect to the Mortgages. Real Estate Loans that underlie Issuer Certificates will have been so delivered to the Underlying Trustee at the time of issuance of such Issuer Certificates.

         The Originators and the Issuer do not expect to record or file any assignments of the Mortgage Loans to the Trustee subsequent to the issuance of CitiMortgageCertificates or CitiCertificates, as the case may be. Such recordation or filing is not necessary to make the assignment of the Mortgage Loans to the related Trustee effective between such Trustee and the applicable Originator or the Issuer. However, so long as the Trustee is not the mortgagee of record, the Trustee might not be able, acting directly in its own name, to enforce the Mortgage against the related Mortgaged Property or Mortgagor and may be required to act indirectly through the mortgagee of record (who shall be an Originator or an affiliate of an Originator). In addition, if any of the Originators or the Issuer were to make a sale, assignment, satisfaction or discharge of any Mortgage Loans prior to recording or filing the assignment to such Trustee, the other parties to such sales, assignments, satisfactions or discharges might have rights superior to those of such Trustee. If any of the Originators or the Issuer were to do so without authority under the Pooling Agreement, it would be liable to the Pool or the holders of the related CitiCertificates or CitiMortgageCertificates. Moreover, if insolvency or receivership proceedings, as the case may be, relating to any of the Originators or the Issuer were commenced prior to such recording or filing, creditors of such Originator or the Issuer, as the case may be, may be able to assert rights in the affected Mortgage Loans superior to those of such Trustee.

         The Trustee will review the above-mentioned documents (including any Mortgage Certificates) within 90 days of the delivery of such documents and shall promptly notify the Issuer if any document is not delivered or is found to be defective in any material respect. If the Issuer cannot deliver such document or cure such defect within 180 days (90 days if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes) after notice thereof, the Issuer will repurchase the related Mortgage Loan (or Mortgage Certificate) from the Trustee within 180 days (90 days if the defect affects the status of the Mortgage Loan as a "qualified mortgage" for REMIC purposes) after such notice at a price equal to the principal balance owed by the Mortgagor, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate to the first day of the month following the month of repurchase, less any unreimbursed payments under any related Guaranty or other credit support and unreimbursed Voluntary Advances (as described below). Such repurchase will not diminish the amount available under any related Guaranty or other credit support and is deemed to be a reimbursement. Except as provided in the last sentence of this paragraph, this repurchase obligation constitutes the sole remedy available to the CitiCertificateholders or the Trustee against the Issuer for a material defect in a document relating to a Mortgage Loan. The Issuer will have certain rights to substitute Mortgage Loans or Mortgage Certificates in respect of a Pool. See "THE Pools--Substitution of Mortgage Loans" in the body of this Prospectus. In respect of a Pool, the related Originator will be required to cure any defect in a document relating to, or repurchase, any Mortgage Loan which it originated or acquired and which is found defective or repurchased by the Issuer.

         In the Pooling Agreement the Issuer will represent and warrant to the related Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects, (ii) a lender's title and insurance policy or binder (or other satisfactory evidence of title) for each Real Estate Loan was issued on the date of origination thereof and each such policy or binder is valid and remains in full force and effect, (iii) at the date of initial issuance of the CitiCertificates, it has good title to the Mortgage Loans or the Mortgage Certificates and such Mortgage Loans or Mortgage Certificates are free of offsets, defenses or counterclaims and, in the case of Mortgage Certificates, free of liens, security interests and other encumbrances, (iv) at the date of initial issuance of the CitiCertificates, each Mortgage subject to such Pooling Agreement is a valid first lien on the property securing the related Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the related appraisal and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair, (v) if the Pool includes Cooperative Loans, at the date of the initial issuance of the CitiCertificates, each security interest created by the cooperative security agreement is a valid first lien (subject only to the right of the related cooperative to cancel the shares and terminate the proprietary lease for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, maintenance charges and other capital and ordinary expenses to which like collateral is commonly subject and for unpaid special assessments owed by the Mortgagor to the cooperative) on the collateral securing the related Cooperative Note, and the dwelling unit to which the Cooperative Loan relates is free of material damage and is in good repair (it being recognized by the parties to the Pooling Agreement that, while the Issuer warrants that each such security interest is a valid first lien on the collateral securing the related Cooperative Note, subject to the exceptions noted, the related proprietary lease and occupancy agreement may be subordinated or otherwise subject to the lien of any mortgage on the related cooperative building), (vi) at the applicable Cut-Off Date, no subject Mortgage Loan is 30 days or more past due or has been 30 days or more past due more than once in the 12-month period immediately preceding the Cut-Off Date and there are no delinquent tax or assessment liens against the property covered by the related Mortgage, (vii) at the date of initial issuance of the CitiCertificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth under "General" above and in the applicable Prospectus Supplement should be insured by a private mortgage insurer is so insured and (viii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In addition, the Issuer will warrant in respect of a Mortgage Loan in a Pool that (a) at the date of the initial issuance of the CitiCertificates, there is no mechanics' lien or claim for work, labor or material affecting the premises which is or may be prior to or equal with the lien of such Mortgage (except those insured by the related title insurance policy), (b) the original principal amount of each Mortgage Loan was not more than 95% of the Original Value of such Mortgage Loan and (c) the Mortgage Loans and Mortgage Certificates conform in all material respects with the descriptions thereof in this Prospectus and the Prospectus Supplement. Within 180 days of the discovery by the Issuer of a breach of any representation or warranty which materially and adversely affects the interests of the CitiCertificateholders, or its receipt of notice thereof from the Trustee (or within 90 days of discovery by the Issuer of a failure to conform to the representations and warranties in the Pooling Agreement that affects the status of a Mortgage Loan as a "qualified mortgage" for REMIC purposes), the Issuer will cure the breach or repurchase the Mortgage Loan (or Mortgage Certificate) or substitute a Mortgage Loan or Mortgage Certificate on the terms set forth in the preceding paragraph. Such repurchase will not diminish the amount available under any related Guaranty or other form of credit support. In addition, the Issuer will indemnify the Pool for any losses to such Pool not reimbursed by such repurchase. Such repurchase obligation and limited indemnity constitute the sole remedies available to the CitiCertificateholders or the Trustee for any such breach. (PA Section 2.03) If Standard & Poor's Ratings Group ("S&P") initially assigns a rating to the CitiCertificates, then at any time that S&P's rating of Citicorp's long-term senior debt is below the rating S&P has assigned to the highest rated outstanding Class (or Subclass) of a particular Series of CitiCertificates, each related Trustee will be required either to maintain possession of the related Mortgage Notes or to appoint a custodian (which could be itself), which may not be an affiliate of the Issuer, to maintain possession of the related Mortgage Notes.

         The Trustee will maintain possession of the documents relating to the Mortgage Loans; provided, however, the Trustee will be authorized to appoint a custodian or custodians, which may be an affiliate of the Issuer, except in the circumstances described in the preceding paragraph, to maintain possession of the documents relating to the Mortgage Loans. Such custodian may maintain all or part of the documents relating to the Mortgage Loans. Any custodian will keep such documents as the Trustee's agent under a custodial agreement.

  PAYMENTS ON MORTGAGE LOANS IN POOLS

         The Pooling Agreements will provide that the Issuer will establish and maintain with one or more depository banks, savings and loan associations or trust companies, any of which may be an affiliate of the Issuer (each, a "Depository"), one or more accounts (the "Certificate Account") in the name of the Trustee for the benefit of CitiCertificateholders. Amounts with respect to any Series may, at the option of the Issuer, be held in the same deposit account as amounts with respect to any other Series, provided that the rating by each nationally recognized statistical rating organization of each such Series is the same. For payments made on the Affiliated Mortgage Loans, the initial Depository will be Citibank (New York State), unless otherwise specified in the applicable Prospectus Supplement. For the Certificate Account related to the Affiliated Mortgage Loans, upon two weeks' prior written notice to the Trustee, CMSI may at any time and from time to time in its discretion transfer or direct the Trustee in writing to transfer the Certificate Account relating to the Affiliated Mortgage Loans to any Depository which meets any of the requirements as stated below. In the event that the long-term debt obligations of any Depository of the Certificate Account relating to the Affiliated Mortgage Loans shall be rated at less than A2 by Moody's Investors Service, Inc. ("Moody's"), or the short-term debt obligations of such depository shall be rated by S&P at less than A-1 or by Moody's at less than P-1, then within five Business Days of such reduction, CMSI shall (A) transfer or direct the Trustee in writing to transfer the Certificate Account relating to the Affiliated Mortgage Loans to a Depository the long-term debt obligations of which are not rated by Moody's at less than A2 and the short-term debt obligations of which are not rated at less than A-1 by S&P and P-1 by Moody's (the "Rating Requirements"), (B) establish another account in the corporate trust department of the Trustee or, if such Trustee has a long-term and short-term debt rating at least equal to the Rating Requirements, in any department of the Trustee (the "Alternative Certificate Account") and direct the Servicer to remit on a daily basis any funds deposited into the Certificate Account relating to the Affiliated Mortgage Loans to the Alternative Certificate Account, (C) (i) cause such Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which shall be held by the

  Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure such Depository's performance of its obligations in respect of the Certificate Account relating to the Affiliated Mortgage Loans to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day the Depository or CMSI, as the case may be, pledges the securities, CMSI and the Trustee shall have received the written assurance of each rating agency which assigned a rating to the CitiCertificates that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the CitiCertificates, (D) establish an account or accounts or enter into an agreement so that the existing Certificate Account relating to the Affiliated Mortgage Loans is supported by a letter of credit or some other form of credit support, which issuer of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the Rating Requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, CMSI and the Trustee shall have received written assurance from each rating agency which assigned a rating to the CitiCertificates that the establishment of such an account or the entering into of such an agreement so that the existing Certificate Account relating to the Affiliated Mortgage Loans is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the CitiCertificates or
  (E) make such other arrangements as to which CMSI and the Trustee have received prior written assurance from each rating agency which assigned a rating to the CitiCertificates that such arrangement will not result in a reduction or withdrawal of the then-current rating on the CitiCertificates. In the event that the rating on the CitiCertificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the CitiCertificates shall be the rating assigned to the CitiCertificates immediately prior to any such downgrade.

         For the Certificate Account relating to Third Party Loans, CMSI will establish and maintain accounts which are either (i) maintained with a depositary institution the obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to each such rating agency. The collateral eligible to secure amounts in the Certificate Account is limited to Eligible Investments consisting of United States government securities and other high-quality investments.

         Payments, or proceeds of payments, of the types listed below are to be deposited in the related Certificate Account for the related Series (other than payments in respect of principal and interest on the related Mortgage Loans due on or before the applicable Cut-Off Date):

         (i) all scheduled payments of principal ("Scheduled Principal") and Principal Prepayments (defined to mean any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date and is not accompanied by any interest scheduled for payment in any month subsequent to the month of prepayment) on such Mortgage Loans;

         (ii) all payments on account of interest (including payments made from a buydown subsidy account established with respect to such Mortgage Loans) on such Mortgage Loans, adjusted to the Pass-Through Rates for such Mortgage Loans;

         (iii) all payments under any credit support (unless such payments are made directly to a different account to be used for distributions to CitiCertificateholders by the paying agent for the CitiCertificates);

         (iv) all voluntary advances made as described below ("Voluntary Advances") or other payments made by the Servicer in respect of Liquidating Loans;

         (v) all amounts received, by foreclosure or otherwise, in connection with the liquidation of defaulted Mortgage Loans which have not been assigned to the issuer of credit support in consideration of payments under any such credit support, net of expenses incurred in connection with such liquidation;

         (vi) all proceeds received under any title, hazard or other insurance policy covering any Mortgage Loan (including any deductible paid by the Issuer in lieu thereof as permitted by the Pooling Agreement), other than proceeds to be applied to the restoration or repair of the related property, or released to the Mortgagor in accordance with normal servicing procedures;

         (vii) all proceeds of any repurchase by the Issuer of Mortgage Loans as described under "ASSIGNMENT OF MORTGAGE LOANS" or under "THE POOLING AGREEMENTS--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the body of this Prospectus (PA Section 3.10); and

         (viii) in connection with any Principal Prepayment, the amount required to be deposited by the Issuer as a reduction of servicing compensation pursuant to the Pooling Agreement, being the difference between 30 days of interest at the Pass-Through Rate on the amount of such Principal Prepayment and the amount of interest (adjusted to the Pass-Through Rate) actually due thereon for the month in which such Principal Prepayment was posted.

         Voluntary Advances, payments by the servicer in respect of Liquidating Loans and payments under any related Guaranty or other form of credit support will be deposited in the Certificate Account not later than on the relevant Distribution Date. All other amounts will be deposited in the Certificate Account by the second business day next following the day of receipt and posting.

         Distributions on CitiCertificates will be made as provided in the body of this Prospectus and in the Prospectus Supplement. See "DESCRIPTION OF CERTIFICATES." In addition, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will, to the extent of the obligations under credit support, include with any distributions to holders
  (i) an amount sufficient to cover delinquencies in scheduled payments of principal and interest, first from a Certificate Account Advance, second from a Voluntary Advance and third, if necessary, from payments under the credit support, (ii) if so specified in the related Prospectus Supplement, an amount sufficient to repurchase Liquidating Loans (either as a result of a demand or draw under the credit support or as a result of a payment by the Servicer) and
  (iii) certain amounts in respect of Principal Prepayments to the extent not paid by the Issuer, all as described in the Prospectus Supplement. (PA Section 3.03)

         Provision is made for Voluntary Advances, Certificate Account Advances and other payments in respect of Liquidating Loans on behalf of the issuer of credit support in order to avoid drawings on the credit support for relatively insignificant amounts. In the event the amount of delinquencies on Affiliated Mortgage Loans or Third Party Loans cannot be covered by an advance out of cash in the Certificate Account collected in relation to Affiliated Mortgage Loans or Third Party Loans, respectively, being held for future distribution or withdrawal (a "Certificate Account Advance"), (a) the Issuer may, but is not obligated to, make Voluntary Advances in respect of Affiliated Mortgage Loans to the extent that payments under credit support would otherwise be required and (b) the respective services of Third Party Loans will make Voluntary Advances on the loans serviced by them to the extent such advances are deemed recoverable by them. The Issuer intends to make Voluntary Advances in respect of Affiliated Mortgage Loans to the extent that, were it not to do so, the issuer of the credit support would be liable for payments under such credit support. Any such advances will be reimbursable to the extent and in the manner payments under credit support would be reimbursed, all as described in the Prospectus Supplement. In the absence of any issuer of credit support, the Issuer will make Voluntary Advances in the amounts and under the conditions specified in the Prospectus Supplement.

         Not later than three business days before each Distribution Date, the Issuer will furnish or cause to be furnished a separate statement to the Trustee (and to any paying agent) (the information in such statement to be made available to the Trustee at other times by the Issuer on request) setting forth, among other things, the aggregate amount to be distributed on such Distribution Date on account of principal and interest, stated separately, the sources of such amount and information relating to the amount available under the credit support. (PA Section 3.19)

         The following chart sets forth an example of the application of the foregoing provisions to a hypothetical CitiCertificate which represents an interest in a Pool consisting primarily of Mortgage Loans which is issued during January. The example would be applicable to any such CitiCertificate issued during any other month or any CitiMortgageCertificate. (All dates referred to are assumed to be business days).

January 1 ............................. Cut-Off Date. The initial principal balance of the Pool would be the
                                        aggregate Adjusted Balance of the
                                        Mortgage Loans on January 1 after
                                        deducting principal payments due on or
                                        before such date. Principal payments due on January 1 and the accompanying interest payments, which represent interest on December 1 balances, are not part of the Pool and will be retained by the Servicer.

January 1-January 31 .................. Payment Period. Principal Prepayments
                                        posted during this period will, together with interest, if any, collected thereon (adjusted to the Pass-Through Rate), be deposited in the Certificate Account and will be passed through to
                                        CitiCertificateholders on February 25.
                                        The Servicer collects interest on the
                                        prepaid amount to the date of prepayment and, for partial of full prepayments, collects no interest on the prepaid amount for the month of prepayment except, that in the case of certain Third Party Mortgage Loans a full month's interest will be collected. Scheduled payments due on February 1 from Mortgagors will be deposited in the Certificate Account as received. Such payments will include the scheduled principal payments received, plus interest on such Mortgage Loans calculated on the January 1 principal balances thereof (after deducting from such balances all partial prepayments of principal applied as of January 1).

January 31 ............................ Record Date. Distributions on February
                                        25 will be made to
                                        CitiCertificateholders of record at the
                                        close of business on the last business
                                        day of the month immediately preceding
                                        the month of distribution.

February 18 ........................... Determination Date. On the 18th day of
                                        the month, the Servicer determines the
                                        aggregate amount of funds which are
                                        available to make distributions on
                                        February 25, as described herein,
                                        determining separately the aggregate
                                        amount available in the Certificate
                                        Account and the amount available as
                                        Voluntary Advances or as payments under
                                        credit support to make such
                                        distributions.

February 22 ........................... Notice Date. By this date, if CMI is not the paying agent for such
                                        CitiCertificates, notice of the amounts
                                        to be distributed on February 25 is
                                        given to the Trustee (and, if a person
                                        other than the Trustee is the paying
                                        agent, to such paying agent). Such
                                        notice will indicate whether the
                                        obligations of any issuer of credit
                                        support are sufficient to cover all
                                        delinquencies. If they are, the
                                        distribution on February 25 will include an amount equal to the principal and interest (adjusted to the Pass-Through Rates for the related Mortgage Loans) due on the Mortgage Loans on February 1. If not, the distribution will include only those payments due on February 1 which have been actually received and posted before February 18. In addition, in either case, Principal Prepayments posted in January will be included in the February 25 distribution together with interest thereon for the entire month of January, adjusted to the Pass-Through Rate. The Servicer will deposit in the Certificate Account on February 24 the difference between such interest on such Principal Prepayments for such entire month and the amount of interest (adjusted to the Pass-Through
                                        Rate) paid by the Mortgagors on such
                                        Principal Prepayments; provided,
                                        however, that the amount of such deposit shall not exceed Servicing Compensation (exclusive of any amount designated as "additional servicing compensation" in the related Prospectus Supplement, and subject to any limit described therein) with regard to the Mortgage Loans.

February 25 ........................... Distribution Date. On February 25, the
                                        Trustee (or such other paying agent as
                                        may be specified in the related
                                        Prospectus Supplement) will distribute
                                        the amounts set forth in the notice to
                                        it on February 22 as available
                                        for distribution. If CMI is the paying
                                        agent, the Servicer will furnish or
                                        cause such notice to be furnished to the Trustee on or before the Distribution Date. If a payment due February 1 is received from a Mortgagor and posted on or after February 18 and a Certificate Account Advance has been made with respect to such payment, such payment will be deposited into the Certificate Account as reimbursement therefor. If a Voluntary Advance or a payment under credit support has been made with respect to such payment from a Mortgagor, the Servicer will withdraw the amount of such payment from the Certificate Account to reimburse the entity making the Voluntary Advance or the issuer of any credit support. If no such advance or payment has been made, such late payment will be passed through to the CitiCertificateholder at the time of the next distribution.

         Succeeding months follow the above, except with respect to the Cut-Off Date.

  COLLECTION AND OTHER SERVICING PROCEDURES

    Affiliated Mortgage Loans

         The Issuer or the Servicer will make reasonable efforts to collect all payments called for under the Affiliated Mortgage Loans and shall, consistent with the Pooling Agreement, follow such collection procedures as it deems necessary or advisable. Consistent with the above, the Issuer or the Servicer may, in its discretion, (i) waive any late payment charge or any prepayment or other charge in connection with the prepayment of an Affiliated Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable Due Date. Such arrangement will be made only upon determining that the coverage of such Mortgage Loan by any Primary Mortgage Insurance Policy will not be affected. In the event of any such arrangement, but only to the extent of an issuer's obligations under credit support, such issuer of credit support will honor requests for payment or otherwise distribute funds with respect to such an Affiliated Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof.

         If property subject to a Mortgage has been or is about to be conveyed by the Mortgagor and the related Mortgage Loan includes a due-on-sale clause, the Issuer or the Servicer is generally obligated to accelerate the maturity of the Mortgage Loan. If it reasonably believes it is unable to enforce such due-on-sale clause, the Issuer or the Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, pursuant to which such person becomes liable under the Mortgage Note or the Cooperative Note and (except with respect to CFSB Pools) the original Mortgagor, to the extent permitted by applicable law, remains liable thereon. The mortgage rate borne by the related fixed rate Mortgage Note or Cooperative Note may not be decreased and the mortgage rate borne by the related adjustable rate Mortgage Note or Cooperative Note may not be changed in connection with any such assumption. The method for determining any increase in the mortgage rate will be provided for in the related fixed rate Mortgage Note or Cooperative Note. Any fee collected by the Issuer or the Servicer for entering into any such assumption agreement will be retained by the Issuer or the Servicer, as additional servicing compensation. With regard to circumstances in which the Issuer or the Servicer may be unable to enforce due-on-sale clauses, see "--Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions, Prepayment Charges and Prepayments."

         In addition to a Certificate Account, the Issuer or the Servicer will maintain with a depository, expected to be Citibank (New York State), in the name of its Trustee, a servicing account (a "Servicing Account") with respect to each related Series (which account may include funds with respect to other similar mortgage pass-through certificates) and will deposit and retain therein all payments of taxes, assessments or comparable items received for the account of the Mortgagors relating to Affiliated Mortgage Loans. Withdrawals from any Servicing Account may be made only to effect payment of taxes, assessments or comparable items, to reimburse such party out of related collections for any cost incurred in paying taxes and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to Mortgagors any amounts determined to be overages, to pay interest to Mortgagors on balances in such Servicing Account to the extent required by law and to clear and terminate such Servicing Account at the termination of the related Pooling Agreement. (PA Section 3.11)

         The Issuer or the Servicer will exercise its best reasonable efforts to maintain and keep in full force and effect such primary mortgage insurance as specified under "General" above and in the related Prospectus Supplement for so long as such insurance is required pursuant to the Pooling Agreement as specified in such section and in such Prospectus Supplement. Primary mortgage insurance may be replaced by substantially equivalent insurance but only if
  (i) each nationally recognized statistical rating organization that initially rated the Series advises the Issuer that such replacement will not adversely affect the current rating of such Series or (ii) the claims-paying ability of the substitute primary mortgage insurance company is rated in the same, an equivalent or a higher category or categories as such Series by each such nationally recognized statistical rating organization.

    Third Party Loans

         Pursuant to the Pooling Agreement, the Servicer will be responsible for servicing and administering the Third Party Loans. The Servicer intends to perform such servicing and administrative functions principally through a Third Party Master Servicer, who will in turn perform such functions principally through Third Party Originators, as subservicers, with respect to Third Party Loans acquired by the Issuer on a servicing-retained basis. See "THE ORIGINATORS--Third Party Originators" herein. The Third Party Master Servicer and such subservicers will act for and on behalf of the Servicer. The Servicer will at all times remain responsible for the performance of its duties under the Pooling Agreement.

  HAZARD INSURANCE

         The Issuer or the Servicer will cause a hazard insurance policy to be maintained for each Real Estate Loan. The coverage of each such policy is required to be in an amount not less than the lesser of (x) the maximum insurable value (as established by the property insurer) of the improvements securing such Real Estate Loan if such amount is less than the unpaid principal balance of the Real Estate Loan, and (y) (i) the principal balance owing on such Real Estate Loan (if such amount is greater than or equal to 80% but is less than or equal to 100% of the insurable value) or (ii) 80% of the insurable value (if the principal balance on the Real Estate Loan is less than 80% of the insurable value). As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the Mortgagor in accordance with normal servicing procedures) will be deposited in the applicable Certificate Account. In the event that the Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause. The Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. The policies relating to such Real Estate Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the property securing such a Real Estate Loan is located in a federally designated special flood hazard zone, the applicable Pooling Agreement will require that flood insurance be maintained.

         Most of the properties securing the Real Estate Loans will be covered by homeowners' insurance policies which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of a partial loss shall not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance required to be maintained on the improvements securing such Real Estate Loans may decline, and since residential properties generally have historically appreciated in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, to the extent of the amount available to cover hazard losses under any Guaranty or other credit support, CitiCertificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to coinsurance clauses.

         The Issuer and the Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

         If an issuer's obligations under credit support are exhausted, and if a Mortgagor defaults on his obligations to make payments on a Mortgage Loan, the CitiCertificateholders will bear all risk of loss resulting from hazard losses not covered by hazard insurance.

  PRIMARY MORTGAGE INSURANCE

         A Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may have a policy (a "Primary Mortgage Insurance Policy") insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the Mortgaged Property, as specified in the related Prospectus Supplement.

         Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Servicer, on behalf of itself, the Trustee and the Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Servicer on such claims shall be deposited in the Certificate Account for distribution as set forth above. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement. (PA Section 3.10)

  MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will exercise its best reasonable efforts to keep each Primary Mortgage Insurance Policy (if any) in full force and effect at least until the outstanding principal balance of the related Mortgage Note is equal to the percentage of the appraised value of the Mortgaged Property specified herein. The Servicer has agreed (or will agree) to pay the premium for each Primary Mortgage Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments.

         The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Loans. As set forth above, all collections by the Servicer under such policies that are not applied to the restoration of the related Mortgage Property are to be deposited in the Certificate Account, subject to withdrawals as heretofore described.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless the Servicer determines (i) that such restoration will increase the net proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

         Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit support for a Series of Certificates, the Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. However, the Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. If at any time no further amount is payable under the credit support for a Series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan, if such property is liquidated, are less than the principal balance of the defaulted Mortgage Loans plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Servicer with respect to such Mortgage Loan and expenses incurred by the Servicer in connection with such proceedings which are reimbursable under the Pooling Agreement.

  REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If any Mortgage Loans become Liquidating Loans, an issuer of credit support may, if so specified in the related Prospectus Supplement, be obligated to purchase from the Trustee such Liquidating Loans up to the amount of its remaining obligations under the related credit support. The Servicer may pay the purchase price in respect of a Liquidating Loan on behalf of the issuer of credit support in order to avoid demands or draws under such credit support. If the ultimate net recovery is equal to or less than the unreimbursed payments under the related credit support with respect to the Mortgage Loan, the amount of an issuer's obligations under credit support will be replenished in an amount equal to the amount of such ultimate net recovery. In the event that the ultimate net recovery exceeds the unreimbursed payments, such excess will be retained, in the case of a Guaranty issued by Citicorp, by Citicorp as compensation for the issuance of such Guaranty, and in the case of other credit support, the Servicer will be entitled to such proceeds unless otherwise specified in the related Prospectus Supplement. Such excess will not be applied to replenish the remaining Amount Available under any credit support. Although a CitiCertificateholder will have no right to such excess proceeds, the previous reduction in an issuer's obligations under credit support with respect to that Series will have been fully restored.

         If a default occurs on a Mortgage Loan at a time when the amount of the remaining obligations under the related credit support is less than the purchase price of such Mortgage Loan, no payments under such credit support for the purchase of such Mortgage Loan or to cover delinquencies may be made with respect to such default unless otherwise provided in the related Prospectus Supplement. With respect to Liquidating Loans which are not purchased by or on behalf of the issuer of credit support, the Issuer or the Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. However, the Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. If the Servicer does not choose to foreclose on a defaulted Mortgage Loan, the Servicer may accept payment, in connection with a sale by the Mortgagor of the Mortgaged Property or a retention by the Mortgagor of the Mortgaged Property, in an amount less than the outstanding balance of the related Mortgage Loan. If the Servicer does choose to foreclose on a defaulted Mortgage Loan, the Issuer or the Servicer may (directly or through an assignee) sell the property at a foreclosure or trustee's or other sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "--Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" below for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. Although the Servicer may elect to pursue deficiency judgments on the Mortgage Loans, the Servicer is generally not required under the Pooling Agreement to do so, even if permitted by applicable law. In such circumstances, the holder of any CitiCertificate evidencing an interest in a Pool with a Liquidating Loan will realize a loss to the extent that the ultimate net recovery, after reimbursement to the Issuer or the Servicer of expenses incurred in connection with the liquidation of such Mortgage Loan, is less than the outstanding principal balance and accrued and unpaid interest thereon at the

  Pass-Through Rate for such Mortgage Loan. The Pooling Agreement with respect to a Series will require that any property acquired by the Servicer by deed in lieu of foreclosure with respect to a Liquidating Loan be administered so that it meets the definition of "foreclosure property" in Section 860G(a)(8) of the Code at all times, and so that no income from the rental or sale of such property will be "net income from foreclosure property" within the meaning of Code Section 860G(c).

         Ordinarily, the holder of collateral acquired through foreclosure maximizes recovery by providing financing to a new purchaser. As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "--Certain Legal Aspects of the Mortgage Loans--Foreclosure on Shares of Cooperatives" below. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could, however, limit the number of potential purchasers for those shares and otherwise limit the Issuer's or the Servicer's ability to sell, and realize the value of, those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         If at any time no further amount is payable under any credit support for a Series of CitiCertificates, the Issuer or the Servicer may expend its own funds to restore property securing a Liquidating Loan included in such Series which has sustained uninsured damage, but only if it determines that such restoration will increase the proceeds to the CitiCertificateholders of liquidation of the Liquidating Loan after reimbursement of the Issuer or the Servicer for its expenses.

  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Issuer's or Servicer's primary compensation for its servicing activities in respect of a Pool will come from the payment to it of a servicing fee. A servicing fee will be paid to the Issuer in respect of Mortgage Loans underlying a Pool as described under "DESCRIPTION OF CERTIFICATES--The Servicer" in the body of this Prospectus. Such servicing fee paid to the Servicer in respect of a Pool may be in an amount equal to a fixed annual percentage as specified in the related Prospectus Supplement of the outstanding principal balance of such Mortgage Loans on which interest is payable. In such event, the rate of servicing compensation for each Mortgage Loan in a Pool will be fixed, and the Pass-Through Rates of the Mortgage Loans will differ based on different mortgage rates. Accordingly, the weighted average of the fixed Pass-Through Rates of the Mortgage Loans underlying any Series of CitiCertificates will vary each month based on the level of principal repayments (including prepayments) on the underlying fixed rate Mortgage Loans. In such event, because the rate of servicing compensation is fixed for each Mortgage Loan, disproportionate principal payments among Mortgage Loans bearing different mortgage rates in a Pool may affect the yield to the holder of a CitiCertificate, and accordingly, may affect the market value of such CitiCertificate. Alternatively, if so specified in the related Prospectus Supplement, the Pass-Through Rate may be the same (or calculated in the same manner) for each Mortgage Loan in the Pool, and the rate of servicing compensation with respect to each Mortgage Loan (equal to the difference between the mortgage rate for such Mortgage Loan and such Pass-Through Rate) may differ among different Mortgage Loans. In such event, disproportionate principal payments among Mortgage Loans bearing different mortgage rates in a Pool will not affect the weighted average Pass-Through Rate, but may affect the weighted average rate of servicing compensation. In addition, the rate of servicing compensation and the Pass-Through Rate may both differ among different Mortgage Loans. Additional information with respect to the Pass-Through Rates of the Mortgage Loans and the related rates of servicing compensation will be set forth in the related Prospectus Supplement. As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline and thus the primary servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

         In addition to its primary servicing compensation, the Issuer or Servicer will retain all prepayment charges, if any, assumption fees and late payment charges, all to the extent collected from Mortgagors, and has agreed to pay all such amounts over to any related subservicer. Based upon the Originators' experience and the experience of the residential financing industry generally with respect to conventional one- to four-family real estate mortgages, such as the Mortgage Loans, it appears that compensation from these additional sources will be negligible in amount.

         The Issuer or the Servicer (in the case of Affiliated Mortgage Loans) or the related subservicer (in the case of Third Party Loans) will be responsible (to the extent specified in the related Prospectus Supplement) for payment of interest in respect of prepayments of principal of the Mortgage Loans to be distributed to CitiCertificateholders in excess of the amount of such interest received from the Mortgagors.

         The Issuer or the Servicer will pay all expenses incurred in connection with its servicing of the related Mortgage Loans (subject to limited reimbursement as described herein), including, without limitation, payment of the fees and disbursements of the Trustee (to the extent such fees are not deducted from amounts received on the Mortgage Loans) and independent accountants, payments of all fees and expenses in connection with the realization upon defaulted Mortgage Loans, and payment of expenses incurred in connection with distributions and reports to CitiCertificateholders.

         If no further amount is payable under any credit support for a Series, the Issuer or the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, and the holders of CitiCertificates will suffer loss to the extent that the proceeds of the liquidation proceedings respecting any defaulted Mortgage Loan, after reimbursement of the Issuer's or the Servicer's expenses, are less than the principal balance of such Mortgage Loan. In addition, the Servicer will be entitled to reimbursement of certain expenditures made by it in connection with the preservation, protection or restoration of the security for a defaulted or foreclosed Mortgage Loan.

  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    Mortgages

         The Real Estate Loans will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the property subject to a Real Estate Loan is located. A mortgage or a deed of trust creates a lien upon the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. It is not prior to the lien for real estate taxes and assessments and certain other liens. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with a state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower executes the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

    Cooperatives

         All cooperative apartments relating to the Cooperative Loans are located in the States of New York, New Jersey, Illinois and Maryland and in the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and, if allowed under state law, a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

    Foreclosure on Mortgages

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither wilful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delays and expenses may be incurred if the defaulting mortgagor files a petition under the federal bankruptcy laws prior to the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is very often the case that a third party does not purchase the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments which may have priority over the mortgage and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds. The Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. There may be circumstances, for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property, which would cause the Servicer to elect not to foreclose on a defaulted Mortgage Loan.

         Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in the case of Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, persons with liens subordinate to the foreclosing mortgagee, and certain other persons with interests in the real property from their statutory rights and "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, in the event that a foreclosure action is pending, all or part of the costs of such action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

         In Connecticut a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The period of time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least twenty days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property which is junior to the foreclosing mortgagee's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing mortgagee in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing mortgagee; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property are extinguished. If no party redeems, the foreclosing mortgagee becomes the owner of the mortgaged property, subject to other liens or interests which are prior to the mortgage foreclosed or as to which the holders thereof were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale will then be distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

         Upon foreclosure of a Connecticut mortgage, a mortgagor who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.

         In California, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in the case of a judicial sale a deficiency judgment may be obtained, while in the case of a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation with respect to most purchase-money deeds of trust, the issuer will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the case of the former, if the beneficiary chooses to maintain its right to a deficiency judgment, the trustor may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (when the proceeds of sale are sufficient to pay the lender in full) or one year (when the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it be the lender or a third party, may not demand possession of the property until expiration of the redemption period; although, the redeemer will be required to pay reasonable rental value upon redemption.

         A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

         In addition, California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.

         In Illinois, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage prior to the expiration of ninety days from the date the court obtains jurisdiction over all mortgagors in respect of the property subject to such mortgage foreclosure. In the event such right is exercised, the delinquent borrower is required to pay only the actual delinquency costs and reasonable attorney fees, but not any amount which is due as a result of any acceleration provisions in the note evidencing the debt. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the mortgagors greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

  ----------

         (1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale. Citibank Service Corporation, a subsidiary of CFSB doing business as Citibank Insurance Agency, sells such insurance in connection with Mortgage Loans originated by CFSB. Finally, in California, the borrower has until 5 days before a trustee sale to reinstate the loan.

    Foreclosure on Shares of Cooperatives

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The Servicer is not required under the Pooling Agreement to expend its own funds to foreclose on a defaulted Mortgage Loan unless it generally determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificateholders and its expenditures will be recoverable. There may be circumstances, for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property, which would cause the Servicer to elect not to foreclose on a defaulted Mortgage Loan.

    Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

    Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Although the Servicer may elect to pursue deficiency judgments on the Mortgage Loans, the Servicer is generally not required under the Pooling Agreement to do so, even if permitted by applicable law.

         For Mortgage Loans Secured by Property in New York. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, if no motion for a deficiency judgment is made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser, the proceeds of the foreclosure sale, regardless of the amount, are deemed in full satisfaction of the mortgage debt and no right to recover any deficiency in any action or proceeding exists. Section 1301 of the same law limits the mortgagee's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff therein, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to an amount equal to the judgment amount in the foreclosure action, less (i) the fair and reasonable market value of the mortgaged property as of the date of the foreclosure sale or such nearest earlier date as there shall have been any market value thereof as determined by the court or (ii) the sale price of the property at the foreclosure sale, whichever shall be the higher.

         Section 254-b of the New York Real Property Law also places a limitation on the mortgagee with respect to late payment charges. Where the mortgage contains a provision giving the mortgagee the right to collect a late payment charge on any installment that has become due and remains unpaid, such charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the mortgagee.

         In New York the mortgagee of a loan on a residential leasehold property can foreclose such mortgage by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the mortgagee following default by the mortgagor may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the mortgagee can only recover a money judgment. In this event, the mortgagee may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

         For Mortgage Loans Secured by Property in New Jersey. Under New Jersey law (N.J.S.A. 2A:50-1 et seq.) an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

         In New Jersey, the commencement of a deficiency action reopens the mortgagor's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

         For Mortgage Loans Secured by Property in Connecticut. If the mortgagee took title to the mortgaged property under strict foreclosure but the mortgaged property had value lower than the debt, Connecticut law permits the mortgagee to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period has expired. If there was foreclosure by sale and the proceeds of sale were insufficient to discharge the mortgage debt in full, the mortgagee may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale.

         For Mortgage Loans Secured by Property in California. The rule in California commonly known as the "one-action rule" provides that a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or waste, it generally is not practical to do so.

         For Mortgage Loans Secured by Property in Texas. In Texas most foreclosures are non-judicial. However, it is necessary to give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is used as the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. Any suit for a deficiency judgment must be brought within two years after the date of foreclosure. During the pendency of such suit, the debtor has the right to request the court to determine the fair market value of the property foreclosed upon. In the event the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

         For Mortgage Loans Secured by Property in Illinois. In Illinois, if the price at the foreclosure sale is less than the total amount adjudicated due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the mortgagee may obtain deficiency judgment against the mortgagor provided that there is personal jurisdiction over the mortgagor.

         For Mortgage Loans Secured by Property in Florida. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgement, the mortgagee may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

         For Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement in New York or New Jersey. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Section 254-b of the New York Real Property Law relating to late payment charges, as discussed above, also applies to a note evidencing a cooperative loan.

         For all Mortgage Loans. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

         A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure on Mortgages." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

         The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

         A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

         Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

         The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

         State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

         If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

         In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the Bankruptcy Code, delivered its report to the President and Congress in October, 1997. The Bankruptcy Commission recommended in its report that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the appraised value of the mortgaged property at the date of origination of the loan minus the value of all senior liens. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial number of the Mortgage Loans in a Pool could be treated, in whole or in part, as unsecured debts in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors couldhave substantially less incentive to make arrangements for repayment of the Mortgage Loans, and there is, accordingly, a significant risk that the recovery on such Mortgage Loans would be materially less than the outstanding balance of such Mortgage Loans, or that there could be no recovery.

         The Bankruptcy Commission recommendation described was not incorporated in bankruptcy reform legislation that was passed by the House of Representatives in June, 1998. There can be no assurance, however, that such proposal would not be enacted on other legislation.

         Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

         Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

         The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection

  Practices Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

    Enforceability of Certain Provisions, Prepayment Charges and Prepayments

         Unless the Prospectus Supplement indicates otherwise, Mortgage Loans representing at least 90% of the aggregate Adjusted Balance of the Mortgage Loans in a Fixed Rate Pool will contain due-on-sale clauses. Generally, ARMs in an ARM Pool will contain due-on-sale clauses permitting the mortgagee to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, in the case of a land trust, the beneficial interest therein is transferred. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date certain states ("Window Period States"), by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board (now
  OTS) which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans.

         Though neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States are: Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. In regulations issued on November 8, 1983, the Comptroller of the Currency indicated that certain mortgage loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the applicability of state law restrictions on the enforcement of due-on-sale clauses with respect to Window Period Loans originated by national banks. The National Credit Union Administration issued final regulations on December 3, 1982, providing that due-on-sale clauses contained in Window Period Loans originated by federal credit unions are fully enforceable, notwithstanding state law restrictions. Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Four of the Window Period States (Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also set forth nine specific instances in which no mortgage lender covered by the Garn-St Germain Act may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans underlying a Series and the number of such Mortgage Loans which may be outstanding until maturity. Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         All conventional single-family Mortgage Loans originated by Citibank may be prepaid in full or in part at any time, without penalty.

         New Jersey statutes (N.J.S.A. 46:10B-2,3) provide that most New Jersey residential mortgage loans may be prepaid in full at any time without penalty, and that partial prepayments may be made in an amount not exceeding 331/3% of the face amount of the mortgage loan in any six-month period without penalty.

         California law regarding prepayment penalties is very complex. Whether a lender can enforce a prepayment penalty depends in the first instance upon whether the documents give the borrower the right to prepay or the lender the right to charge a prepayment penalty. Other considerations are the date the loan was originated, the amount of the loan, whether the loan was a fixed rate or a variable rate loan, the kind of property securing the loan and when the borrower wishes to make the prepayment. Federal savings and loan law prohibits the imposition of prepayment penalties upon the exercise of a due-on-sale clause or the failure to approve an assumption by a qualified transferee and the subsequent transfer by the borrower of the property to that transferee and prepayment of the loan in full.

         Beginning on January 15, 1991, CFSB's California branches' standard forms for 15-year fixed rate tiered-payment Mortgage Loans provide for a penalty for full or partial prepayment of up to six months' interest during the first 12 months following origination.

         In Illinois, whenever the annual rate of interest exceeds 8% for a loan secured by residential real estate, it is unlawful to provide for a prepayment penalty.

         Most conventional single-family mortgage loans originated by the Florida branches of CFSB may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

         Under New York law, a prepayment penalty may not be charged on any loan secured by a one- to six-family residence occupied by the owner or certificates of stock in a cooperative corporation, where the interest rate exceeds 6% per annum, if prepayment is made on or after one year from the making of the loan.

    Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS as successor to the Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Issuer has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such Mortgage Loans, any such limitation under such state's usury law would not apply to such Mortgage Loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans related to a Series originated after the date of such state action will be eligible for inclusion in a Pool if such mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan related to a Series originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

    Adjustable Interest Rate Mortgage Loans

         Adjustable interest rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including adjustable rate mortgage loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now OTS) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

         The Issuer has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that adjustable interest rate mortgage loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

         All of the ARMs which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARMs which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

  ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines.

         Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

         The law is unclear as to whether and under what precise circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in petroleum underground storage tanks ("USTs") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA in the event of foreclosure. The legislation also authorizes certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Issuer nor any Originator has made such evaluations prior to the origination of the Mortgage Loans nor does the Issuer require that such evaluations be made by originators who have sold the Mortgage Loans to it. Neither the Issuer nor the Servicer is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Issuer does not make any representations or warranties or assume any liability with respect to: the environmental condition of such property; the absence or presence of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the prospective performance of the Mortgage Loans or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Issuer authorized or able to make any such representation, warranty or assumption of liability relating to any Mortgaged Property.

                                                                      APPENDIX B

                             THE AGENCY CERTIFICATES

         This Appendix describes GNMA, FHLMC, FNMA, their respective Mortgage Certificates, the underlying mortgage loans and certain related matters.

  GNMA

         The Government National Mortgage Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates ("GNMA Certificates") that are based on and backed by, and represent an interest in, a pool of mortgage loans insured by the Federal Housing Administration ("FHA") under the Housing Act ("FHA Loans") or Title V of the Housing Act of 1949, or partially guaranteed by the United States Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by pools of other eligible mortgage loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

  GNMA CERTIFICATES

         All of the GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by issuers approved by GNMA or by FNMA as a seller-servicer of FHA Loans or VA Loans or by both entities. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, mortgage loans partially guaranteed by the VA ("VA Loans"), and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates which may be level payment mortgage loans (including "buydown" mortgage loans) or graduated payment mortgage loans each secured by a first lien on a one-to four-family residential property.

         Except in the case of GNMA Certificates backed by graduated payment mortgage loans, each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on such eligible mortgage loans over the pass-through rate of such GNMA Certificate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

         GNMA Certificates may be issued under either the GNMA I program ("GNMA I Certificates") or the GNMA II program ("GNMA II Certificates"). Although the holder of a GNMA Certificate has essentially the same rights with respect to a GNMA Certificate issued under either program, a principal difference between the two programs is that under the GNMA I program payments will be made directly by the issuer of the GNMA I Certificate to the registered holder, while under the GNMA II program payments will be made to the registered holder through Chemical Bank as paying agent. A further difference between the two programs is that under the GNMA I program single issuer approach, an individual GNMA issuer assembles a pool of mortgages against which it issues and markets GNMA I Certificates, while under the GNMA II program multiple issuer pools may be formed through the aggregation of loan packages of more than one GNMA issuer. Under this option, packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Pool for a Series of CitiCertificates may be held on deposit at the Participants Trust Company ("PTC"), a limited trust company organized under the banking laws of the State of New York. PTC operates a private sector, industry owned depository and settlement facility for book-entry transfer of interests in GMNA Certificates. Distribution of principal of and interest on such GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

         All mortgage loans underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is 50 basis points less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate.

         Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to 100 basis points. The annual interest rate on each GNMA II Certificate will be between 50 basis points and 150 basis points per annum less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

         All of the GNMA Certificates included in the Pool for a Series of Certificates will have original maturities of not more than 30 years (but may have original maturities of substantially less than 30 years). In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must be mortgage loans with maturities of 20 years or more. However, in certain circumstances GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years.

         Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

         The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the issuer of a Series of CitiCertificates or any affiliates thereof, and the only recourse of a registered holder of GNMA Certificates, such as the Trustee, is to enforce the guaranty of GNMA.

         GNMA will have approved the issuance of each of the GNMA Certificates included in the Pool for a Series of CitiCertificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate, which is the issuer of the GNMA Certificates. Pursuant to such agreement, such issuer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If such issuer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such issuer and such issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in the Pool for a Series of CitiCertificates, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

         The GNMA Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such GNMA Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such GNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

  FHLMC

         The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class that generally meet the purchase standards imposed by private institutional mortgage investors.

  FHLMC CERTIFICATES

         Each FHLMC Certificate represents an undivided interest in a group of mortgages ("FHLMC Certificate Group").

         Mortgage loans underlying the FHLMC Certificates included in the Pool for a Series of CitiCertificates will consist of fixed rate mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group.

         With respect to certain FHLMC Certificates ("Original PCs"), the period between the first day of the month in which the Certificate is issued and the initial payment date in respect of the Certificate is approximately 75 days. With respect to other FHLMC Certificates ("Gold PCs"), the period between the first day of the month in which the Certificate is issued and the initial payment date in respect of the Certificate is approximately 45 days. In addition to the shorter payment delay, Gold PCs differ from Original PCs in that the record date for payments of principal and interest on a Gold PC is the last day of the month immediately preceding the month in which the related payment date occurs, whereas the record date for payments of principal and interest on an Original PC is the last day of the second month preceding the month in which the payment date occurs.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding on the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate the ultimate collection by such holder of all principal on the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except with respect to Gold PCs or if and to the extent specified in the Prospectus Supplement relating to a Series of CitiCertificates secured by Original PCs, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages which it has purchased but not sold.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

         Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial payments of principal, and principal received by FHLMC by virtue of condemnation, insurance or foreclosure, and repurchases of the mortgages by FHLMC or the sellers of the mortgages. FHLMC is required to remit to each registered FHLMC Certificateholder its pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC Certificate rate and any other sums (such as prepayment fees), within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's Cash Program, prior to June 1987 there was no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate.

  Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans in a FHLMC Certificate Group under the Cash Program formed prior to June 1987 will vary since mortgage loans are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the mortgage loans. Since June 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group comprised of 15-and 30-year fixed rate single family mortgage loans bought by FHLMC under the Cash Program is restricted to one percentage point. Moreover, the lowest coupon on any mortgage loan in the FHLMC Certificate Group is greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the highest mortgage interest rate is not more than two percentage points above such pass-through rate. Under FHLMC's Guarantor Program, the annual pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guarantee income as agreed upon between the seller and FHLMC. For certain FHLMC Certificate Groups formed under the Guarantor Program prior to December 1987, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Group may not exceed two percentage points; beginning in December 1987, such range may not exceed one percentage point.

         FHLMC Certificates duly presented for registration of transfer on or before the last business day of a month are registered effective as of the first day of that month. The first remittance check to a registered holder of a FHLMC Certificate will be mailed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificate. Thereafter checks will be mailed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of interest and principal each month to the registered holders thereof in accordance with such holders' instructions.

         See "ADDITIONAL INFORMATION" in the body of the Prospectus for the availability of further information respecting FHLMC and FHLMC Certificates.

         The FHLMC Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

  FNMA

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing and, by operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

         Although the Secretary of the Treasury of the United States has discretionary authority to advance funds to FNMA, neither the United States government nor any agency or instrumentality thereof is obligated to assume FNMA's obligations or assist FNMA in any manner.

  FNMA CERTIFICATES

         FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates included in the Pool for a Series of CitiCertificates will consist of conventional mortgage loans, FHA Loans or VA Loans. The original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 and 15 years or 20 and 30 years. The original maturities of substantially all of the level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loan underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual interest rate for the FNMA Certificates; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate interest rate.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by such FNMA Certificate) on the mortgage loans in the pool represented by such FNMA Certificate, whether or not received, and the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of CitiCertificates, FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only and will not be convertible to definitive form. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered on the books of the Federal Reserve Bank (or registered in the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

         See "ADDITIONAL INFORMATION" in the body of the Prospectus for the availability of further information respecting FNMA and FNMA Certificates.

         The FNMA Certificates included in the Pool for a Series of CitiCertificates may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the CitiCertificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

                     [ THIS PAGE INTENTIONALLY LEFT BLANK ]

                         INDEX OF PRINCIPAL DEFINITIONS

  TERM                                                                                                       PAGE
  ----                                                                                                       ----
  Accrual CitiCertificates ...............................................................................      1
  Acquisition Premium ....................................................................................     42
  Adjusted Balance .......................................................................................    A-2
  Affiliated Mortgage Loans ..............................................................................     13
  Affiliated Originators .................................................................................      1
  Alternative Certificate Account ........................................................................   A-11
  Amount Available .......................................................................................     10
  ARM Pool ...............................................................................................    A-1
  ARMs ...................................................................................................    A-5
  BIF ....................................................................................................     19
  Bankruptcy Code ........................................................................................   A-26
  Buydown Mortgage Loans .................................................................................     14
  CERCLA .................................................................................................   A-30
  Certificate Account ....................................................................................     19
  Certificate Account Advance ............................................................................   A-12
  Certificate Distribution Amount ........................................................................      6
  Certificateholders .....................................................................................      2
  Certificate Rate .......................................................................................      6
  Certificates ...........................................................................................      1
  CFSB ...................................................................................................      1
  CFSB Pool ..............................................................................................    A-1
  Charter Act ............................................................................................    B-4
  Citibank ...............................................................................................      1
  Citibank Pool ..........................................................................................    A-1
  CitiCertificates .......................................................................................      1
  CitiMortgageCertificates ...............................................................................      1
  Class ..................................................................................................      1
  Cleanup Costs ..........................................................................................   A-30
  CMI ....................................................................................................      1
  CMI Pool ...............................................................................................    A-1
  CMSI Pool ..............................................................................................    A-1
  Code ...................................................................................................      1
  Commission .............................................................................................      2
  Consolidation Agreements ...............................................................................    A-2
  Converted Mortgage Loan ................................................................................    A-5
  Cooperative Loans ......................................................................................    A-1
  Cooperative Notes ......................................................................................    A-1
  Cooperatives ...........................................................................................    A-1
  Credit Support Percentage ..............................................................................     10
  Cut-Off Date ...........................................................................................    A-9
  Deferred Interest ......................................................................................     43
  Depository .............................................................................................   A-11
  Detailed Information ...................................................................................      2
  Determination Date .....................................................................................      5
  Disqualified Organization ..............................................................................     49
  Distribution Date ......................................................................................      5
  DTC ....................................................................................................      4



  TERM                                                                                                       PAGE
  ----                                                                                                       ----
  Due Period .............................................................................................      8
  Eligible Investments ...................................................................................     18
  EDGAR ..................................................................................................      2
  ERISA ..................................................................................................     34
  Events of Default ......................................................................................     31
  Exchange Act ...........................................................................................      2
  FDIC ...................................................................................................     19
  FFIEC ..................................................................................................     36
  FHA ....................................................................................................    B-1
  FHA Loans ..............................................................................................    B-1
  FHLMC ..................................................................................................     18
  FHLMC Act ..............................................................................................    B-2
  FHLMC Certificate Group ................................................................................    B-3
  FHLMC Certificates .....................................................................................     18
  Fixed Rate Pool ........................................................................................    A-1
  FNMA ...................................................................................................     18
  FNMA Certificates ......................................................................................     18
  Foreign Investors ......................................................................................     50
  Form of Pooling Agreement ..............................................................................      3
  Garn-St Germain Act ....................................................................................   A-28
  GNMA ...................................................................................................     18
  GNMA Certificates ......................................................................................     18
  GNMA I Certificates ....................................................................................    B-1
  GNMA II Certificates ...................................................................................    B-1
  Gold PCs ...............................................................................................    B-3
  GPMs ...................................................................................................    A-5
  Guaranty ...............................................................................................      1
  Housing Act ............................................................................................    B-1
  Index ..................................................................................................    A-6
  Interest Accrual Period ................................................................................      6
  IRA ....................................................................................................     34
  Issuer .................................................................................................      1
  Issuer Certificates ....................................................................................      1
  Last Scheduled Distribution Date .......................................................................     12
  Leasehold Loans ........................................................................................     18
  Letter of Credit .......................................................................................     10
  Limited Guaranty .......................................................................................     10
  Liquidated Loan ........................................................................................     12
  Liquidating Loan .......................................................................................     11
  Loss Allocation Event ..................................................................................      7
  Market Discount ........................................................................................     43
  Mark to Market Regulations .............................................................................     51
  Master Servicer ........................................................................................    A-4
  Maximum Note Rate ......................................................................................    A-5
  Minimum Note Rate ......................................................................................    A-5
  Minimum Prepayment Agreement ...........................................................................     19
  Minimum Reinvestment Agreement .........................................................................     20
  Modification Agreements ................................................................................    A-2
  Moody's ................................................................................................   A-11
  Mortgage Certificates ..................................................................................      1



  TERM                                                                                                       PAGE
  ----                                                                                                       ----
  Mortgage Loans .........................................................................................      1
  Mortgage Margin ........................................................................................    A-5
  Mortgaged Properties ...................................................................................    A-1
  Mortgagor ..............................................................................................    A-2
  Mortgagor Bankruptcy Bond ..............................................................................     10
  NCUA ...................................................................................................     36
  New Regulations ........................................................................................     54
  1986 Act ...............................................................................................     40
  1998 Policy Statement ..................................................................................     36
  Non-Conforming Loans ...................................................................................     15
  Noneconomic Residual Interests .........................................................................     50
  Non-U.S. Person ........................................................................................     53
  Note Rate ..............................................................................................    A-4
  Notice Date ............................................................................................   A-14
  NYBU ...................................................................................................     22
  OCC ....................................................................................................     36
  OID Regulations ........................................................................................     40
  Original Issue Discount ................................................................................     40
  Original PCs ...........................................................................................    B-3
  Original Value .........................................................................................     23
  Originators ............................................................................................      1
  OTS ....................................................................................................     30
  PA .....................................................................................................    A-1
  Pass-Through Entity ....................................................................................     50
  Pass-Through Rate ......................................................................................    A-4
  Payment Period .........................................................................................   A-13
  Periodic Ceiling .......................................................................................    A-5
  Periodic Floor .........................................................................................    A-5
  Plans ..................................................................................................     34
  PCBs ...................................................................................................   A-30
  Pool ...................................................................................................      1
  Pool Distribution Amount ...............................................................................      5
  Pool Insurance Policies ................................................................................     10
  Pool Value .............................................................................................      6
  Pool Value Group .......................................................................................      7
  Pooling Agreement ......................................................................................      3
  Premium ................................................................................................     44
  Prepayment Assumption ..................................................................................     41
  Primary Mortgage Insurance Policy ......................................................................   A-16
  Principal Amount .......................................................................................      6
  Principal Prepayment ...................................................................................      5
  Prospectus Supplement ..................................................................................    A-3
  PTC ....................................................................................................    B-2
  PTE 83-l ...............................................................................................     35
  Purchase Amount Advance ................................................................................     11
  Rating Requirements ....................................................................................   A-11
  RCRA ...................................................................................................   A-31
  Real Estate Loans ......................................................................................    A-1
  Record Date ............................................................................................      5
  Registration Statement .................................................................................      3
  Regulations ............................................................................................     34



  TERM                                                                                                       PAGE
  ----                                                                                                       ----
  REMIC ..................................................................................................      1
  REMIC Regulations ......................................................................................     37
  REMIC Servicing Fee ....................................................................................     13
  Reserve Fund ...........................................................................................     10
  Residual Certificates ..................................................................................      1
  Residual Holders .......................................................................................     46
  Retail Class CitiCertificate ...........................................................................     40
  SAIF ...................................................................................................     19
  SBJPA of 1996 ..........................................................................................     38
  Scheduled Principal ....................................................................................   A-12
  Securities Act .........................................................................................      4
  Senior Certificates ....................................................................................      1
  Senior/Subordinated Series .............................................................................      1
  Series .................................................................................................      1
  Servicer ...............................................................................................     13
  Servicing Account ......................................................................................   A-15
  Servicing Compensation .................................................................................     14
  Servicing Fee ..........................................................................................     14
  Similar Law ............................................................................................     35
  Single Certificate .....................................................................................      5
  SMMEA ..................................................................................................     36
  Special Distributions ..................................................................................      8
  Special Hazard Insurance Policies ......................................................................     10
  S&P ....................................................................................................   A-10
  Startup Day ............................................................................................     20
  Subclass ...............................................................................................      1
  Subordinated Certificates ..............................................................................      1
  Subordination Amount ...................................................................................      9
  Subordination Reserve Fund .............................................................................      9
  Superlien ..............................................................................................   A-30
  Third Party Loans ......................................................................................     13
  Third Party Master Servicer ............................................................................     13
  Third Party Originators ................................................................................      1
  Third Party Pool .......................................................................................    A-1
  Title V ................................................................................................   A-29
  Title VIII .............................................................................................   A-30
  Transfer Instrument ....................................................................................     16
  Trust ..................................................................................................      1
  Trustee ................................................................................................      3
  UCC ....................................................................................................   A-23
  Underlying Trustee .....................................................................................     17
  U.S. Person ............................................................................................     51
  USTs ...................................................................................................   A-31
  VA .....................................................................................................     21
  VA Loans ...............................................................................................    B-1
  Variable Rate CitiCertificates .........................................................................     42
  Voluntary Advances .....................................................................................   A-12
  Whole or Partial Pool Issuer Certificates ..............................................................     17
  Window Period Loans ....................................................................................   A-28
  Window Period States ...................................................................................   A-28


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

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

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



================================================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CITICERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE OFFERED CITICERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER OR HEREUNDER AT ANY TIME IMPLIES THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                              ---------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                        PAGE
                                                                        ----

Summary of Terms ......................................................  S-4
Risk Factors .......................................................... S-12
Description of the Pool and the Mortgaged

 Properties ........................................................... S-16
Description of the Offered CitiCertificates ........................... S-17
Certain ERISA Considerations .......................................... S-44
Legal Investment ...................................................... S-45
Certain Federal Income Tax Consequences ............................... S-45
Plan of Distribution .................................................. S-46
Legal Matters ......................................................... S-46
Incorporation of Certain Documents by Reference ....................... S-47
Index of Principal Definitions in Prospectus
 Supplement ........................................................... S-48

                                   PROSPECTUS

Reports to Certificateholders .........................................    2
Additional Information ................................................    2
Available Information .................................................    2
Available Detailed Information ........................................    2
Incorporation of Certain Documents By Reference .......................    3
Description of Certificates ...........................................    4
The Pools .............................................................   13
Citicorp Mortgage Securities, Inc. ....................................   21
The Originators .......................................................   21
Loan Underwriting Policies ............................................   22
Delinquency, Foreclosure and Loss Considerations
 and Experience .......................................................   26
Citicorp ..............................................................   29
Use of Proceeds .......................................................   29
The Pooling Agreements ................................................   29
Certain ERISA Considerations ..........................................   34
Legal Investment ......................................................   36
Certain Federal Income Tax Consequences ...............................   37
Plans of Distribution .................................................   55
Experts ...............................................................   56
Appendix A:  The Mortgage Loans and
                CitiMortgageCertificates
Appendix B:  The Agency Certificates
Index of Principal Definitions





                                  $248,835,262
                                  (APPROXIMATE)

                                CITICORP MORTGAGE
                                SECURITIES, INC.
                             (PACKAGER AND SERVICER)

                         REMIC PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2



                              ---------------------
                              PROSPECTUS SUPPLEMENT
                                 APRIL 20, 1999
                              ---------------------



                            PAINEWEBBER INCORPORATED

================================================================================